As filed with the Securities and Exchange Commission on December 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Age Beverages Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

2086

(Primary Standard Industrial Classification Code Number)

27-2432263

(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO 80229

(303) 289-8655

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Brent David Willis

1700 East 68th Avenue, Denver, CO 80229

(303) 289-8655

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

Ken Bart Bart and Associates, LLC 8400 East Prentice Avenue, Suite 1500 Greenwood Village, CO 80111 Telephone 720-226-7511 Fax 720-528-7765	Aron Izower Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone 212-549-5400 Fax 212-549-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration fee
Common Stock, par value $0.001 per share(2)	$11,500,000	$1,332.85
Common Stock Purchase Warrants(3)	—	—
Common Stock, par value $0.001 per share, underlying Common Stock Purchase Warrants(2)	$7,187,500	$833.03
Representative’s Warrants to Purchase Common Stock(3)	—	—
Common Stock, par value $0.001 per share, underlying Representative’s Warrants(2)(4)	$625,000	$72.44
Total	$19,312,500	$2,238.32

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Includes offering price of shares which the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.

(3)	No registration fee pursuant to Rule 457(g) under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price of the Representative’s Warrants is $625,000 , which is equal to 125% of $500,000 (5% of $11,500,000 ).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 20 , 2016

                   Shares of Common Stock

Warrants to Purchase                  Shares of Common Stock

This is a firm commitment public offering of shares of                                     our common stock and warrants to purchase up to an aggregate                shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase 0.50 of a share of our common stock. Each warrant will have an exercise price of $            per share, will be exercisable upon issuance and will expire five years from the date of issuance. The shares of our common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is quoted on the OTC Pink Marketplace, under the symbol “NBEV.” The last reported sale price of our common stock on the OTC Pink Marketplace on December 19 , 2016 was $4.85 per share.

We have applied to list our common stock and the warrants on the NASDAQ Capital Market under the symbols “NBEV” and “NBEVW,” respectively. No assurance can be given that our application will be approved.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount and commissions. See “Underwriting”, beginning on page 51 for a full description of compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to                    additional shares of common stock and/or warrants from us solely to cover over-allotments, if any.

The underwriters expect to deliver the shares and the warrant on or about                        , 2016.

Aegis Capital Corp.

                    , 2016

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"HEALTH IS THE GREATEST GIFT"

- BUDDHA

BUILDING THE WORLD'S LARGEST
HEALTHY FUNCTIONAL BEVERAGE COMPANY

búcha
MELLOW MOOD
xing ENERGY
ONE DROP
xing tea
Plain Tea
Sweet

MELLOW MOOD | ONE DROP | búcha live kombucha

NEW AGE BEVERAGES CORPORATION
DENVER COLORADO
ESTD 2003

xing tea | xing ENERGY | aspen pure

DRINKMARLEY.COM   MYBUCHA.COM   XINGTEA.COM   ASPENPURE.COM

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “New Age Beverages Corporation,” and “New Age” refer to New Age Beverages Corporation and its consolidated subsidiaries.

Overview

We are a healthy functional beverage company engaged in the development, marketing, sales and distribution of a portfolio of Ready-to-Drink (“RTD”) better-for-you beverages including competitive entrants currently in the kombucha, RTD tea, premium bottled water, and energy drinks segments. We differentiate our brands through functional characteristics and ingredients and offer all natural and organic products, with no high-fructose corn syrup (“HFCS”), no-Genetically Modified Organisms (“GMOs”), no preservatives, and only all natural flavors, fruits, and ingredients. We manufacture our products in our own fully-integrated manufacturing facilities and through a network of six additional manufacturers strategically located throughout the United States. Our products are currently distributed in 10 countries internationally, and in 46 states domestically through a hybrid of four routes to market including our own direct store distribution (“DSD”) system that reaches more than 4,500 outlets, and to more than 10,000 other outlets throughout the United States directly through customer warehouses, through our network of DSD partners, and through our network of brokers and natural product distributors. Our products are sold through multiple channels including major grocery retail, natural food retail, specialty outlets, hypermarkets, club stores, pharmacies, convenience stores and gas stations. We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV.

Principal products

Our core business is to market, sell, and distribute our current brands including XingTea®, XingEnergy®, Aspen Pure®, and Bucha® Live Kombucha brands, and to develop new healthy functional beverage products. We compete in the healthy functional beverage segment, which is the growth area of RTD beverages, as consumers gravitate toward better for you beverage choices and away from traditionally large beverage categories including juices and carbonated soft drinks.

XingTea®

XingTea® is an all-natural, non-GMO, non-HFCS, RTD tea.

XingTea® is made with green teas, softened with black teas, and further differentiated with unique all-natural fruit flavors, with no preservatives, GMOs or HFCS. Sweetened with honey and only pure cane sugar, XingTea® comes in 14 natural sweetened and unsweetened flavors in a range of packages from 23.5 oz cans to 16 oz Pet multipacks and gallon jugs, and is produced in New Age’s network of six manufacturers across the United States.

XingTea® is sold in 46 states and 10 countries across multiple channels of distribution from traditional grocery to health food and specialty outlets to hypermarkets to club stores, to gas and convenience outlets.

XingEnergy®

XingEnergy® is an all-natural, non-GMO, non-HFCS, vitamin-enriched, better-for-you Energy Drink, made with all natural fruit flavors and contains the full recommended daily allowance of B-Complex vitamins.

XingEnergy® comes in four flavors including Tangerine Dream, Grape Attack, Mad Melon, and Grapefruit Go packaged in 16 oz cans, sold individually, expanding now to additional channels.

Aspen Pure®

Aspen Pure® is a naturally PH-balanced, artesian-well sourced water from the Colorado Rocky Mountains.

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Aspen Pure® has no added minerals or electrolytes, and comes out of the ground at a natural PH-balanced level of up to 7.0. Aspen Pure® is then purified and bottled at the source in New Age’s own manufacturing facilities.

Búcha® Live Kombucha

Búcha® Live Kombucha is a certified-organic, all-natural, non-GMO, non-HFCS, fermented Kombucha tea with more than two billion probiotic organisms in every serving.

Búcha® is produced with a unique and proprietary manufacturing process that eliminates the common vinegary aftertaste associated with many other Kombuchas and provides the brand with an industry leading nine-month shelf life as compared to the typical 90-day shelf life of our competitors’ products. The production process also leads to consistency and stability with no risk of secondary fermentation, secondary alcohol production, incremental sugar production or over-carbonation.

Búcha® is made from black teas, proprietary kombucha culture and probiotics, unique yeast strains and cultures, and all natural organic fruits and flavors. Búcha® Live Kombucha comes in seven flavors including Raspberry Pomegranate, Blood Orange, Guava Mango, Grapefruit Sage, Elderflower Green Tea, Yuzu Lemon, and Tropical Honey Blossom Ginger packaged in 16 oz glass bottles. The brand is sold in traditional grocery and health food and specialty outlets, and is beginning to expand distribution from California across the United States in mainstream retail and down the street outlets with the support of major DSD partners.

Sales and Marketing

We currently have an in-house sales and merchandising team consisting of approximately 50 individuals throughout the United States, whose compensation is highly variable and highly performance-based. Each sales person has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume through promotions and other in-store merchandising and display activity. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

Competitive Strengths

Differentiated Brands

We differentiate our brands primarily through functional points of difference between our products and those of our competitors, including the characteristics of being organic and all natural, containing no GMO and no preservatives, being sweetened with only honey or pure cane sugar, and containing fewer calories than our competitors’ products. In addition, we have begun to build the emotional benefit platforms behind each of our brands. The proposition of “Kom Búcha® with Me”- an invitation to be part of a healthy lifestyle movement - has been developed under the Búcha® brand. The ‘Where’s your Aspen®” campaign – an outdoor discovery campaign - has been developed under the Aspen Pure® brand, and the “Ama-Xing,” campaign – a challenge to consumers to be Ama-Xing in everything they do - has been developed under the XingTea® and XingEnergy® brands.

Direct Store Delivery Distribution Network

We have our own DSD distribution group in Colorado and a network of other DSD partners in major geographies throughout the United States. Our Colorado DSD group includes 24 truck routes, with a 20 person sales team, and a 20 person merchandising team, covering more than 4,500 outlets for more than 60 brands and more than 600 sku’s. The DSD arm of our business is an important test bed for new products before national rollout, provides an early warning system for any new emerging competitive brands or beverage segments, and gives the group near captive control of the shelf space across the 4,500 outlets the group services.

Beverage distributors can distribute their products directly through customer warehouses, but distribution via DSD is preferred by customers, as it substantially reduces labor and other overhead costs when distributors manage the freight, stocking and merchandising of their products directly to the retailers’ shelves. Although it is more expensive for the brand owner, the benefits of captive shelf space, merchandising at the point of sale, and penetration of a significantly greater number of smaller and independent outlets justify the added expense.

Marketing and Consumer Connection Expertise To Next Generation Consumers

We have the marketing capability to facilitate connections with consumers, and to build awareness, drive trial, begin conversion, and develop brand preference amongst consumers, and do so in a cost effective manner. We possess significant internal marketing expertise spanning development of communication and programs across all marketing mediums. To effectively compete against major beverage companies, we focus most of our activities on in-store merchandising, experiential and event marketing, and social and digital marketing activities. Further developing these capabilities to connect with millennials and more informed and health conscious consumers will further differentiate our marketing capabilities to connect with a targeted set of consumers and do so in a cost advantaged manner.

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Infrastructure, Organizational Capabilities

In addition to having an asset footprint that includes our own warehousing, our own trucks and DSD assets, our own manufacturing, and a network of other long-term manufacturing partners, we have a full scale of resources across every major function with depth in supply chain, production, procurement, shipping, finance, sales, marketing, distribution, and research and development. We define organizational capability strength as having the people, the processes, the systems, the information and the environment/culture to deliver superior, sustainable, and profitable organic growth. We are emplacing initiatives in each of the areas of organizational capabilities to strengthen the metric-driven, performance-oriented organization.

Experienced Leadership Team

Each member of our leadership team at New Age has experience in the beverage industry, spanning all facets of beverage operations. The combination of operating skills from our management team with the experience of successfully leading major multi-billion dollar, multinational beverage companies gives our organization a significant strength relative to most small- and medium-sized beverage companies.

Growth Strategies

Our primary long-term goal is to become a viable and competitive healthy functional beverage company. We intend to achieve this goal by driving organic growth behind our existing portfolio of healthy functional beverages, in all relevant packages and product formats, across all major retail channels, in all major markets, through an aligned network of retailer and distributor partners.

Our key growth strategies include the following:

●	developing a powerful, performance-oriented, and metric-driven organizational culture;

●	developing sales/trade tool kits to empower our sales force network to engage with global customers;

●	developing brand/marketing tool kits for current and new brands and segments;

●	expanding distribution with current customers, new major customers domestically and internationally;

●	strengthening our supply chain to achieve best in class costs, on-time/as promised logistics and superior customer service;

●	improving margins with rearchitected cost of goods sold, improved efficiency, and improved net revenue per case with new products;

●	upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

●	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and external growth.

Risks

Our business and ability to execute our growth strategies are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in the “Risk Factors” section of this prospectus, including, but not limited to, the following:

●	we have incurred significant losses to date and may continue to incur losses;

●	we will need to raise additional capital;

●	growth of operations will depend on the acceptance of our products and consumer discretionary spending;

●	we have limited management resources and are dependent on key executives;

●	failure to achieve and maintain effective internal controls could have a material adverse effect on our business;

●	competition that we face is varied and strong;

●	we depend on a limited number of suppliers of raw and packaging materials;

●	we depend on a small number of large retailers for a significant portion of our sales;

●	we depend on third party manufacturers for a portion of our business;

●	failure of third party distributors upon which we rely could adversely affect our business; and

●	litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition;

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Going Concern

The Report of our Independent Registered Public Accounting Firm with respect to our December 31, 2015 consolidated financial statements, which do not take into account our acquisition of Xing Beverage, LLC (“Xing”), which did not occur until June 30, 2016, as provided in our Annual Report on Form 10-K filed on April 7, 2016 includes an explanatory paragraph stating that the recurring losses, an accumulated deficit and a working capital deficit at December 31, 2015 raise substantial doubt about our ability to continue as a going concern for the previous standalone company.

Corporate Information

New Age Beverages Corporation was formed under the laws of the State of Washington on April 26, 2010 under the name American Brewing Company, Inc. As part of a recapitalization on September 25, 2013, we converted from an “S” Corporation to a “C” Corporation.

On April 1, 2015, we acquired the assets of B&R Liquid Adventure, which included the brand, Búcha® Live Kombucha. Prior to acquiring the Búcha Live Kombucha® brand and business, we were a craft brewery operation.  On October 1, 2015, we agreed to sell our brewery, brewery assets and related liabilities to focus exclusively on the healthy functional beverage category and the Búcha® brand. The assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment.  We recognized the sale of our brewery and micro-brewing operations as a discontinued operation beginning in the third quarter of 2015, and ultimately concluded the transaction in May 2016. In May 2016 we changed our name to Búcha, Inc. On June 30, 2016, we acquired the combined assets of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, and Xing, relocated our operational headquarters to Denver, Colorado, changed our name to New Age Beverages Corporation, and received the stock ticker symbol “NBEV” on the OTC Pink Marketplace.

Our principal executive offices are located at 1700 E. 68th Avenue, Denver, CO 80229, and our phone number is (303)-289-8655.

Implications of being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2019. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer considered an “emerging growth company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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THE OFFERING
Common stock offered by us	shares of our common stock (or shares if the underwriters exercise their over-allotment option in full).

Warrants offered by us	Warrants to purchase up to shares of our common stock. Each warrant will have an exercise price of $ per share (125% of the public offering price of our common stock), will be exercisable upon issuance and will expire five years from the date of issuance.

Over-allotment option	We have granted the underwriters an option for a period of up to 45 days to purchase up to additional shares of common stock and/or warrants to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise their over-allotment option in full).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment option in full, at an assumed initial public offering price of $      per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use substantially all of the net proceeds from this offering to fund business operations, including the development and sale of our products, and for working capital and general corporate purposes, and to repay a $4,500,000 promissory note issued in connection with our Xing acquisition. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Representative’s warrants	The registration statement of which this prospectus is a part also registers for sale warrants to purchase shares of our common stock to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants will be exercisable for a four-year period commencing one year following the effective date of this offering at an exercise price equal to 125% of the public offering price of the common stock. Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Risk Factors	You should read the “Risk Factors” section of this prospectus beginning on page 12 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

OTC Pink trading symbol	“NBEV”

Proposed NASDAQ Capital Market trading symbols	We have applied to list our common stock and the warrants on the NASDAQ Capital Market under the symbols “NBEV” and “NBEVW,” respectively.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 21,900,106 shares of our common stock outstanding as of November 28, 2016 and excludes:

●	shares issuable upon the exercise of warrants in this offering;

●	100,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, with a weighted average price of $0.40 per share;

●	1,600,000 shares of our common stock reserved for future issuance under our 2016/2017 Long-Term Incentive Plan; and

●	shares of common stock issuable upon exercise of the warrants issued to the representative in connection with this offering.

Except as otherwise stated herein, the information in this prospectus assumes no exercise by the underwriters of their option to purchase up to an additional      shares of common stock and/or       warrants to cover over-allotments, if any.

In addition to the shares of common stock that will be outstanding after this offering, we currently have 250,000 shares of Series A preferred stock (which carry voting rights of 500 common shares for every share of Series A preferred stock) and 284,807 shares of Series B preferred stock (which do not carry voting rights) outstanding as of the date of this prospectus. Concurrent with our NASDAQ listing, we plan to redeem all of the Series A preferred shares that are outstanding. The shares will be redeemed by us at $0.001 per share.

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UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

The accompanying unaudited interim condensed consolidated financial statements as of September 30, 2016 of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

September 30, 2016
(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$267,784
Accounts receivable, net of allowance for doubtful accounts	5,210,300
Inventories	4,544,441
Prepaid expenses and other current assets	488,348
Total current assets	10,510,873

Property and equipment, net of accumulated depreciation	7,345, 982
Goodwill	9,524,041
Customer relationships, net of accumulated amortization	125,000
Total assets	$27,505,896

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other current liabilities	$5,713,327
Factoring payable	-
Current portion of notes payable	5,213,515
Total current liabilities	10,926,842

Notes payable, net of unamortized discounts and current portion	9,959,981
Related party debt, net of unamortized discount	28,953
Total liabilities	20,915,776

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized;21,900,106 shares issued and outstanding at September 30, 2016, and 15,435,651 shares issued and outstanding at December 31, 2015	21,900
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 284,807 shares issued and outstanding at September 30, 2016, and 254,807 shares issued and outstanding at December 31, 2015	285
Additional paid-in capital	12,021,177
Accumulated deficit	(5,453,492)
Total stockholders' equity	6,590,120
Total liabilities and stockholders' equity	$27,505,896

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UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2016 and the year ended December 31, 2015

The following tables and footnotes provide our pro forma financial information, taking into account the acquisition of Xing. Historical results are not necessarily indicative of results to be expected for any future period. You should read the following pro forma financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and related notes included elsewhere in this prospectus.

For the Nine Months Ended September 30, 2016

	New Age Beverages Corporation	Xing Group (six months ended June 30, 2016)			Pro Forma Adjustments		Pro Forma Statement of Operations

REVENUES	14,757,552		21,585,529				36,343,081

Cost of Goods Sold	11,629,593		16,663,821			-	28,293,414
GROSS PROFIT	3,127,959		4,921,708			-	8,049,667

OPERATING EXPENSES:
Advertising, promotion and selling	906,009		-				906,009
General and administrative	2,819,226		1,217,683	(A)		(359,599)	3,677,310
Gain on forgiveness of accrued payroll	-		-				-
Legal and professional	1,326,108		-	(A1)		(1,023,756)	302,352
Wages and benefits	-		2,940,560			-	2,940,560
Total operating expenses	5,051,343		4,158,243			(1,383,355)	7,826,231

(LOSS) INCOME FROM OPERATIONS	(1,923,384)		763,465			1,383,355	223,436

OTHER INCOME (EXPENSE):
Interest expense	(189,470)		(451,351	)(B)		216,371	(424,450)
Other income	(8,760)		13,894			-	5,134
Total other income (expense)	(198,230)		(437,457)			216,371	(419,316)

NET (LOSS) INCOME	(2,121,614)		326,008			1,599,726	(195,880)

Weighted Average Number of Common Shares Outstanding - Basic	17,878,784		-	(C)		2,873,583	20,752,367
Weighted Average Number of Common Shares Outstanding - Diluted	17,878,784		-	(C)		2,873,583	20,752,367

NET INCOME (LOSS) PER SHARE - BASIC	$(0.12)	$			$		$(0.01)
NET INCOME (LOSS) PER SHARE - DILUTED	$(0.12)	$			$		$(0.01)

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For the year ended December 31, 2015

	New Age Beverages Corporation
	Nine Months	Three Months				Pro Forma
	Ended	Ended				Statement
	31-Dec-15	31-Mar-15			Pro Forma	of
	Successor	Predecessor	Xing Group		Adjustments	Operations

REVENUES	$1,844,889	$576,863	$43,316,772		$-	$45,738,524

Cost of Goods Sold	1,606,141	402,235	33,682,086		-	35,690,462

GROSS PROFIT	238,748	174,628	9,634,686		-	10,048,062

OPERATING EXPENSES:

Advertising, promotion and selling	209,109	51,516	-		-	260,625
General and administrative	1,065,954	145,469	8,476,067	(A2)	57,513	9,745,003
Gain on forgiveness of accrued payroll	(500,000)	-	-		-	(500,000)
Legal and professional	225,390	47,371	-		-	272,761
Total operating expenses	1,000,453	244,356	8,476,067		57,513	9,778,389

(LOSS) INCOME FROM OPERATIONS	(761,705)	(69,728)	1,158,619		57,513	384,699

OTHER INCOME (EXPENSE):
Interest expense	(138,988)	(2,294)	(937,847	)(B 1 )	467,887	(611,242)
Other income	1	-	551,536		-	551,537
Total other income (expense)	(138,987)	(2,294)	(386,311)		467,887	(59,705)

NET (LOSS) INCOME	$(900,692)	$(72,022)	$772,308		$410,374	$209,968

Weighted Average Number of Common Shares Outstanding - Basic	15,403,925	-		(C)	4,353,915	19,757,840
Weighted Average Number of Common Shares Outstanding - Diluted	15,403,925	-		(C)	4,353,915	19,757,840

NET INCOME (LOSS) PER SHARE - BASIC	$(0.06)					$0.01

NET INCOME (LOSS) PER SHARE – DILUTED	$ (0.06)					$0.01

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NEW AGE BEVERAGES CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

September 30, 2016 and December 31, 2015

1. Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; accordingly, these pro forma financial statements should be read in connection with New Age Beverages Corporation (“NABC”) and Xing Group (“Xing”) historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 gives effect to the Acquisition as if it had been consummated on January 1, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

2. Acquisition of Xing

On June 30, 2016, the Company acquired the assets of New Age Beverage, LLC, New Age Properties, LLC, Aspen Pure, LLC, and Xing Beverage, LLC (collectively, Xing). Xing is engaged in the manufacturing and sale of various teas and beverages, which will help the Company expand its capabilities and product offering. The operating results of Xing will be consolidated with those of the Company beginning July 1, 2016. Total purchase consideration paid was $19,995,000, which consisted of $8,500,000 of cash, a note payable for $4,500,000 and 4,353,915 shares of common stock. The common stock issued was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Accounts receivable	$5,627,669
Inventories	4,847,417
Prepaid expenses and other current assets	492,972
Property and equipment, net	7,418,789
Other intangible assets acquired	-
Assumption of accounts payable, accrued expenses, other current liabilities and mortgage note payable	(7,526,874)
10,859,973
Goodwill	9,135,027
Total Purchase Price	$19,995,000

The above allocation is preliminary and is subject to change. Because the acquisition was consummated on June 30, 2016, the Company has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months. Any adjustments necessary may be material to the condensed consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the September 30, 2016 reported operating results.

3. Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Statement of Comprehensive Income Adjustments

The pro forma adjustments represent the following:

Pro forma adjustments for the nine months ended September 30, 2016:

●	A. To record estimated depreciation expense related to the step-up to fair value on the building acquired from the Xing Group. The step-up resulted in an increased value of $2,300,500, which is being depreciated over 40 years. Estimated depreciation expense related to the increased building value for the six months from January 1 to June 30, 2016 is $28,756 and reflected in general and administrative expenses (the three months from July 1 to September 30, 2016 has been recorded in the New Age Beverages Corporation financials).

●	To also eliminate $388,355 of one-time acquisition costs reflected in general and administrative expenses.

●	A1. To eliminate $1,023,756 of one-time acquisition costs reflected in legal and professional fees.

●	B. To eliminate the Xing Group interest expense for the six months ended June 30, 2016 related to debt that was eliminated upon acquisition and to record interest expense on the post-acquisition related debt for the six months ended June 30, 2016, as follows:

Less: Interest Expense on Pre Acquisition Debt:

$(451,351)

Add: Interest Expense on Post Acquisition Debt :

	Balance	Rate	Interest Expense
Seller’s note payable	$4,500,000	1.00%	$22,500
Note payable	$4,800,000	4.02%	$96,480
Revolver	$5,800,000	4.00%	$116,000
			$234,980

Pro Forma Adjustment to reduce interest expense:			$(216,371)

The interest rate on the revolver has a variable rate. The impact on the net income of the Company for a 1/8 percent change in rate, up or down, would be approximately $7,250 on an annual basis.

C. To adjust the weighted average shares as if the common stock attributable to the acquisition of the Xing Group (2,873,583 shares) had been issued and outstanding for the six months ended June 30, 2016.

Pro forma adjustments for the year ended December 31, 2015:

A2. To record estimated depreciation expense related to the step-up to fair value on the building acquired from the Xing Group. The step-up resulted in an increased value of $2,300,500, which is being depreciated over 40 years. Estimated depreciation expense related to the increased building value for the year ended December 31, 2015 is $57,513 and reflected in general and administrative expenses.

B1. To record interest expense on the post-acquisition related debt and eliminate the interest expense associated with the following:

Less: Interest Expense on Pre Acquisition Debt:

$(937,847)

Add: Interest Expense on Post Acquisition Debt :

	Balance	Rate	Interest Expense
Seller’s note payable	$4,500,000	1.00%	$45,000
Note payable	$4,800,000	4.02%	$192,960
Revolver	$5,800,000	4.00%	$232,000
			$469,960

Pro Forma Adjustment to reduce interest expense:			$(467,887)

To adjust the weighted average shares as if the common stock attributable to the acquisition of the Xing Group (4,353,915 shares) had been issued and outstanding for the year ended December 31, 2015.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to our Financial Condition

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses since we commenced operations. For the nine month period ended September 30, 2016, as reported in our September 30, 2016 financial statements, our operating loss was $1,923,384. On a pro forma basis, after giving effect to our acquisition of Xing, we generated pro forma net income from operations of $223,436 for the nine month period ended September 30, 2016. We have incurred net losses in each fiscal year since our inception. We had net losses of $1,103,333 and $891,435 for the years ended December 31, 2015 and 2014, respectively on the previous standalone Bucha operation.

As of December 31, 2015, we had an accumulated deficit of $3,331,878. We had an accumulated deficit of $5,453,492 as of September 30, 2016. These losses have had, and likely will continue to have, an adverse effect on our working capital, assets, and equity. In order to achieve and sustain such revenue growth in the future, we must significantly expand our market presence and revenues from existing and new customers. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

Our auditors have expressed doubt about our ability to continue as a going concern.

The Report of our Independent Registered Public Accounting Firm with respect to our December 31, 2015 consolidated financial statements, which do not take into account our acquisition of Xing, which did not occur until June 30, 2016, as provided in our Annual Report on Form 10-K filed on April 7, 2016 includes an explanatory paragraph stating that the recurring losses, an accumulated deficit and a working capital deficit at December 31, 2015 raise substantial doubt about our ability to continue as a going concern for the previous standalone company.

We will need to raise additional capital.

We are currently integrating operations related to our Xing acquisition and will incur expenses associated with the integration. Any failure of the newly combined enterprise to generate revenues or sustain positive cash flows in sufficient amounts to fund our business operations may result in the need to secure additional financing beyond this offering in order to support our operations. We can provide no assurances that any additional sources of financing will be available to us on favorable terms, if at all. Our forecast of the period of time through which our current financial resources will be adequate to support our operations and the costs to support our general and administrative, selling and marketing and research and development activities are forward-looking statements and involve risks and uncertainties.

We may also need to raise additional capital to expand our business to meet our long-term business objectives. Additional financing, which is not in place at this time, may come from the sale of equity or convertible or other debt securities in a public or private offering, from an additional credit facility or strategic partnership coupled with an investment in us or a combination of both. We may be unable to raise sufficient additional financing on terms that are acceptable to us, if at all. Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to expand our business. For further discussion of our liquidity requirements as they relate to our long-term plans, see the section entitled “Liquidity and Capital Resources — Capital Resources and Expenditure Requirements”.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1.

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We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

Risks Related to our Business

Growth of operations will depend on the acceptance of our products and consumer discretionary spending.

The acceptance of our healthy functional beverage products, including our newly acquired tea, energy drink and bottled water products, by our customers is critically important to our success. Shifts in user preferences away from our products, our inability to develop effective healthy beverage products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase beverage products that are cheaper or to forego purchasing any type of healthy beverage products, due to a lack of available capital. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

We cannot be certain that the products that we offer will become, or continue to be, appealing and as a result there may not be any demand for these products and our sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in our products will continue, which could adversely affect our business and revenues.

Demand for products which we sell depends on many factors, including:

●	the number of customers we are able to attract and retain over time;

●

the competitive environment in the healthy beverage industry, as well as the beverage industry as a whole, may force us to reduce prices below our desired pricing level or increase promotional spending; and

●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely cost effective manner;

All of these factors could result in immediate and longer term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Mr. Brent Willis, Chief Executive Officer, as well as key members of our executive management team and others in key management positions. We plan to appoint additional independent directors in order to comply with NASDAQ requirements, however, until any potential additional directors or officers are appointed, we may not have sufficient managerial resources to successfully manage the increased business activity envisioned by our business strategy. In addition, our future success depends in large part on the continued service of Mr. Willis. We have entered into an employment agreement with Mr. Willis, but the existence of an employment agreement does not guarantee retention of Mr. Willis and we may not be able to retain Mr. Willis for the duration of or beyond the end of his term. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

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Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

If we cannot provide reliable financial reports, our operating results could be harmed. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Based on our evaluation, our management concluded that there was a material weakness in our internal control over financial reporting for the year ended December 31, 2015. The material weakness identified did not result in the restatement of any previously reported financial statements or any related financial disclosure, nor does management believe that it had any effect on the accuracy of our financial statements for the year ended December 31, 2015. A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Prior to our acquisition of Xing, all of our financial reporting was carried out by external accounting personnel. We believe that the lack of internal accounting staff resulted in a lack of segregation of duties and the accounting technical expertise necessary for an effective system of internal control. Because of the material weakness described above, management concluded that, as of December 31, 2015, our internal control over financial reporting was not effective. While we continue to evaluate and improve our internal controls and have acquired an internal cost accounting team as part of the acquisition of Xing, we cannot be certain that these measures will ensure adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Failure to comply with Section 404 could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. With the addition of the financial resources from the acquisition of Xing, we believe that the weaknesses identified above have been remediated to a significant degree, and have not had any material affect on our financial results. In addition, we have hired a new controller, with public company accounting experience in order to provide for the appropriate segregation of duties. We also believe that with the additional financial resources, and external support, which were added during the third quarter, that multiple levels of supervision and review now exist over period end financial disclosure and reporting processes. As a result, management believes that our material weakness have been effectively remediated.

Competition that we face is varied and strong.

Our products and industry as a whole are subject to competition. There is no guarantee that we can develop or sustain a market position or expand our business. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers. Such competitor entities include: (1) a variety of large multinational corporations engaged in the beverage and healthy beverage industries, including but not limited to companies that have established loyal customer bases over several decades; (2) healthy beverage companies that have an established customer base, and have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national healthy beverage companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and greater name and brand recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more products and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Our industry requires the attraction and retention of talented employees.

Success in the beverage industry, specifically as it relates to our healthy functional beverage products, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

We depend on a limited number of suppliers of raw and packaging materials.

We rely upon a limited number of suppliers for raw and packaging materials used to make and package our products. Our success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

If we are unable to obtain sufficient quantities of raw and packaging materials, delays or reductions in product shipments could occur which would have a material adverse effect on our business, financial condition and results of operations. The supply and price of raw materials used to produce our products can be affected by a number of factors beyond our control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on our business, financial condition and results of operations. In addition, our results of operations are dependent upon our ability to accurately forecast our requirements of raw materials. Any failure by us to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect our results of operations.

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We depend on a small number of large retailers for a significant portion of our sales.

Food and beverage retailers in the U.S. and other markets have been consolidating, resulting in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we and our bottlers and distributors do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer. Certain retailers make up a significant percentage of our products’ retail volume, including volume sold by our bottlers and distributors. Some retailers also offer their own private label products that compete with some of our brands. The loss of sales of any of our products by a major retailer could have a material adverse effect on our business and financial performance.

We depend on third party manufacturers for a portion of our business.

A portion of our sales revenue is dependent on third party manufacturers that we do not control. The majority of these manufacturers’ business comes from producing and/or selling either their own products or our competitors’ products. As independent companies, these manufacturers make their own business decisions. They may have the right to determine whether, and to what extent, they manufacture our products, our competitors’ products and their own products. They may devote more resources to other products or take other actions detrimental to our brands. In most cases, they are able to terminate their manufacturing arrangements with us without cause. We may need to increase support for our brands in their territories and may not be able to pass on price increases to them. Their financial condition could also be adversely affected by conditions beyond our control, and our business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party manufacturers. Any of these factors could negatively affect our business and financial performance.

Failure of third-party distributors upon which we rely could adversely affect our business.

We rely heavily on third party distributors for the sale of our products to retailers. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Our distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger beverage, and specifically, healthy beverage companies. Our independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Substantial disruption to production at our manufacturing and distribution facilities could occur.

A disruption in production at our beverage manufacturing facility could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We are subject to seasonality related to sales of our products.

Our business is subject to substantial seasonal fluctuations. Historically, a significant portion of our net sales and net earnings has been realized during the period from May through September. Accordingly, our operating results may vary significantly from quarter to quarter. We reported an operating loss for the twelve-month period ended December 31, 2015. Our operating results for any particular quarter are not necessarily indicative of any other results. If for any reason our sales were to be substantially below seasonal norms, our annual revenues and earnings could be materially and adversely affected.

We may fail to comply with applicable government laws and regulations.

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products.

17

We face various operating hazards that could result in the reduction of our operations.

Our operations are subject to certain hazards and liability risks faced by beverage companies that manufacture and distribute water, tea and energy drink products, such as defective products, contaminated products and damaged products. The occurrence of such a problem could result in a costly product recall and serious damage to our reputation for product quality, as well as potential lawsuits. Although we maintain insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that our insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition.

Our business could be adversely affected by litigation and complaints from customers or government authorities resulting from product defects or product contamination. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks and brands to the extent that we have rights under valid and enforceable trademarks or trade secrets that cover our products and brands. Changes in either the trademark laws or in interpretations of trademark laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

From time to time we may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction, barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, we would also need to include non-infringing technologies which would require us to re-validate our tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we, our employees, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, our employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

18

Risks Related to our Common Stock and this Offering

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

●	our ability to integrate operations, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	litigation regarding product contamination;

●	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;

●	announcements of new or similar products by our competitors;

●	loss of any strategic relationship, including raw material provider or distributor relationships;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There currently is a limited liquid trading market for our common stock and we cannot assure investors that a robust trading market will ever develop or be sustained for our common stock and warrants.

To date there has been a limited trading market for our common stock on the OTC Pink Marketplace. We cannot predict how liquid the market for our common stock may become. We have applied to list our common stock and warrants on the NASDAQ Capital Market. We believe the listing of our common stock and warrants on the NASDAQ Capital Market will be beneficial to us and our stockholders. However, while we believe that the NASDAQ listing will improve the liquidity of our common stock and warrants, it may not improve trading volume, reduce volatility or stabilize our share price. Should we fail to satisfy the initial listing requirements of the NASDAQ Capital Market, or if our common stock and/or warrants are otherwise rejected for listing, the trading price of our common stock and warrants could be subject to increased volatility and the trading market for our common stock may be less liquid. A lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price they consider reasonable. The lack of an active trading market may impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using our common stock as consideration. For companies whose securities are traded in the OTC Pink Marketplace, it is generally more difficult to obtain accurate quotations, to obtain coverage for significant news events (because major wire services generally do not publish press releases about such companies) and to obtain needed capital.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the SEC. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

19

Our directors and officers will continue to exercise significant control over our operations.

As of the date of this prospectus, Neil Fallon, our Executive Director, owns 5,689,639 common shares and 225,000 Series A preferred shares, which carry voting rights of 500 common shares for every one preferred share, giving Neil Fallon total voting power of 118,189,639 common shares, which is equal to 88% of the combined voting power of the common and preferred stock. In aggregate, our management and board of directors, currently hold 98.6% of the combined voting power of our common and preferred stock and will hold          % of the voting power of our common stock following this offering. The Series A preferred stock outstanding as of the date of this prospectus will be redeemed by us concurrent with our NASDAQ listing. Accordingly, our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares.  Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

A significant portion of our total outstanding shares of common stock may be sold into the public market in the near future, which could cause the market price of our common stock and warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares of common stock intend to sell shares of common stock, could reduce the market price of our common stock. After this offering, we will have up to                      shares of common stock outstanding based on the number of shares of common stock outstanding as of the date of this prospectus. This amount includes the                      shares of common stock that we are selling in this offering, which may be resold in the public market immediately, and shares of common stock that are eligible to be sold under exemptions to registration.

We may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Although we presently have no intention to do so without stockholder approval, which may be obtained solely through the votes of its management and board of directors, the Board may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of the Company. The board of directors also may declare a dividend on any outstanding shares of preferred stock. All outstanding shares of preferred stock are fully paid and non-assessable.

Provisions of our charter documents could discourage an acquisition of our company that would benefit our stockholders and may have the effect of entrenching, and making it difficult to remove, management.

Provisions of our Articles of Incorporation and By-laws may make it more difficult for a third party to acquire control of us, even if a change in control would benefit our stockholders. In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our board of directors may determine, including, for example, rights to convert into our common stock. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any of our preferred stock that may be issued in the future. The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock. Further, the existence of these corporate governance provisions could have the effect of entrenching management and making it more difficult to change our management.

We have not, and may never pay dividends to shareholders.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

20

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent additional shares of common stock are subsequently issued, you will incur further dilution. Based on an assumed initial public offering price of $       per share, you will experience immediate dilution of $       per share, representing the difference between our as adjusted net tangible book value per share, after giving effect to this offering, and the assumed initial public offering price. In addition, purchasers of common stock in this offering will have contributed approximately       % of the aggregate price paid by all purchasers of our stock but will own only approximately       % of our common stock outstanding after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty all of our potential uses for the estimated $                in net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending its use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a delisting of our common stock and warrants.

If we are successful in having our common stock and warrants listed on the NASDAQ Capital Market, we will be required to satisfy the continued listing requirements. If we fail to satisfy the continued listing requirements of The NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock and warrants. Such a delisting would likely have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock and warrants when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock and warrants to become listed again, stabilize the market price or improve the liquidity of our common stock and warrants, prevent our common stock and warrants from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.

The trading market for our common stock and warrants relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts downgrade our stock or issue other unfavorable commentary or cease publishing reports about us or our business.

Holders of our warrants will have no rights as a common stockholder until they exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price per share of $                (125% of the public offering price of our common stock), will be exercisable upon issuance and will expire five years from the date of issuance. In the event the price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

21

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains projections and statements relating to us that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof, although not all forward-looking statements contain those identifying words. Such statements speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of the Company with respect to, among other things:

●	trends affecting our financial condition, results of operations or future prospects;

●	our growth strategies;

●	our financing plans and forecasts;

●	the factors that we expect to contribute to our success and our ability to be successful in the future;

●	our business model and strategy for realizing positive results when sales begin;

●	competition, including our ability to respond to such competition and its expectations regarding continued competition in the market in which we compete;

●	expenses;

●	our expectations with respect to continued disruptions in the global capital markets and reduced levels of user spending and the impact of these trends on its financial results;

●	our ability to meet our projected operating expenditures and the costs associated with development of new projects;

●	our ability to pay dividends or to pay any specific rate of dividends, if declared;

●	the impact of new accounting pronouncements on its financial statements;

●	our market risk exposure and efforts to minimize risk;

●	development opportunities and its ability to successfully take advantage of such opportunities;

●	regulations, including anticipated taxes, tax credits or tax refunds expected; and

●	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, our estimate as to the amount of taxes that will ultimately be owed and the impact of these audits on our financial statements.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include the fact that:

●	growth of operations will depend on the acceptance of our products and consumer discretionary spending;

●	we have limited management resources and are dependent on key executives;

●	competition that we face is varied and strong;

●	we depend on a limited number of suppliers of raw and packaging materials;

●	we depend on a small number of large retailers for a significant portion of our sales;

●	we depend on third party manufacturers for a portion of our business;

●	failure of third party distributors upon which we rely could adversely affect our business;

●	we are subject to seasonality related to the sales of our products;

●	we may fail to comply with applicable government laws and regulations;

●	we face various operating hazards that could result in the reduction of our operations; and

●	litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition;

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

22

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock and warrants in this offering will be approximately $                    million, assuming a public offering price of $                    per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $      million.

In addition, if all of the warrants offered pursuant to this prospectus are exercised in full for cash, we will receive approximately an additional $ million in cash. However, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

A $1.00 increase or decrease in the assumed public offering price of $                    per share would increase or decrease the net proceeds from this offering by approximately $                    million, assuming that the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We intend to use substantially all of the net proceeds from this offering to fund business operations, including the development and sale of our products, and for working capital and general corporate purposes, to repay a $4,500,000 promissory note issued in connection with our Xing acquisition, and to repay a promissory note in an amount of $60,000 owed to Chuck Santry, a former member of management, which was received for working capital purposes. The promissory note related to our Xing acquisition accrues interest at a rate of 1.00% per annum, which shall begin to accrue on January 1, 2017. Interest shall be due and payable in arrears on the first day of each month beginning on February 1, 2017 through the maturity date. The maturity date of the $4.5 million promissory note is June 30, 2017. The $60,000 promissory note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending their use, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

23

DETERMINATION OF OFFERING PRICE

The public offering price of the common stock offered by this prospectus will be based on the closing market price of our common stock on the date of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Pink market, under the symbol “NBEV” since August 7, 2014. We have applied for listing of our common stock and warrants on the NASDAQ Capital Market. No assurance can be given that our application will be approved.

The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTC Pink market, as applicable, for the periods indicated. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter	High		Low
2014
2014 First Quarter	$	N/A	$	N/A
2014 Second Quarter	$	N/A	$	N/A
2014 Third Quarter		$0.75		$0.62
2014 Fourth Quarter		$0.35		$0.33
2015
2015 First Quarter		$0.38		$0.35
2015 Second Quarter		$0.46		$0.42
2015 Third Quarter		$0.40		$0.40
2015 Fourth Quarter		$0.39		$0.39
2016
2016 First Quarter		$0.36		$0.34
2016 Second Quarter		$1.64		$1.42
2016 Third Quarter		$1.70		$1.60
2016 Fourth Quarter (through December 19 , 2016)		$5.00		$4.75

Holders of Our Common Stock

As of the date of this prospectus, we have 99 stockholders of record and there are 21,900,106 shares of our common stock outstanding.

24

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock for the foreseeable future. The payment of dividends on common stock, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

25

CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of September 30, 2016:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of shares of our common stock and warrants in this offering at the assumed public offering price of $ per share less underwriting discounts and commissions and estimated offering expenses payable by us.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes thereto included elsewhere in this prospectus.

	September 30, 2016	As Adjusted
	(unaudited)

ASSETS
Cash and cash equivalents	$267,784
Long-Term Liabilities	$9,988,934
Stockholders' Equity
Common stock, $0.001 par value, 50,000,000 shares authorized; 21,900,106 shares issued and outstanding	$21,900
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 284,807 shares issued and outstanding	285
Additional paid-in capital	12,021,177
Accumulated deficit	(5,453,492)
Total stockholders' equity	6,590,120

The number of shares of our common stock that will be outstanding immediately after this offering is based on 21,900,106 shares of our common stock outstanding as of September 30, 2016 and excludes:

●	shares issuable upon the exercise of warrants in this offering;

●	100,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, with a weighted average price of $0.40 per share;

●	1,600,000 shares of our common stock reserved for future issuance under our 2016/2017 Long-Term Incentive Plan; and

●	shares of common stock issuable upon exercise of the warrants issued to the representative in connection with this offering.

26

DILUTION

If you purchase shares and warrants in this offering your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $              per share and the as adjusted net tangible book value per share of our common stock immediately following this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Our net tangible book value as of September 30, 2016 was approximately ($3,058,921), or approximately ($0.14) per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, excluding goodwill and customer relationship intangibles, divided by the number of shares of common stock outstanding as of September 30, 2016.

After giving effect to the sale of shares of our common stock and warrants in this offering at an assumed public offering price of $   per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016, would have been $            million, or $              per share. This represents an immediate increase in as adjusted net tangible book value of approximately $           per share to our existing stockholders, and an immediate dilution of $            per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share			$
Net tangible book value per share as of September 30, 2016		$(0.14)
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to new investors in the offering			$

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $            per share, representing an immediate dilution of $              per share to new investors, assuming that the assumed public offering price remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

Each $0.50 increase (decrease) in the assumed public offering price of  $           per share, which is the last reported sale price of our common stock on OTC Pink Marketplace on            , 2016, would increase (decrease) the as adjusted net tangible book value by approximately $            million, or approximately $            per share, and increase (decrease) the dilution per share to new investors by approximately $            per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us in this offering. An increase of 100,000 shares in the number of shares offered by us would increase the as adjusted net tangible book value by approximately $            million, or $            per share, and the dilution per share to new investors would be approximately $            per share, assuming that the assumed public offering price remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value by approximately $            million, or approximately $            per share, and the dilution per share to new investors would be approximately $            per share, assuming that the assumed public offering price remains the same and after deducting the underwriting discounts and commissions and the offering expenses payable by us in this offering. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 21,900,106 shares of our common stock outstanding as of September 30, 2016 and excludes:

●	shares issuable upon the exercise of warrants in this offering;

●	100,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, with a weighted average price of $0.40 per share;

●	1,600,000 shares of our common stock reserved for future issuance under our 2016/2017 Long-Term Incentive Plan; and

●	shares of common stock issuable upon exercise of the warrants issued to the representative in connection with this offering.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a healthy functional beverage company engaged in the development, marketing, sales and distribution of a portfolio of RTD better-for-you beverages including competitive entrants currently in the kombucha, RTD tea, premium bottled water, and energy drinks segments. We differentiate our brands through functional characteristics and ingredients and offer all natural and organic products, with no HFCS, no GMOs, no preservatives, and only all natural flavors, fruits, and ingredients. We manufacture of products in our own fully-integrated manufacturing facilities and through a network of six additional manufacturers strategically located throughout the United States. Our products are currently distributed in in 10 countries internationally, and in 46 states domestically through a hybrid of four routes to market including our own DSD system that reaches more than 4,500 outlets, and to more than 10,000 other outlets throughout the United States directly through customer’s warehouses, through our network of DSD partners, and through our network of brokers and natural product distributors. Our products are sold through multiple channels including major grocery retail, natural food retail, specialty outlets, hypermarkets, club stores, pharmacies, convenience stores and gas stations. We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV.

Highlights

We generate revenue through the commercialization of our portfolio of brands to consumers via our retailer partners. The following are highlights of our operating results for the nine months ended September 30, 2016, as well as for the years ended December 31, 2015 and 2014 on a standalone, pre-acquisition basis:

The following are highlights of our operating results for the nine months ended September 30, 2016:

●

Revenue. During the nine month period ended September 30, 2016, we generated revenue of $14,757,552 . Our revenue for the period is primarily attributed to our acquisition of the Xing brands and the related increase in demand for Xing products, as well as expanded distribution on the Búcha Live Kombucha brand.

●

Gross Margin. Gross margin was 21.5%, and gross profit was $3,127,959 for the nine months ended September 30, 2016. Our margin during the nine months ended September 30, 2016 was due to a trending improvement in cost of goods sold related to raw material sourcing. Cost of goods sold remains the Company’s most significant opportunity to improve net profitability. Our cost of goods sold for the nine months ended September 30, 2016, was $11,629,593. As part of the newly integrated Company, we are pursuing a top to bottom review of every cost input and pursuing all potential cost synergies from the combination of our prior business with the newly acquired Xing brands.

●

Operating expenses. During the nine months ended September 30, 2016, our operating expenses were $5,051,343. Our operating expenses related to an increased employee base in the Xing division of our business, in addition to one-time expenses associated with the acquisition of Xing that are not expected to be repeated in future periods.

We believe that as a result of the Xing acquisition, our revenue and gross profit will continue to be higher than reported in prior periods. Historically, prior to the acquisition, our cash generated from operations has not been sufficient to meet our expenses. The newly acquired Xing brands, however, generated $222,680 of net income for the year ended December 31, 2014, and $772,308 in net income for the year ended December 31, 2015. We believe that on a consolidated basis, and with the reductions in operating expenses for the Búcha division, the integrated company will generate sufficient cash flow internally to meet its needs. In addition, as part of the financing of the acquisition, we entered into two Credit Agreements on June 30, 2016, whereby we are able to borrow up to $5,900,000 (the “Revolving Commitment Amount”) under a revolving credit line, and whereby we borrowed an additional $4,800,000 under a loan. Each loan amount under the revolving credit line shall accrue interest at an annual rate equal to the Applicable Margin, which ranges from 2.25% to 3.00%, plus the Daily Reset LIBOR Rate. For the revolving credit line, upon an event of default related to a bankruptcy event, the obligations of the lender shall immediately terminate and all loan amounts shall become due and payable. Upon any other event of default under the revolving credit line, the lender may terminate or suspend the obligations of the lender to make loans under the agreement, or declare the loan to be due and payable, or both. During the continuance of an event of default, the loan(s) shall accrue interest at a rate of 5% per annum. As of September 30, 2016, there was $5,800,000 outstanding. With respect to the $4,800,000 loan, of which $4,800,000 is outstanding, all amounts owed shall accrue interest at 4.02% per annum, and the entire loan shall become due and payable on June 30, 2021. Upon an event of default under the loan, the lender may require that the entire loan become due and payable.

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The following are highlights of our operating results for the nine months ended September 30, 2016 and 2015:

●	Revenue. During the nine months ended September 30, 2016, we generated revenue of $14,757,552 , an increase of $12,877,690 over our combined revenue of $1,879,862 for the nine months ended September 30, 2015 (Successor and Predecessor). This increase was offset by increases in discounts and other chargebacks taken by our customers. For the nine months ended September 30, 2016, total discounts and chargebacks taken by our customers was $236,245. Had it not been for such discounts and chargebacks, we would have reported revenue of $1,511,785 for the nine months ended September 30, 2016.

●	Gross Margin. Gross margin for the nine months ended September 30, 2016 was 21.2% , a decrease of 4.6% from our gross margin of 25.8% for the nine months ended September 30, 2015 (Successor and Predecessor). The decrease in gross margin was due to several factors, including (1) an increase in gross sales before taking into consideration higher discounts and chargebacks, (2) increased freight costs and manufacturing labor, (3) an increase in raw material and packaging supply costs without a corresponding increase in sale prices, and (4) amortization of customer relationships.

●	Operating Expenses. During the nine months ended September 30, 2016, our operating expenses were $5,051,343, an increase of $4,096,668 as compared to the nine months ended September 30, 2015 (Successor and Predecessor). The increase was attributable to (1) transactional costs totaling $1,412,111, and (2) the gain recognized in the 2015 period upon the forgiveness of accrued payroll. On a pro forma basis, which does not include nonrecurring costs of $1,412,111 attributable to our Xing acquisition, our operating expenses were $3,336,880 for the nine month period ended September 30, 2016.

The following are highlights of our operating results for the years ended December 31, 2015 and 2014, on a pre-acquisition, standalone basis:

●	Revenue. During the year ended December 31, 2015, we generated revenue of $2,421,752, as compared to $2,789,936 for the year ended December 31, 2014, a decrease of $368,184. The decrease in revenue was primarily due to the discontinuation of the Costco business. Due to the low margins of this business, we decided to discontinue selling to this customer. Secondarily, due to the effects of the sales transition from the Predecessor company for the six months prior to our acquisition of the búcha® Live Kombucha in April 2015, our sales were impacted during the period.

●	Gross Margin. Gross margin for the year ended December 31, 2015 was 17.1%, which was down 14.4% from our gross margin of 31.5% for the year ended December 31, 2014. The decrease in the gross margin was due to several factors, including (1) how we have chosen to account for freight and delivery costs, (2) manufacturing labor, and (3) promotional expenses in costs of goods sold. A secondary contributing factor included having to absorb all raw material and packaging supply cost increases while not being able to increase sale prices.

●	Operating Expenses. During the year ended December 31, 2015, our operating expenses were $1,244,809, as compared to $1,644,362 for the year ended December 31, 2014. The change in operating expenses was primarily related to the following factors: (1) in April 2015, two of our officers agreed to forgive $500,000 of the $600,000 in accrued officer compensation, and (2) for the year ended December 31, 2014, we incurred considerably more expenses across most categories of advertising and marketing expenses, including higher salaries, marketing design, demos and tradeshows.

Uncertainties in our Business

We believe that the key uncertainties in our business are as follows:

●	We believe that expanding our marketing team, which may result in significant advertising expenses, will be necessary in order to increase product awareness in order to compete with our competitors, including large and well established brands with access to significant capital resources

●	Customer trends and tastes can change for a variety of reasons including health consciousness, government regulations and variation in demographics. We will need to be able to adapt to changing preferences in the future.

●	Our sales growth is dependent upon maintaining our relationships with existing and future customers, which includes sales to large retailers.

Successor and Predecessor Financial Presentation

Throughout the financial statements and in this Management’s Discussion and Analysis of Financial Condition and Results of Operation section, we refer to “Successor” and “Predecessor”. For periods after the acquisition of the Búcha® Live Kombucha brand (since April 1, 2015), our operating results and cash flows are referred to as Successor. For periods prior to the acquisition of the Búcha® Live Kombucha brand, our operating results and cash flows are referred to as Predecessor. Where tables are presented in this MD&A, a black line separates the Successor and Predecessor financial information to highlight the lack of comparability between the periods.

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Results of Operations

The remainder of this MD&A discusses our continuing operations of the newly combined entity including all of the Company's brands. The comparisons on a three months basis for 2016 are of the newly combined entity versus the Bucha, Inc. standalone company in 2015. The nine months comparisons include the breakout of three months of the combined new entity and six months of the Búcha standalone for 2016, compared to Búcha standalone for six months of 2015, and three months (the first three months of the year) of the predecessor company, B&R Liquid Adventure. Where tables are presented, a black line separates the Successor and Predecessor financial information to highlight the lack of comparability between the periods. See further discussion under "Successor and Predecessor Financial Presentation" above.

For the three months ended September 30, 2016 (newly Combined Entity) compared to the three months ended September 30, 2015 (Successor)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
	Successor	Successor

Net revenue	$13,482,012	$611,014
Cost of goods sold	10,529,464	458,873
Gross profit	2,952,548	152,141
Operating expenses	2,657,680	467,507
Other expenses	131,072	23,914
Net income (loss) from continuing operations	163,796	(339,280)
Income from discontinued operations	-	50,642
Net income (loss)	$163,796	$(288,638)

Revenues

Revenues for the three months ended September 30, 2016 were $13,482,012 vs. $611,014 for the three months ended September 30, 2015.  Net revenues from the sale of our product (sales less deductions, discounts and chargebacks) achieved $13,482,012 vs. $611,014 for the three months ended September 30, 2015.  The primary reason for the significant increase was the acquisition of New Age on June 30, 2016.

Sales during the three months ended September 30, 2016 for the portfolio on a proforma basis increased 10.1%, with all brands and divisions growing led by the Búcha® Live Kombucha brand that was up 40.2% vs. the three month period in the prior year.   The primary reason for the significant increase was the penetration of Búcha® Live Kombucha into the New Age Distribution system, national distribution expansion of the entire portfolio, and continued expansion of the New Age DSD division in Colorado.

In the planning of the acquisition and combination between Búcha, Inc. and Xing, numerous revenue synergies were identified that included sales of the Búcha brand in Xing national/regional accounts, sale of the Búcha® brand through New Age DSD system, and sale of the XingTea® Brand in Búcha, Inc. national/regional accounts.  Capturing of these synergies have manifested in immediate value reflected in the net sales growth for the quarter, and are expected to continue with the impact of increased distribution to more than 2,000 new accounts that have been added across the portfolio during the third quarter.

Cost of Goods Sold

	Three months Ended September 30, 2016	Three months Ended September 30, 2015
	Successor	Successor
Production costs/labor	$9,870,056	$374,258
Freight expense	645,977	84,615
Storage/other	13,431	-
Cost of goods sold	$10,529,464	$458,873

Total cost of goods sold for the three months ended September 30, 2016 was $10,529,464 as compared to $458,873 for the three months ended September 30, 2015.  The primary reason for the significant increase was the acquisition of New Age on June 30, 2016.

As a percentage of sales, total cost of goods sold was 78.1% for the three months ended September 30, 2016 (gross margin of 21.9%).  Production costs were $9,870,056 for the three months ended September 30, 2016, as compared to $374,258 for the three months ended September 30, 2015.  Freight expense also improved significantly to 4.8% of net sales for the three months ended September 30, 2016, versus 13.8% in the prior year period.

The increase in the gross margin was due to several factors, including (1) a significant increase in gross and net sales, (2) significantly increased scale and efficiencies that led to lower freight costs and transportation costs, and (3) an improvement in the production processes of some of our key products that led to lower overall manufacturing costs.

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Improvement in costs of goods sold is one of the Company's major priorities, and numerous improvement opportunities across each brand have been identified and action plans emplaced to improve gross margins, have already begun to positively impact gross margin, and are expected to significantly impact gross margin in 2017.

Operating Expenses

	Three months ended September 30, 2016 Successor	Three months ended September 30, 2015 Successor
Advertising, promotion and selling	$708,174	$126,420
General and administrative	1,798,798	277,567
Legal and professional	150,708	63,520
Total operating expenses	$2,657,680	$467,507

Total operating expenses for the three months ended September 30, 2016 was $2,657,680, as compared to $467,507 for the three months ended September 30, 2015.  The primary reason for the significant increase was the acquisition of Xing on June 30, 2016.  In addition to the impact of the operating costs of a substantially larger scale enterprise, a significant amount of the increase was also attributable to the transactional costs recognized when acquiring Xing, and numerous other one-time, non-recurring legal and other expenses associated with the integration.

On October 1, 2015, we sold our brewery and micro-brew operations, which has been classified as a discontinued operation. These discontinued operations generated net income of $50,642 for the three months ended September 30, 2015 (Predecessor). During 2016, we did not have any discontinued operations.

In the planning of .the acquisition and combination between Búcha, Inc and Xing, numerous cost synergies were identified that included reduction of freight expenses, improvement in cost of goods sold in both packaging and raw material sourcing, and numerous improvements in operating expenses including elimination of overlapping headcount and other duplicative expenses.    Capturing of these synergies have manifested in immediate value reflected in the cost of goods sold improvement for the quarter, and are expected to continue with the impact of elimination of headcount from Búcha, Inc, further COGS savings that take time to materialize, and further operating expense improvements resulting from new processes emplaced during the quarter.

For the nine months ended September 30, 2016 (Successor) compared to the six months ended September 30, 2015 (Successor) and the three months ended March 31, 2015 (Predecessor)

	Nine months Ended September 30, 2016	Six Months Ended September 30, 2015	Three Months Ended March 31, 2015
	Successor	Successor	Predecessor

Revenue	$14,757,552	$1,302,999	$576,863
Cost of goods sold	11,629,593	981,336	413,582
Gross profit	3,127,959	321,663	163,281
Operating expenses	5,051,343	721,666	233,009
Other expenses	(198,230)	97,107	2,294
Loss from continued operations	(2,121,614)	(497,110)	(72,022)
Income for discontinued operations	-	133,384	-
Net income (loss)	$(2,121,614)	$(363,296)	$(72,022)

Revenues

Net revenues (minus discounts and chargebacks) for the nine months ended September 30, 2016 (3 months of combined company results plus 6 months of Búcha, Inc. standalone) were $14,757,551 vs.  $1,879,862 in the nine months ended September 30, 2015 (includes 6 months of Búcha, Inc. standalone plus 3 months of sales from the predecessor company).   The primary reason for the significant increase was the acquisition of New Age on June 30, 2016, and overall growth of the business.

Cost of Goods Sold

	Nine months Ended September 30, 2016	Six Months Ended September 30, 2015	Three Months Ended March 31,2015
	Successor	Successor	Predecessor
Production costs/labor	$10,744,986	$822,896	$408,482
Freight expense	842,940	158,440	5,100
Storage/other	41,667	-	-
Cost of goods sold	$11,629,593	$981,336	$413,582

Total cost of goods sold for the nine months ended September 30, 2016 was $11,629,593 vs. $1,394,918 in the nine months ended September 30, 2015 (six months of Búcha, Inc. standalone plus three months of the predecessor company results).   The primary reason for the significant increase was the acquisition of New Age on June 30, 2016, and overall growth of the business.  This increase in cost of sales is consistent with the performance of the current quarter.

Our gross margins for the nine months ended September 30, 2016 (Successor) was 21.2% vs. 21.9% in the current quarter, reflective of the recent improvements in cost of revenues sold and freight.

Operating Expenses

	Nine months Ended September 30, 2016	Six Months Ended September 30, 2015	Three Months Ended March 31, 2015
	Successor	Successor	Predecessor
Advertising, promotion and selling	$906,009	$214,701	$51,516
General and administrative	2,819,226	835,471	134,124
Gain on forgiveness of accrued payroll	-	(500,000)	-
Legal and professional	1,326,108	171,494	47,369
Total operating expenses	$5,051,343	$721,666	$233,009

Total operating expenses for the nine months ended September 30, 2016 (Successor) were $5,051,343 , as compared to $954,675 for the nine months ended September 30, 2015 (Successor and Predecessor combined). The primary reason for the significant increase was the acquisition of New Age on June 30, 2016, and overall growth of the business.  In addition to the impact of the operating costs of a substantially larger scale enterprise, a significant amount of the increase was also attributable to the transactional costs recognized when acquiring New Age, and numerous other one-time, non-recurring legal and other expenses associated with the integration.

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For the year ended December 31, 2015 and the year ended December 31, 2014

The following discussion represents a comparison of our results of operations for the year ended December 31, 2015, which includes the results of operations for the nine months ended December 31, 2015 (Successor) plus the three months ended March 31, 2015 (Predecessor) compared to the year ended December 31, 2014 (Predecessor). The results of operations for the periods shown in our audited financial statements, including the periods shown as Successor and Predecessor, are not necessarily indicative of operating results for the entire period. In the opinion of management, the audited financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position, results of operations and cash flows for the periods presented.

	Nine Months Ended December 31, 2015 Successor	Three Months Ended March 31, 2015 Predecessor	Year Ended December 31, 2014 Predecessor

Net revenues	$1,844,889	$576,863	$2,789,936
Cost of goods sold	1,606,141	402,235	1,911,932
Gross Profit	238,748	174,628	878,004
Operating expenses	1,000,453	244,356	1,644,362
Other expenses	138,987	2,294	125,077
Net loss from continuing operation	$(900,692)	$(72,022)	$(891,435)

Revenues

Net revenues from sales of our product for the year ended December 31, 2015 were $2,421,752, as compared to $2,789,936 for the year ended December 31, 2014, a decrease of $368,184, or 13.2%. The decrease in sales is primarily due to the discontinuation of Costco business. Due to the low margins of this business, we decided to discontinue selling to this customer. Secondarily, due to the effects of the sales transition from the Predecessor company for the six months prior to our acquisition of the búcha® Live Kombucha in April 2015, our sales were impacted for the current nine months ended December 31, 2015. We are already back in consideration for many of those accounts impacted by the transition, and we believe that we have the ability to recapture that business and those accounts in future periods. However, there is no guarantee of the timing or certainty of that occurring.

Cost of Goods Sold

	Nine Months Ended December 31, 2015 Successor	Three Months Ended March 31, 2015 Predecessor	Year Ended December 31, 2014 Predecessor

Production costs/labor/freight	$1,504,471	$397,135	$1,892,006
Depreciation	39,170	5,100	19,926
Amortization of customer relationships	62,500	-	-
Total cost of goods sold	$1,606,141	$402,235	$1,911,932

Cost of goods sold is comprised of production costs, manufacturing labor, freight and depreciation and amortization. Total cost of goods sold for the year ended December 31, 2015 was $1,606,141 , as compared to $1,911,932 for the year ended December 31, 2014, a decrease of $305,791 . However, as a percentage of sales, total cost of goods sold was 87.1% for year ended December 31, 2015 (gross margin of 12.9% ) compared to 68.5% for the year ended December 31, 2014 (gross margin of 31.5%). Production costs, excluding depreciation and amortization, were $1,504,471 for the year ended December 31, 2015, as compared to $1,892,006 for the year ended December 31, 2014, a decrease of $387,535 . As a percentage of sales, production costs, excluding depreciation and amortization, were 81.5% for year ended December 31, 2015, as compared to 67.8% for the year ended December 31, 2014.

The decrease in the gross margin is due to several factors, primarily related to how we have chosen to account for freight and delivery costs, manufacturing labor, and promotional expenses in costs of goods sold. A secondary contributing factor included having to absorb all raw material and packaging supply cost increases while not being able to increase sale prices. In addition, promotional expenses were increased to counter the effects of the Predecessor’s cessation of support to the brokers.

Acquisition accounting rules require the evaluation of the tangible and intangible assets acquired in an Acquisition with such identifiable assets to be recorded at their fair market value. Customer relationships were evaluated as part of our Acquisition and were determined to have a fair market value of $250,000. Amortization expense is computed on a straight-line basis of three years determined to be the useful life. Amortization expense was $62,500 for the nine months ended December 31, 2015 (Successor) and is classified as cost of goods sold in the statements of operations.

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Operating Expenses

	Nine Months Ended December 31, 2015 Successor	Three Months Ended March 31, 2015 Predecessor	Year Ended December 31, 2014 Predecessor

Advertising, promotion and selling	$209,109	$51,516	$578,970
General and administrative	1,065,954	145,469	595,199
Gain on forgiveness of accrued payroll	(500,000)	-	-
Legal and professional	225,390	47,371	470,193
Total operating expenses	$1,000,453	$244,356	$1,644,362

Total operating expenses for the year ended December 31, 2015 was $1,244,809, as compared to $1,644,362 for the year ended December 31, 2014, a decrease of $399,553, or 24.3%. In April 2015, two of our officers agreed to forgive $500,000 of the $600,000 in accrued officer compensation. This resulted in recognizing a gain of $500,000 on forgiveness of accrued payroll during the nine months ended December 31, 2015. Excluding the gain on forgiveness of accrued payroll, total operating expenses actually increased by $100,447, or 6.1%, as shown in the table below:

Increase/ (Decrease)

Advertising, promotion and selling	$(318,345)
General and administrative	616,224
Legal and professional:
Legal fees	(319,365)
Professional fees, including audit and accounting	121,933
$100,447

Advertising, promotion and selling expenses for the year ended December 31, 2015 were $260,625, as compared to $578,970 for the year ended December 31, 2014, a decrease of $318,345. For the year ended December 31, 2014, the Predecessor company incurred considerably more expenses across most categories of advertising and marketing expenses, including higher salaries, marketing design, demos and tradeshows. In addition, broker commissions were higher by $112,000 for the year ended December 31, 2014.

General and administrative expenses for the year ended December 31, 2015 were $1,211,423, as compared to $595,199 for the year ended December 31, 2014, an increase of $616,224. Contributing to this increase for year ended December 31, 2015 was stock based compensation totaling $350,703. In addition, we paid higher management and executive salaries and payroll related costs and benefits during the year ended December 31, 2015.

Legal and professional fees are broken out for discussion purposes. Legal fees for the year ended December 31, 2015 were $66,419, as compared to $385,784 for the year ended December 31, 2014, a decrease of $319,365. This decrease is due primarily to an award of attorneys’ fees against the Predecessor during the year ended December 31, 2014 in a lawsuit where it was the defendant, as well as their own legal fees defending in the matter. During the three months ended March 31, 2015, the parties settled the case with the Predecessor agreeing to pay $275,000 in full and final settlement of the case.

Professional fees for the year ended December 31, 2015 were $206,342 compared to $84,409 for the year ended December 31, 2014, an offsetting increase of $121,933. This is related primarily to audits, accounting and outside consulting services related to being a public reporting company, which also required an audit of the Predecessor company for SEC reporting purposes by the Company.

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Other Expenses

	Nine Months Ended December 31, 2015 Successor	Three Months Ended March 31, 2015 Predecessor	Year Ended December 31, 2014 Predecessor

Interest expense:
Interest expense	$36,453	$2,294	$5,169
Amortization of debt discount	68,466	-	120,000
	104,919	2,294	125,169
Factoring interest and fees	34,069	-	-
Interest income	(1)	-	(92)
Total other expenses	$138,987	$2,294	$125,077

Interest expense for the year ended December 31, 2015 was $107,213, as compared to $125,169 for the year ended December 31, 2014, a decrease of $17,956. Included in interest expense for the year ended December 31, 2014 is $120,000 related to the amortization of a debt discount. In September 2014, in connection with new funding of $120,000, the Predecessor issued four promissory notes with equity participation. In accordance with accounting guidance for beneficial conversion features (BCF), the Predecessor recorded a debt discount of $120,000 representing the BCF intrinsic value. The entire debt discount was amortized to interest expense during the year ended December 31, 2014.

Aggregate amortization of debt discounts on third party and related party debt was $68,466 for the year ended December 31, 2015 related to four loans entered into in March 2015:

●	We entered into two 60-day promissory notes for cash proceeds of $50,000 each. The notes included an equity payment totaling 30,000 shares of common stock that were issued with the debt. The relative fair value of the stock was determined to be $9,020 and was recorded as a debt discount.

●	We borrowed $200,000 used for the Acquisition. The note was issued in conjunction with an equity payment totaling 176,734 shares of Series B preferred stock that was issued with the debt. The relative fair value of the stock was determined to be $142,434 and was recorded as a debt discount. The discount will be amortized over the life of the loans to interest expense.

●	We entered into a 60 day-promissory note for cash proceeds of $50,000 with a member of management. The note also included an equity payment of 200,000 shares of common stock that were issued with the debt. The relative fair value of the stock was determined to be $29,420 and was recorded as a debt discount.

●

We borrowed $60,000 from Chuck Santry, a former member of management. The note was issued in conjunction with an equity payment totaling 53,073 shares of Series B preferred stock that was issued with the debt. The relative fair value of the stock was determined to be $42,742 and was recorded as a debt discount. The discount will be amortized over the life of the loans to interest expense.

In April 2015, we entered into a factoring agreement to sell, with recourse, certain receivables to an unrelated third-party financial institution. Under the terms of the factoring agreement, we receive an advance of 80% of qualified receivables and are subject to the requirement that the maximum amount of outstanding advances at any one time will not exceed $500,000. For the nine months ended December 31, 2015 (Successor), we recognized factoring interest and fees of $34,069. We pay factoring fees associated with the sale of receivables at the rate of 0.67% of the gross face value of the receivable for every ten-day period or fraction thereof from the date of the advance until the receivable is paid in full.

Liquidity and Capital Resources

As of September 30, 2016, we had cash of $267,784.

The acquisition of Xing substantially improved the Company’s resources. With the profitability of the new acquisition, we believe we have sufficient cash and generate sufficient profitability to meet the needs of the combined operation. We estimate that our capital needs over the next twelve-month period to be $500,000, which can be funded from the profits of the combined Xing, Búcha operations. If our own combined financial resources and current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. Any sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

During the nine months ended September 30, 2016, the Company borrowed $200,000 in the form of a convertible promissory note, which included warrants, from an unaffiliated third party. On May 24, 2016, the convertible promissory note was converted into 30,000 shares of Series B Preferred Stock. During the nine months ended September 30, 2016, we entered into a $4,500,000 promissory note issued in connection with our Xing acquisition, and we also entered into a promissory note in an amount of $60,000 owed to Chuck Santry, a former member of management, which was received for working capital purposes. The promissory note related to our Xing acquisition accrues interest at a rate of 1.00% per annum, which shall begin to accrue on January 1, 2017. Interest shall be due and payable in arrears on the first day of each month beginning on February 1, 2017 through the maturity date. The maturity date of the promissory note is June 30, 2017. The $60,000 promissory note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately.

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Working Capital

	September 30, 2016	December 31, 2015
Current assets	$10,510,873	$525,959
Less: current liabilities	10,926,842	571,097
Working capital (deficiency)	$(415,969)	$(45,138)

Current assets are primarily comprised of accounts receivable and inventories, which accounts for 92.8% and 86.7% of our current assets as of September 30, 2016 and December 31, 2015, respectively.

Current liabilities are comprised of accounts payable and accrued expenses, factoring payables and, as of September 30, 2016, a current portion ($4,500,000) of a note payable, which is due on June 30, 2017.

Increases in our reported assets and liabilities are attributable to our September 30, 2016 acquisition of Xing's net assets for $19,995,000. The purchase price was allocated to the net assets acquired as follows:

Accounts receivable	$5,627,669
Inventories	4,847,417
Prepaid expenses and other current assets	492,972
Property and equipment, net	7,418,789
Other intangible assets acquired	-
Goodwill	9,135,027
Assumption of accounts payable, accrued expenses, other current liabilities and mortgage note payable	(7,526,874)
Purchase price	$19,995,000

The above allocation is preliminary and is subject to change. Because the acquisition was completed on June 30, 2016, the Company has begun to assess the fair value of the various net assets acquired but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months. Any adjustments necessary may be material to the consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the September 30, 2016 reported operating results or cash flows.

Cash Flows

	Nine months ended September 30, 2016	Six months ended September 30, 2015	Three months ended March 31, 2015
	Successor	Successor	Predecessor
Net cash (used in) provided by operating activities	$989,602	$(384,038)	$24,330
Net cash used in investing activities	(9,260,699)	(424,327)	(11,688)
Net cash provided by (used in) financing activities	8,495,025	408,621	(70,874)
Net change in cash	$223,928	$(399,744)	$(58,232)

Operating Activities

Net cash provided by in operating activities for the nine months ended September 30, 2016 (Successor) was $989,602. Net cash used in operating activities for the six months ended September 30, 2015 (Successor) was ($384,038). Net cash provided by operating activities for the three months ended March 31, 2015 (Predecessor) was $24,330. Our cash flows from operating activities improved as a result of increased collection efforts on previously outstanding customer balances and tighter inventory management which allowed for inventories to turn faster than in prior periods. Net cash used in operating activities for the nine months ended December 31, 2015 (Successor) was ($633,982). Net cash provided by operating activities for the three months ended March 31, 2015 (Predecessor) was $24,330. Net cash used in operating activities for the year ended December 31, 2014 (Predecessor) was ($268,520). The primary drivers for the change was we recorded an gain on the forgiveness of accrued payroll for $500,000 during the nine months ended December 31, 2015 (Successor).

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Investing Activities

Net cash used in investing activities is primarily driven by our acquisition of Xing on September 30, 2016 (Successor), whereby we paid $8,500,000, and the acquisition of B&R Liquid Adventure on April 1, 2015 (Successor), whereby we paid $400,000. Net cash used in investing activities for the six months ended September 30, 2016 (Successor) was ($424,327). Net cash used in investing activities for the three months ended March 31, 2015 (Predecessor) was ($11,688). Net cash used in investing activities during the nine months ended December 31, 2015 (Successor) and three months ended March 31, 2015 (Predecessor) were ($28,351) and ($11,688). Net cash used in investing activities during the year ended December 31, 2014 (Successor) was ($4,929). The primary cause for the change from period to period was cash proceeds and cash payments on discontinued operations and the acquisition of B&R Liquid Adventure during the nine months ended December 31, 2015 (Successor).

Financing Activities

For the nine months ended September 30, 2016 (Successor), net cash provided by financing activities of $8,495,025 was due to us borrowing (i) $10,700,000 from a bank to finance the Xing acquisition. The $10.7 million in debt was secured in two separate notes with U.S. Bank; one note for $4.8 million, which is secured by our Denver, Colorado property; and another revolving note of $5.9 million, which is secured by the company’s inventories and receivables. $2,200,000 of the $10,700,000 was used to pay off the balance from the previous mortgagor and the remaining $8.5 million was used to fund the Xing acquisition. There was additional debt of (ii) $200,000 from an unrelated party pursuant to a convertible note payable. For the three months ended September 30, 2015 (Successor), net cash provided by financing activities of $408,621was attributable to net proceeds from factoring of accounts receivable ($115,420), net increases in notes payable ($126,858) and sales of our common stock and preferred stock for cash ($86,200). For the three months ended March 31, 2015 (Predecessor), the net cash used in financing activities of $70,874 was related to payments made on our notes payable. Net cash provided by financing activities during the nine months ended December 31, 2015 (Successor) was $284,054. Net cash used in financing activities during the three months ended March 31, 2015 (Predecessor) was ($70,874). Net cash provided by financing activities during the year ended December 31, 2014 (Successor) was $112,503. The primary cause for the change from period to period was cash proceeds and cash payments on notes payables and net factoring advances during the nine months ended December 31, 2015 (Successor).

Future Financing

We may require additional funds to implement our growth strategy. Therefore, we may need to raise additional capital to sufficiently support its supply chain and support the distribution of our products in the marketplace. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There can be no assurance that additional financing will be available to the company when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis should it be required, or generate significant material revenues from operations, we will not be able to meet our other obligations as they become due and we may be forced to scale down or perhaps even cease operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements included herein for the quarter ended September 30, 2016.

Newly Issued Accounting Pronouncements

We do not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on our financial statements.

Inventories and Provision for Excess or Expired Inventory

Inventories consist of tea ingredients, packaging and finished goods and are stated at the lower of cost (first-in, first-out basis) or market value. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials. There was no reserve for obsolescence as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor).

Long-lived Assets

Our long-lived assets consisted of property and equipment and customer relationships and are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, Property, Plant, and Equipment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Through December 31, 2015, we had not experienced impairment losses on its long-lived assets as management determined that there were no indicators that a carrying amount of the asset may not be recoverable.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. We place our cash with high credit quality financial institutions. At times such amounts may exceed federally insured limits. Receivables arising from sales of our products are not collateralized. As of December 31, 2015, three customers represented approximately 93.7% (59.9%, 22.9% and 10.9%) of accounts receivable. For the nine months ended September 30, 2016 (Successor), three customers represented approximately 27.5% (14.5%, 7.5% and 5.5%) of revenue. For the six months ended September 30, 2015 (Successor), three customers represented approximately 31.3% (18.8%, 7.9% and 4.5%) of revenue. For the three months ended March 31, 2015 (Predecessor), three customers represented approximately 85.6% (30.2%, 29.4% and 26.0%) of revenue. As of December 31, 2014 (Predecessor), four customers represented approximately 75.1% (25.4%, 24.0%, 13.5% and 12.1%) of accounts receivable. For the year ended December 31, 2014 (Predecessor), four customers represented approximately 84.5% (28.1%, 18.9%, 18.9% and 18.6%) of revenue.

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Accounts Receivable Factoring Arrangement with Recourse

In April 2015, we entered into a factoring agreement to sell, with recourse, certain receivables to an unrelated third-party financial institution. Under the terms of the factoring agreement, we receive an advance of 80% of qualified receivables and maximum amount of outstanding advances at any one time will not exceed $500,000. For the nine months ended September 30, 2016 (Successor), we received net advances from the factoring of accounts receivable of $110,663 and recognized factoring interest and fees of $34,069. We pay factoring fees associated with the sale of receivables at the rate of 0.67% of the gross face value of the receivable for every ten-day period or fraction thereof from the date of the advance until the receivable is paid in full.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. The goodwill impairment test is applied by performing a qualitative assessment before calculating the fair value of the reporting unit. If, on the basis of qualitative factors, it is considered not more likely than not that the fair value of the reporting unit is less than the carrying amount, further testing of goodwill for impairment would not be required. Otherwise, goodwill impairment is tested using a two-step approach.

Intangible assets are recorded at acquisition cost less accumulated amortization and impairment. Definite lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated.

Share-Based Compensation

We account for stock-based compensation to employees in accordance with FASB ASC 718, Compensation—Stock Compensation. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. We account for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. We estimate the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company’s common stock for common share issuances.

Acquisitions

We entered into an Asset Purchase Agreement on May 20, 2016, which closed on June 30, 2016, whereby we acquired substantially all of the operating assets of New Age Beverages, LLC, New Age Properties, LLC, Aspen Pure, LLC and Xing Beverage, LLC (collectively, “Xing”), which are companies engaged in the manufacture and sale of various teas and beverages. The transaction was disclosed in a Form 8-K filed on May 23, 2016, and an amended Form 8-K filed on June 30, 2016. Upon the closing of the acquisition, we received substantially all of the operating assets of Xing, consisting of inventory, fixed assets and intellectual property in exchange for an aggregate purchase price of approximately $19,995,000, consisting of $6,995,000 worth of our common stock, consisting of 4,353,915 shares of common stock, $8,500,000 in cash, and a secured promissory note in an amount of $4,500,000. The promissory note shall accrue interest of 1% per annum, beginning after six months from the Closing Date, and shall be secured by a second lien on our assets. The shares of common stock issued pursuant to the acquisition are subject to an additional leak out provision, which states that upon the date that is six months after Closing Date, the holders of the shares may only sell up to fifteen percent of the shares held by such shareholder each calendar quarter for an additional twelve month period, meaning that the leak out provision will expire 18 months from the Closing of the acquisition.

On April 1, 2015 we entered into an Asset Purchase Agreement whereby we acquired substantially all of the operating assets of B&R Liquid Adventure, LLC a California Limited Liability Company. Upon the closing of the acquisition, we received substantially all of the operating assets of B&R, consisting of inventory, fixed assets and intellectual property in exchange for 1,479,290 shares of common stock valued at $500,000, a cash payment of $260,000, and a secured promissory note in an amount of $140,000. The shares of common stock issued pursuant to the acquisition are restricted under Rule 144, and are also subject to an additional leak out provision, which states that upon the date that is six months after Closing, the holders of the shares may only sell up to fifteen percent of the shares held by such shareholder each calendar quarter for an additional twelve month period, meaning that the leak out provision will expire 18 months from the Closing of the acquisition.

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Capital Expenditures

Other Capital Expenditures

We expect to incur research and development costs, as well as marketing expenses in connection with the expansion of our business and the development of our products.

Going Concern

The Report of our Independent Registered Public Accounting Firm with respect to our December 31, 2015 consolidated financial statements as provided in our Form 10-K filed on April 7, 2016 includes an explanatory paragraph stating that the recurring losses, an accumulated deficit and a working capital deficit at December 31, 2015 raise substantial doubt about our ability to continue as a going concern.

We believe that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

As of September 30, 2016, we have no future contractual obligations or commitments, other than our distribution agreements and the promissory note related to the Xing acquisition.

Off-Balance Sheet Arrangements

As of September 30, 2016, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

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BUSINESS

Overview

We are a healthy functional beverage company engaged in the development, marketing, sales and distribution of a portfolio of Ready-to-Drink (“RTD”) better-for-you beverages including competitive entrants currently in the kombucha, RTD tea, premium bottled water, and energy drinks segments. We differentiate our brands through functional characteristics and ingredients and offer all natural and organic products, with no high-fructose corn syrup (“HFCS”), no-Genetically Modified Organisms (“GMOs”), no preservatives, and only all natural flavors, fruits, and ingredients. We aspire to be a market leader in the development of healthy beverage alternatives. Our target market is currently health conscious consumers, who are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy such as soda, and towards alternative beverages such as tea.

Corporate History

New Age Beverages Corporation was formed under the laws of the State of Washington on April 26, 2010, under the name American Brewing Company, Inc. As part of a recapitalization and amendment to our articles of incorporation on September 25, 2013, we also converted its corporate entity from an “S” Corporation to a “C” Corporation.

On April 1, 2015, we acquired the Assets of B&R Liquid Adventure, which included the brand, Búcha® Live Kombucha. Prior to acquiring the Búcha Live Kombucha® brand and business, we were a craft brewery operation. On October 1, 2015, American Brewing agreed to sell their brewery, brewery assets and its related liabilities to focus exclusively on the healthy functional beverage category and the Búcha® brand. The assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. We recognized the sale of our brewery and micro-brewing operations as a discontinued operation beginning in the third quarter of 2015, and ultimately concluded the transaction in May 2016. In May 2016 we changed our name to Búcha, Inc. On June 30, 2016, we acquired the combined assets of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, and Xing Beverage, LLC, relocated its operational headquarters to Denver, Colorado, and changed our name to New Age Beverages Corporation.

We have two wholly-owned subsidiaries, NABC, Inc., and NABC Properties, LLC.

Principal products

Our core business is to market, sell, and distribute our current brands including XingTea®, XingEnergy®, Aspen Pure®, and Bucha® Live Kombucha brands, and to develop new healthy functional beverage products. We compete in the healthy functional beverage segment, which is the growth area of RTD beverages, as consumers gravitate toward better for you beverage choices and away from traditionally large beverage categories including juices and carbonated soft drinks.

XingTea®

XingTea® is an all-natural, non-GMO, non-HFCS, RTD tea.

XingTea® is made with green teas, softened with black teas, and further differentiated with unique all-natural fruit flavors, with no preservatives, GMOs or HFCS. Sweetened with honey and only pure cane sugar, XingTea® comes in 14 natural sweetened and unsweetened flavors in a range of packages from 23.5 oz cans to 16 oz Pet multipacks and gallon jugs, and is produced in New Age’s network of six manufacturers across the United States.

XingTea® is sold in 46 states and 10 countries across multiple channels of distribution from traditional grocery to health food and specialty outlets to hypermarkets to club stores, to gas and convenience outlets. XingTea® contains more than 10 times the actual amount of tea than other competitors’ products and less than one half the calories.

XingEnergy®

XingEnergy® is an all-natural, non-GMO, non-HFCS, vitamin-enriched, better-for-you Energy Drink, made with all natural fruit flavors and contains the full recommended daily allowance of B-Complex vitamins.

XingEnergy® comes in four flavors including Tangerine Dream, Grape Attack, Mad Melon, and Grapefruit Go packaged in 16 oz cans, sold individually, expanding now to additional channels.

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Aspen Pure®

Aspen Pure® is a naturally PH-balanced, artesian-well sourced water from the Colorado Rocky Mountains.

Aspen Pure® has no added minerals or electrolytes, and comes out of the ground at a natural PH-balanced level of up to 7.0. Aspen Pure® is then purified and bottled at the source in New Age’s own manufacturing facilities.

Búcha® Live Kombucha

Búcha® Live Kombucha is a certified-organic, all-natural, non-GMO, non-HFCS, fermented Kombucha tea with more than two billion probiotic organisms in every serving.

Búcha® is produced with a unique and proprietary manufacturing process that eliminates the common vinegary aftertaste associated with many other Kombuchas and provides the brand with an industry leading nine-month shelf life as compared to the typical 90-day shelf life of our competitors’ products. The production process also leads to consistency and stability with no risk of secondary fermentation, secondary alcohol production, incremental sugar production or over-carbonation.

Búcha® is made from black teas, proprietary kombucha culture and probiotics, unique yeast strains and cultures, and all natural organic fruits and flavors. Búcha® Live Kombucha comes in seven flavors including Raspberry Pomegranate, Blood Orange, Guava Mango, Grapefruit Sage, Elderflower Green Tea, Yuzu Lemon, and Tropical Honey Blossom Ginger packaged in 16 oz glass bottles. The brand is sold in traditional grocery and health food and specialty outlets, and is beginning to expand distribution from California across the United States in mainstream retail and down the street outlets with the support of major DSD partners.

Competitive Strengths

We differentiate our brands primarily through functional points of difference between our products and those of our competitors, including the characteristics of being organic and all natural, containing no GMO and no preservatives, being sweetened with only honey or pure cane sugar, and containing fewer calories than our competitors’ products. In addition, we have begun to build the emotional benefit platforms behind each of our brands. The proposition of “Kom Búcha® with Me”- an invitation to be part of a healthy lifestyle movement - has been developed under the Búcha® brand. The ‘Where’s your Aspen®” campaign – an outdoor discovery campaign - has been developed under the Aspen Pure® brand, and the “Ama-Xing,” campaign – a challenge to consumers to be Ama-Xing in everything they do - has been developed under the XingTea® and XingEnergy® brands.

Direct Store Delivery Distribution Network

We have our own DSD distribution group in Colorado and a network of other DSD partners in major geographies throughout the United States. Our Colorado DSD group includes 24 truck routes, with a 20 person sales team, and a 20 person merchandising team, covering more than 4,500 outlets for more than 60 brands and more than 600 sku’s. The DSD arm of our business is a test bed for new products before national rollout, provides an early warning system for any new emerging competitive brands or beverage segments, and gives the group near captive control of the shelf space across the 4,500 outlets the group services.

Beverage distributors can distribute their products directly through customer warehouses, but distribution via DSD is preferred by customers, as it substantially reduces labor and other overhead costs when distributors manage the freight, stocking and merchandising of their products directly to the retailers’ shelves. Although it is more expensive for the brand owner, the benefits of captive shelf space, merchandising at the point of sale, and penetration of a significantly greater number of smaller and independent outlets justify the added expense.

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Reliance on Third Party Suppliers and Distributors

We rely on various suppliers for the raw and packaging materials, production, sale and distribution of our products. Our third party distribution providers are for certain areas of the country that are outside of our owned DSD distribution network. The material terms of these relationships are typically annually negotiated and include pricing, quality standards, delivery times and conditions, purchase orders, and payment terms. Payment terms are typically net 30, meaning that the total invoiced amount is expected to be paid in full within 30 days from when the date on which the products or services are provided. We believe that we have sufficient options for each of our raw and packaging material needs, as well as our third party distribution needs and also have long term relationships with each of our suppliers and distributors, resulting in consistency in quality and supply. We also believe that we have sufficient breadth of retail relationships with distribution in both large and small retailers and independents and across multiple channels (mass, club, pharmacies, convenience, and small and large format retailers) throughout the United States.

The contractual arrangements with all third parties, including suppliers, manufacturers, distributors and retailers are typical of the beverage industry with standard terms. We have no long-term obligations with any of the third parties nor do any of them have long-term obligations with us. The third party supplier, manufacturing and distribution agreements were entered into in the normal course of business within the guidelines of industry practices and are not deemed material and definite.

The suppliers of our raw materials are as follows:

Tea:	Virginia Dare, Synergy Flavors, Allen Flavors, TeaWolf, Dohler,
Sugar:	Cargill, Captain Drake, Azumex, Peachtree, Marigold
Probiotics:	Deerland Enzymes, Nebraska Cultures, Sabinsa, Ganedan
Flavors:	Allen Flavors, Beck Flavors, Newport Flavors, California Custom Fruits and Flavors, Blue Pacific Flavors
Colors:	Fruitsmart, GNT
Oils:	Mountain Rose Herbs, Essential Oil Co,
Yeast:	Gusmer Enterprises, Entaris, Scott Laboratories, Beverage Supply Group

Significant Customers

As of December 31, 2015, three customers represented approximately 93.7% (59.9%, 22.9% and 10.9%) of accounts receivable. For the nine months ended September 30, 2016 (Successor), three customers represented approximately 27.5% (14.5%, 7.5% and 5.5%) of revenue. For the six months ended September 30, 2015 (Successor), three customers represented approximately 31.3% (18.8%, 7.9% and 4.5%) of revenue. For the three months ended March 31, 2015 (Predecessor), three customers represented approximately 85.6% (30.2%, 29.4% and 26.0%) of revenue. As of December 31, 2014 (Predecessor), four customers represented approximately 75.1% (25.4%, 24.0%, 13.5% and 12.1%) of accounts receivable. For the year ended December 31, 2014 (Predecessor), four customers represented approximately 84.5% (28.1%, 18.9%, 18.9% and 18.6%) of revenue.

Marketing and Consumer Connection Expertise To Next Generation Consumers

We have the marketing capability to facilitate connections with consumers, and to build awareness, drive trial, begin conversion, and develop brand preference amongst consumers, and do so in a cost effective manner. We possess significant internal marketing expertise spanning development of communication and programs across all marketing mediums. To effectively compete against major beverage companies, we focus most of our activities on in-store merchandising, experiential and event marketing, and social and digital marketing activities. Further developing these capabilities to connect with millennials and more informed and health conscious consumers will further differentiate our marketing capabilities to connect with a targeted set of consumers and do so in a cost advantaged manner.

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Infrastructure, Organizational Capabilities

In addition to having an asset footprint that includes our own warehousing, our own trucks and DSD assets, our own manufacturing, and a network of other long-term manufacturing partners, we have a full scale of resources across every major function with depth in supply chain, production, procurement, shipping, finance, sales, marketing, distribution, and research and development. We define organizational capability strength as having the people, the processes, the systems, the information and the environment/culture to deliver superior, sustainable, and profitable organic growth. We are emplacing initiatives in each of the areas of organizational capabilities to strengthen the metric-driven, performance-oriented organization.

Experienced Leadership Team

Each member of our leadership team at New Age possesses 15 to 25 years of experience in the beverage industry, spanning all facets of beverage operations. The combination of operating skills from our management team with the experience of successfully leading major multi-billion dollar, multinational beverage companies gives our organization a significant strength relative to most small- and medium-sized beverage companies.

Growth Strategies

Our primary long-term goal is to become a viable and competitive healthy functional beverage company. We intend to achieve this goal by driving organic growth behind our existing portfolio of healthy functional beverages, in all relevant packages and product formats, across all major retail channels, in all major markets, through an aligned network of retailer and distributor partners.

Our key growth strategies include the following:

●	developing a powerful, performance-oriented, and metric-driven organizational culture;

●	developing sales/trade tool kits to empower our sales force network to engage with global customers;

●	developing brand/marketing tool kits for current and new brands and segments;

●	expanding distribution with current customers, new major customers domestically and internationally;

●	strengthening our supply chain to achieve best in class costs, on-time/as promised logistics and superior customer service;

●	improving margins with rearchitected cost of goods sold, improved efficiency, and improved net revenue per case with new products;

●	upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

●	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and external growth.

Sales and Marketing

We currently have an in-house sales and merchandising team consisting of approximately 50 individuals throughout the United States, whose compensation is highly variable and highly performance-based. Each sales person has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume through promotions and other in-store merchandising and display activity. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV.

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Distribution

Our products are currently distributed in in 10 countries internationally, and in 46 states domestically through a hybrid of four routes to market including our own direct store distribution (“DSD”) system that reaches more than 4,500 outlets, and to more than 10,000 other outlets throughout the United States directly through customer’s warehouses, through our network of DSD partners, and through our network of brokers and natural product distributors. Our products are sold through multiple channels including major grocery retail, natural food retail, specialty outlets, hypermarkets, club stores, pharmacies, convenience stores and gas stations.

Our sales strategy is to distribute our products worldwide through a series of distributors to retail consumers. We are relying on distribution relationships to grow and maintain revenues. Presently, we have several distribution agreements in place for our products in the United States, as well as internationally.

We do not obtain commitments from our distributors to purchase or sell a minimum amount of our products or to purchase or sell such products at a minimum price. Because our sales may be concentrated with a few customers, our results of operations may be materially adversely affected if one of these customers significantly reduces the volume of its purchases or demands a reduction in price, which may occur at any time due to the absence of such purchase commitments.

Research and Development Activities

Our research and development efforts are focused on two primary paths. The first is to continually review our existing formulas and production processes and structure to evaluate opportunities for cost of goods sold improvements, without degrading the quality or fundamentally changing the consumer appeal taste profile of our existing products. The second major research and development effort is in the development of new flavors or adding in new trending functional characteristics to our existing products, and to develop new beverage types based on consumer insights and trends. The Company’s mission to only provide healthy functional beverages governs our development efforts.

Seasonality

We experience some seasonality whereby the peak summer months show a higher level of sales and consumption. However, the structure of our business and range of products in our portfolio mitigate any major fluctuations. Our revenue during the peak summer months have historically been approximately 20% greater than the peak winter months, and as our portfolio and geographic penetration have further expanded, the level of seasonal peaks has diminished.

Competition

The beverage industry, specifically the healthy beverage industry, is highly competitive. We face intense competition from very large, international corporations, as well as from local and national companies. In addition, we face competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that we can sustain our market position or expand our business.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. However, we believe that with our diverse product line, consisting of kombucha tea, green tea, water and energy beverages, it will give us the ability to obtain a large market share, and continue to generate sales and compete in the industry.

Patents and Trademarks

We hold United States trademarks, Serial Numbers 86694956 and 85087186 for Bucha®. We also hold United States trademarks, Serial Numbers 85025636 and 76438612 for Aspen Pure®, Serial Number 85347345 for Just Pure Water®, Serial Number 77312629 for XingEnergy®, Serial Number 77050595 for XingTea®, and Serial Number 77312679 for Xing Soda®, all of which were acquired in our acquisition of Xing. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated either by us or against us for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business due to the cost of defending any potential litigation related to infringement. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

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Government and Industry Regulation

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products. At this time, our products do not require government approval, but as federal or state laws change, the manufacture or quality of our products may become subject to additional regulation.

We are also subject to the Securities Act, the Securities and Exchange Act of 1934, and Washington and Colorado Corporation Law. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business, such as the United States Internal Revenue Tax Code and the Washington and Colorado State Tax Codes, as well as international tax codes and shipping tariffs. We will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of management to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that we do not infringe on any proprietary rights of others with respect to our products. We will also need to maintain accurate financial records in order to remain compliant with securities regulations as well as any corporate tax liability we incur.

Employees

As of the date of this prospectus, we have 130 fulltime employees. Our activities are managed by our officers and directors.

Property

Our operations, packaging and distribution are currently being conducted out of the offices located at 1700 E. 68th Avenue, Denver, CO 80229. We hold a mortgage on our Colorado property, for which we pay $45,000 per month in principal and interest. We consider the current space to be adequate and will reassess our needs based upon future growth. Our manufacturing facilities are located in Alamosa, Colorado for our Aspen Pure product.

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MANAGEMENT

Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers are appointed by the board of directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office.

The name, age and position of our officers and directors is set forth below:

Name	Age	Position(s)

Neil Fallon	50	Executive Chairman
Brent David Willis	55	Chief Executive Officer, Director
Chuck Ence	51	Chief Financial Officer
Julie Anderson	57	Director
Simon Majumdar	52	Director

Neil Fallon – Executive Chairman

Neil Fallon has been a Director of the Company since inception on April 26, 2010, and served as Chief Executive Officer and Chief Financial Officer from inception until March 24, 2016. He was chosen to serve as a director of the company due to the fact that he is the founder of the company and possesses valuable business experience related to acting in a management role. Neil Fallon previously owned his own residential real estate developing company, Neil Fallon Development, where he developed and built over 100 home sites through California and Washington states from May 2002 to July 2015. He specialized in the development of infill properties averaging in the range of 30-50 home sites. Mr. Fallon has a BA in Business Administration with concentrations in Finance and Marketing from Western Washington University.

Brent Willis - Chief Executive Officer, Director

Brent Willis was appointed as Chief Executive Officer, and as a member of the board of directors on March 24, 2016. Mr. Willis was chosen to serve as a director of the Company due to his extensive executive business experience. During the previous five years, Mr. Willis has been a director or officer, serving as Chairman and Chief Executive Officer of a number of private-equity backed companies including ULearning.com, an online education company from April 2014 until present, Vivitris Life Sciences, Inc., a natural life science products company from December 2015 through present, XFit Brands, Inc. and Throwdown Industries Inc, a private functional fitness and mixed-martial arts company from November 2009 through present, Liberty Ammunition, Inc., a private lead-free ammunition company from December 2009 until April 2013, and Electronic Cigarettes International Group, a public independent e-cigarette company from April 2013 until April 2015. Prior to these companies from 1987 through 2008, Mr. Willis was a C-Level and Senior Executive for Cott Corporation, AB InBev, The Coca-Cola Company, and Kraft Heinz. Mr. Willis obtained a Bachelors of Science in Engineering from the United States Military Academy at West Point in 1982 and obtained a Masters in Business Administration from the University of Chicago in 1991.

Chuck Ence – Chief Financial Officer

Chuck Ence was appointed as Chief Financial Officer on September 15, 2016. From 2001 through present, Chuck Ence has been the Chief Financial Officer and a minority owner of Xing Beverages, LLC. Mr. Ence obtained a Bachelors of Arts in Business Administration and Accounting from Southern Utah University in 1984, and obtained a Masters in Business Administration in Finance from Arizona State University School of Business in 1985.

Julie Anderson – Vice President and Director

Julie Anderson has been Vice President and a Director of the Company since December 31, 2012. From January 2011 until December 31, 2012, Ms. Anderson handled the Marketing, Promotion, and Social Media of American Brewing Company as well as oversight of the Tasting Room’s operations. Ms. Anderson was chosen to be a director of the Company due to her previous relationship with the Company and knowledge of the Company’s business operations and goals.

Simon Majumdar – Director

Simon Majumdar has been a director of the Company since August 14, 2014. Mr. Majumdar was chosen to serve as a director of the Company due to his knowledge of the food and beverage industry. Mr. Majumdar is a world renowned broadcaster and author who has dedicated the second half of his life to fulfill his ambition to “Go Everywhere. Eat Everything”. During the previous five years, he has written two books; “Eat My Globe” and “Eating for Britain”. His latest book, “Fed, White and Blue”, which catalogs his journey to American citizenship, was published by Avery Press (an imprint of Penguin Books) in 2015. Simon is also a well-recognized personality on the Food Network, regularly appearing on shows such as Iron Chef America, The Next Iron Chef, The Best Thing I Ever Ate, Cutthroat Kitchen, Extreme Chef and Beat Bobby Flay. He has also recently appeared as an expert commentator on National Geographic’s major new series “EAT: The Story of Food”.

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Corporate Governance

Prior to the closing of this offering, our board of directors will establish an audit committee, compensation committee and nominating and corporate governance committee. Each committee will operate under a charter, to be approved by our board of directors in connection with this offering. Following this offering, copies of each charter will be posted in the Investors section of our website, www.mybucha.com. We expect the functions of our committees, once established, shall be as described below.

Audit Committee

The functions of the Audit Committee will be to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs.

Compensation Committee

The function of the Compensation Committee will be to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans.

Nominating and Governance Committee

The function of the Nominating and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance.

Director Independence

The Company is quoted on the OTC Pink Marketplace, which does not require director independence requirements. However, NASDAQ requires that a majority of the board of directors must be comprised of Independent Directors as defined in Rule 5605(a)(2). For purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Our Board has affirmatively determined that Mr. Majumdar is the only “independent” director as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the SEC. We intend to rely on NASDAQ Rule 5615(b)(3), which allows us one year from the date of listing on NASDAQ to comply with the independent director requirements.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Executive Chairman and Chief Executive Officer. Currently, Neil Fallon serves as Executive Chairman and Brent Willis serves as Chief Executive Officer. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure is appropriate and effective for us at this time, given our stage of development.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer term horizon. From this risk assessment plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition, members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have not adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. The Board and our management group plan to adopt a written Code of Business Conduct and Ethics prior to the closing of this offering.

46

EXECUTIVE COMPENSATION

Summary Compensation Table (2015 and 2014)

The following table sets forth information concerning the compensation of our named executive officers during 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Totals ($)
(a)	(b)	(c)	(j)

Brent Willis, CEO	2015	$0	$0
	2014	$0	$0
Neil Fallon, former CEO	2015	$100,000	$100,000
	2014	$100,000	$100,000

Employment Agreements

We executed an Employment Agreement with our Brent Willis, on June 1, 2016, which provides that Mr. Willis is to receive a base salary of $7,500 per month, as well as a bonus of 0.5% of any revenue of our first acquisition involving more than 25% of our then current market capitalization, and a sign-on incentive bonus of 5% of the outstanding shares of the Company paid at the time of closing of the Xing transaction, which was equal to 771,783 shares of common stock valued at $200,663.46, or $0.26 per share based on the market price of the shares on the date of issuance. In addition, Mr. Willis receives benefits and expense reimbursement.

Equity Compensation Plan Information

On August 3, 2016, we approved the New Age Beverages Corporation 2016-2017 Long Term Incentive Plan (“the Plan”). The Plan provides for the granting of incentive stock options, options that do not qualify as incentive stock options, restricted stock awards, performance awards, stock appreciation rights, phantom stock awards, stock awards, restricted stock unit awards, or any combination of such awards. The Plan allows for an issuance of a maximum of 10% of the shares of common stock outstanding based on the first day of trading for each fiscal year. The current maximum number of shares that may be issued in 2016 under the Plan is 1,600,000. No single participant may receive more than 25% of the total shares awarded during any single year. The aggregate number of shares with respect to incentive stock options that may be granted under the plan is 1,000,000 shares, and the maximum shares issuable in the form of options is 1,000,000 shares.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards for our officers and directors.

Compensation of Directors

The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our directors in such capacity as of the date of this prospectus.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s voting securities as of November 28, 2016, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of such class of voting securities, each director, each named executive officer, and all of its directors and named executive officers as a group. As of November 28, 2016, there were 21,900,106 shares of common stock outstanding and 250,000 shares of Series A preferred stock outstanding. Concurrent with our NASDAQ listing, we plan to redeem the Series A preferred shares at a price of $0.001 per share. Unless otherwise indicated, the address of each beneficial owner listed below is c/o New Age Beverages Corporation, 1700 E. 68th Avenue, Denver, CO 80229.

The following table gives effect to the shares of common stock issuable within 60 days of November 28, 2016, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

	Number of Shares of Common Stock Beneficially	Percentage of Shares of Common Stock Beneficially	Number of Shares of Preferred Stock Beneficially	Percentage Of Shares of Preferred Stock Beneficially		Percentage of Combined Voting Power of Common and Preferred Stock Before		Percentage of Voting Power of Common Stock After
Beneficial Owner	Owned	Owned	Owned	Owned		Offering(2)(3)		Offering
Five Percent Stockholders:
B&R Liquid Adventure Trust(1)	1,434,912	6.6%	—	—		—
Nuwa Group, LLC(2)	2,852,311	9.99%	169,234	81.1	%(1)	—
Scott Lebon(3)	1,579,761	7.2%	—	—		—
Tom Lebon(4)	1,579,761	7.2%	—	—		—

Executive Officers and Directors:
Neil Fallon(5)	5,689,639	26.0%	225,000	90	%(2)	88	%(2)
Julie Anderson(6)	1,731,236	7.9%	25,000	10	%(3)	10.6	%(3)
Brent Willis(7)	1,850,546	8.5%	—	—		—
Chuck Ence	422,702	1.9%	—	—		—
Simon Majumdar	78,000	0.4%	—	—		—

All Officers and
Directors as a Group (5 persons)	9,772,123	44.6%	250,000	100%		90.9%

(1) The address for B&R Liquid Adventure Trust is 514 John Street, Manhattan Beach, CA 90266. The trustees of the trust are Robert Tiedemann and Richard Corgel.

(2) Includes 1,198,439 common shares and 206,734 shares of Series B preferred stock, which are convertible into eight common shares for each Series B preferred share held, with the limitation that the Series B preferred shares may not be converted in an amount that would result in the beneficial ownership of greater than 9.99% of the outstanding shares of the Company. The members of Nuwa Group, LLC are Kevin Fickle and Devin Bosch. The address for Nuwa Group, LLC is 1415 Oakland Blvd, Suite 219, Walnut Creek, 94596.

(3) The address for Scott Lebon is 4891 Wren Court, Frederick, CO 80504.

(4) The address for Tom Lebon is 6865 West Coco Pl, Littleton, CO 80128.

(5) Includes 5,689,639 common shares and 225,000 Series A preferred shares, which carry voting rights of 500 shares of common stock for every one share of Series A preferred stock. Including the common and Series A preferred shares (as converted), Neil Fallon possesses the combined voting power of 118,189,639 shares of common stock, which is equal to 88% of the combined voting power of the common and Series A preferred stock. Concurrent with our NASDAQ listing, we plan to redeem the Series A preferred shares held by Mr. Fallon. The Series A preferred shares will be redeemed by us at $0.001 per share.

(6) Includes 1,731,236 common shares and 25,000 Series A preferred shares, which carry voting rights 500 shares of common stock for every one share of Series A preferred stock. Including the common and Series A preferred shares, Julie Anderson possesses the combined voting power of 14,231,236 shares of common stock, which is equal to 10.6% of the combined voting power of the common and Series A preferred stock. Concurrent with our NASDAQ listing, we plan to redeem the Series A preferred shares held by Julie Anderson. The Series A preferred shares will be redeemed by us at $0.001 per share.

(7) Mr. Willis has earned the shares in full pursuant to his employment agreement, due to the closing of the Xing acquisition.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2013, we have been a party to the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last three completed fiscal years (or $9,571), and in which any director, executive officer or holder of more than 5% of our voting securities, or affiliates or immediate family members of our directors, executive officers and principal stockholders had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

On May 15, 2013, the Company entered into a Funding Agreement with NUWA Group, LLC. Pursuant to the agreement, NUWA Group has agreed to provide the capital for certain legal and auditing services to be provided on behalf of the Company, and has also agreed to provide various consulting services. As compensation for the capital and services provided, the Company issued to NUWA Group, LLC, 990,000 common shares and warrants to purchase one million common shares. As of the date of this Prospectus, the warrants have been cancelled and are no longer outstanding or exercisable.

In March 2015, the Company borrowed $60,000 from Chuck Santry, a former member of management. The note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately.

On May 27, 2016, we issued to Nuwa Group, LLC 30,000 shares of Series B preferred stock pursuant to a debt conversion agreement whereby $225,872 owed by us to Nuwa Group, LLC was converted into shares of our Series B preferred stock. Nuwa Group, LLC is a beneficial holder of greater than 5% of our outstanding common stock.

On June 30, 2016, we issued 1,579,761 shares of common stock to each of Scott Lebon and Tom Lebon pursuant to our acquisition of Xing. The shares were received as part of a tax free transaction, but were valued for purposes of the transaction at $1.6066 per share, or $2,538,044 for each of Scott and Tom Lebon. The transactions resulted in Scott and Tom Lebon becoming holders of greater than 5% of our common stock.

On June 30, 2016, we issued 422,702 shares of common stock to Chuck Ence, our Chief Financial Officer, in connection with our acquisition of Xing. The shares were received as part of a tax free transaction, but were valued for purposes of the transaction at $1.6066 per share, or $679,133.

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DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this prospectus, there are 21,900,106 shares of our common stock issued and outstanding.

Preferred Stock

The Amendment to our Articles of Incorporation, dated June 25, 2013, authorizes 1,000,000 shares of preferred stock, par value $0.001, of which 250,000 are classified as Series A preferred stock, and are issued and outstanding as of the date of this prospectus, and 300,000 shares are classified as Series B preferred stock, of which 284,807 shares are issued and outstanding as of the date of this prospectus. The Board may issue additional shares of preferred stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. All outstanding shares of Series A preferred stock and Series B preferred stock are fully paid and non-assessable.

Concurrent with our NASDAQ listing, we plan to redeem the Series A preferred shares held by Neil Fallon and Julie Anderson. The shares will be redeemed by us at a price of $0.001 per share. Once the shares have been redeemed by us, we plan to cancel the designation of the Series A preferred shares, which will result in the 250,000 shares currently designated as Series A preferred shares being returned to our pool of 700,000 shares of authorized preferred stock without designation.

Series A Preferred Stock

Voting Rights. The record holders of the Series A Preferred Shares shall have the right to vote on any matter with holders of common stock voting together as one class. Each share of Series A preferred stock shall have 500 votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.

The Record Holders of the Series A Preferred Shares shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of preferred and common shareholders which in any way precludes the Series A preferred stock from exercising its voting or consent rights as though it is or was a common shareholder.

Conversion Rights. None.

Dividend Rights. The Series A preferred stock is eligible for dividends at the discretion of the board of directors with the requirement that any dividends distributed to the holders of the Series A preferred stock are distributed in an equivalent amount to the holders of common stock.

Liquidation: If we shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator of us or of any substantial part of our property, or make an assignment for the benefit of our creditors, or admit in writing our inability to pay our debts generally as they become due, or if a decree or order for relief in respect of us shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws, or if we shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and pari passu securities) upon liquidation, dissolution or winding up unless prior thereto, the Holders of shares of Series A preferred stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A preferred stock and Holders of pari passu securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds legally available for distribution to the Series A preferred stock and the pari passu securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by us of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation nor merger of the Company with or into any other entity nor the sale or transfer by us of substantially all of our assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The liquidation preference with respect to a share of Series A preferred stock means an amount equal to the stated value thereof. The liquidation preference with respect to any pari passu securities shall be as set forth in the Certificate of Designation filed in respect thereof.

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Redemption Provisions. None.

Series B Preferred Stock

The Series B preferred shares do not have voting rights, redemption rights, liquidation preferences or dividend rights. However, each of the Series B preferred shares is convertible into eight shares of common stock, at the option of the holders, with the limitation that the Series B preferred shares cannot be converted in an amount that would result in the beneficial ownership of greater than 9.99% of our outstanding common shares.

Warrants To Be Issued In This Offering

The warrants offered in this offering will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the form of warrant.

Each warrant represents the right to purchase 0.50 of a share of our common stock at an exercise price equal to $ , subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on the fifth anniversary of the date of issuance. Each warrant will have a cashless exercise right in the event that the shares of common stock underlying such warrants are not covered by an effective registration statement at the time of such exercise.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, in each case within two years of the date of issuance, and the exercise price of the warrants exceeds the consideration paid in respect of our common stock in connection with such transaction, then in connection with such event, the holders of the warrants will be entitled to receive an amount equal to the Black-Scholes value of the warrants as of the date of such transaction.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us.

Representative’s Warrants

We have agreed to issue to Aegis Capital Corp., the underwriters in this offering, warrants to purchase up to                  shares of our common stock. Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Washington Anti-Takeover Law and Bylaws Provisions

Our Bylaws do not discuss any of Washington’s anti-takeover provisions; However, Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. “Significant business transactions” include, among other transactions:

●	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

●	termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares;

●	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

●	liquidating or dissolving the target corporation.

After the five-year period, “significant business transactions” are permitted, as long as they comply with the “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

In addition to Washington’s anti-takeover provisions, certain provisions of our Amended Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control.

Under our Amended Bylaws, vacancies on the board of directors may be filled by the remaining directors, whether constituting a quorum or not.  In addition, our board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which may be determined at the discretion of the board of directors and could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, located at 16540 Pointe Village Drive, #206, Lutz, FL 33558.

Stock Market Listing

Our common stock is quoted on the OTC Pink Marketplace, under the symbol “NBEV.” We have applied to list our common stock and warrants on the NASDAQ Capital Market under the symbols “NBEV” and “NBEVW,” respectively. No assurance can be given that our application will be approved.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated                 , 2016 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has agreed, severally but not jointly, to purchase from us, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock and the number of warrants listed next to its name in the following table:

Underwriters	Number of Shares	Number of Warrants
Aegis Capital Corp.

Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares of common stock and/or warrants described below, if they purchase any shares of common stock and warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of                   additional shares of common stock (15% of the shares sold in this offering) and/or              warrants (15% o the warrants sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares of common stock and/or warrants covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $       and the total net proceeds, before expenses, to us will be $               .

Discount

The following table shows the public offering price, underwriting discount, non-allowable expense allowance and proceeds before expense to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

Total
	Per Share	Per Warrant	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) The expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

The underwriters propose to offer the shares of common stock and warrants directly to the public at the public offering price set forth on the cover page of this prospectus. In addition, the underwriters may offer some of the common stock and warrants to other securities dealers at such price less a concession of $             per share of common stock. After this offering, this offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriters.

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We have paid an expense deposit of $10,000 to the representative for out-of-pocket accountable expenses, which will be applied against the accountable expense allowance (in compliance with FINRA Rule 5110(f)(2)(c)) that will be paid by us to the underwriters in connection with this offering.

We have also agreed to pay the underwriters’ expenses relating to the offering, including: (a) all filing fees and communication expenses relating to the registration of the shares of common stock to be sold in this offering (including any shares sold upon exercise of the underwriters’ over-allotment option) with the SEC; (b) all filing fees associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of the shares on The NASDAQ Capital Market and on such other stock exchanges as the Company and representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of securities offered under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees of “blue sky” counsel, it being agreed that such fees and expenses will be limited as follows: (1) if the offering is commenced on The NASDAQ Global Market, The NASDAQ Global Select Market or The NYSE Amex, the Company will make a payment of $5,000 to such counsel at closing or (2) if the offering is commenced on The NASDAQ Capital Market or on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at closing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares of common stock to be offered in this offering under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any blue sky sureys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the shares of common stock to be offered in this offering; (i) fees and expenses of the transfer agent for the common stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the representative; (k) the costs associated with the post-closing advertising of this offering in the national editions of the Wall Street Journal and New York Times; (l) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the consummation of this offering in such quantities as the representative may reasonably request, but not to exceed $2,500; (m) the fees and expenses of the Company’s accountant; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the fees and expense of the representative’s legal counsel, not to exceed $75,000; (p) the $29,500 cost associated with the use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (q) up to $20,000 of the representative’s actual accountable road show expenses for this offering upon successful completion of this offering. Notwithstanding the foregoing, our obligations to reimburse the representative for any out of pocket expenses will not exceed $125,000 in the aggregate.

We estimate that the total expenses of this offering, excluding the underwriting discount and the non-accountable expense allowance, will be approximately $               .

Lock-Up Agreements

We, our officers and directors and each of our stockholders who hold 5% or more of our outstanding common stock expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 90 days from the effective date of the registration statement of which this prospectus forms a part, without the prior consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Representative’s Warrants

We have agreed to issue to the representative warrants to purchase up to a total of                    shares of common stock (5% of the shares of common stock sold in this offering, excluding the over-allotment). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per share price equal to $ per share, or 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal

For a period of eighteen (18) months from the effective date of this prospectus, the representative will have an irrevocable right of first refusal to act as sole and exclusive investment banker, sole and exclusive book-runner, and/or sole and exclusive placement agent, at the representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering of the Company (or any successor or subsidiary of the Company), including all equity linked financings, during such period, on terms customary to the representative.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of securities in the open market.

Syndicate covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the exercise of the over-allotment option. If the underwriters sell more shares of securities than could be covered by the exercise of the over-allotment option, creating a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would be otherwise in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members, if any, may engage in passive market making transactions in our common stock and warrants in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (1) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (2) this prospectus is made available in Australia only to those persons as set forth in clause (1) above, and (3) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

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Israel

The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock has not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Bart and Associates LLC, Greenwood Village, Colorado. Certain legal matters in connection with this offering will be passed upon for the underwriters by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 included in the Registration Statement as it applies to us, have been so included in reliance on the report of MaloneBailey LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), and the financial statements as of December 31, 2015 and 2014 included in the Registration Statement as it applies to Xing, have been so included in reliance on the report of Accell Audit and Compliance, PA, an independent registered public accounting firm, appearing in the Registration Statement, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares of common stock and warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares and warrants we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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NEW AGE BEVERAGES CORPORATION

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2016 and 2015

Condensed Consolidated Balance Sheets as of September 30, 2016 (unaudited) and December 31, 2015	F-2

Condensed Consolidated Statement of Operations for three months ended September 30, 2016 (Successor) and September 30, 2015 (Successor) and nine months ended September 30, 2016 (Successor) and the six months ended and the six months ended September 30, 2015 (Successor) and the three months ended March 31, 2015 (Predecessor) (unaudited)	F-3

Condensed Consolidated unaudited statements of cash flows for the nine months ended September 30, 2016 (Successor) and the six months ended September 30, 2015 (Successor) and the three months ended March 31, 2015 (Predecessor) (unaudited)	F-4

Notes to Unaudited Consolidated Financial Statements	F-5

For the Years Ended December 31, 2015 and 2014

Report of Independent Registered Public Accounting Firm	F-14

Consolidated Balance Sheets	F-15

Consolidated Statements of Operations	F-16

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-17

Consolidated Statements of Cash Flows	F-18

Notes to Consolidated Financial Statements	F-19

For the Years Ended December 31, 2015 and 2014 (Xing)

Independent Auditor’s Report	F-50

Combined Balance Sheets	F-51

Combined Statements of Income and Changes in Members’ Deficit	F-52

Combined Statements of Cash Flows	F-53

Notes to Combined Financial Statements	F-54

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New Age Beverages Corporation

FINANCIAL STATEMENTS

With Report of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2015 and 2014

and the unaudited interim three and six month periods ended June 30, 2016 and 2015

F-1

New Age Beverages Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2016	December, 31 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$267,784	$43,856
Accounts receivable, net of allowance for doubtful accounts	5,210,300	259,619
Inventories	4,544,441	196,220
Prepaid expenses and other current assets	488,348	26,264
Total current assets	10,510,873	525,959

Property and equipment, net of accumulated depreciation	7,345, 982	66,336
Goodwill	9,524,041	389,014
Customer relationships, net of accumulated amortization	125,000	187,500
Total assets	$27,505,896	$1,168,809

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other current liabilities	$5,713,327	$460,434
Factoring payable	-	110,663
Current portion of notes payable	5,213,515	-
Total current liabilities	10,926,842	571,097

Notes payable, net of unamortized discounts and current portion	9,959,981	78,931
Related party debt, net of unamortized discount	28,953	23,669
Total liabilities	20,915,776	673,697

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized;21,900,106 shares issued and outstanding at September 30, 2016, and 15,435,651 shares issued and outstanding at December 31, 2015	21,900	15,436
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250	250
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 284,807 shares issued and outstanding at September 30, 2016, and 254,807 shares issued and outstanding at December 31, 2015	285	255
Additional paid-in capital	12,021,177	3,811,049
Accumulated deficit	(5,453,492)	(3,331,878)
Total stockholders' equity	6,590,120	495,112
Total liabilities and stockholders' equity	$27,505,896	$1,168,809

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-2

New Age Beverages Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine Months ended	Six Months ended	Three Months ended
	2016	2015	September 30, 2016	September 30, 2015	March 31, 2015
	Successor	Successor	Successor	Successor	Predecessor

REVENUES	$13,482,012	$611,014	$14,757,552	$1,302,999	$576,863
Cost of Goods Sold	10,529,464	458,873	11,629,593	981,336	413,582

GROSS PROFIT	2,952,548	152,141	3,127,959	321,663	163,281

OPERATING EXPENSES:
Advertising, promotion and selling	708,174	126,420	906,009	214,701	51,516
General and administrative	1,798,798	277,567	2,819,226	835,471	134,124
Gain on forgiveness of accrued payroll	-	-	-	(500,000)	-
Legal and professional	150,708	63,520	1,326,108	171,494	47,369
Total operating expenses	2,657,680	467,507	5,051,343	721,666	233,009

INCOME (LOSS) FROM OPERATIONS	294,868	(315,366)	(1,923,384)	(400,003)	(69,728)

OTHER INCOME (EXPENSE):
Interest expense	(123,246)	(34,767)	(189,470)	(107,960)	(2,294)
Other income (expense)	(7,826)	10,853	(8,760)	10,853	-
Total other income (expense)	(131,072)	(23,914)	(198,230)	(97,107)	(2,294)

INCOME (LOSS) FROM CONTINUING OPERATIONS	163,796	(339,280)	(2,121,614)	(497,110)	(72,022)

INCOME FROM DISCONTINUED OPERATIONS	-	50,642	-	133,814	-

NET INCOME (LOSS)	$163,796	$(288,638)	$(2,121,614)	$(363,296)	$(72,022)

NET (LOSS) INCOME PER SHARE – BASIC AND DILUTED
Continuing operations	$0.01	$(0.02)	$(0.12)	$(0.03)
Discontinued operations	0.00	0.00	0.00	0.01
	$0.01	$(0.02)	$(0.12)	$(0.02)

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-3

New Age Beverages Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended	Six Months ended	Three Months ended
	September 30, 2016	September 30, 2015	March 31, 2015
	Successor	Successor	Predecessor
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,121,614)	$(363,296)	$(72,022)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	208,485	121,918	5,100
Amortization of debt discount	44,803	59,207	-
Gain on forgiveness of accrued payroll	-	(500,000)	-
Accrued acquisition costs	753,857	-	-
Common stock issued for services	956,596	304,580	-
Changes in operating assets and liabilities:
Accounts receivable	676,988	(328,812)	(23,277)
Inventories	499,196	(52,629)	105,419
Prepaid expenses and other current assets	30,888	44,675	5,695
Accounts payable, accrued expenses and other current liabilities	(59,597)	330,319	(1,685)
Reserve for legal settlement	-	-	5,100
Net cash provided by (used in) operating activities	989,602	(384,038)	24,330

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,842)	(24,327)	(11,688)
Cash paid to acquire the combined assets of Xing Beverage, LLC	(8,500,000)	-	-
Acquisition costs paid to acquire Xing Beverage, LLC	(753,857)
Repayment of note issued for acquisition of assets of B&R Liquid Adventure	-	(140,000)	-
Acquisition of assets of B&R Liquid Adventure	-	(260,000)	-
Net cash used in investment activities	(9,260,699)	(424,327)	(11,688)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable and bank indebtedness	10,700,000	339,322	-
Proceeds from convertible note payable	200,000	-	-
Net factoring advances	(110,663)	170,228	-
Exercise of stock warrant	21,000	-	-
Issuance of common stock for cash	-	61,200	-
Issuance of Series B Preferred stock for cash	-	25,000	-
Payments on convertible notes payable to related parties	-	-	(69,000)
Repayment of notes payable to related party	-	(50,750)	-
Repayment of notes payable and capital lease obligations	(2,315,312)	(136,379)	(1,874)
Net cash provided by (used in) financing activities	8,495,025	408,621	(70,874)

NET CHANGE IN CASH	223,928	(399,744)	(58,232)
CASH AT BEGINNING OF PERIOD	43,856	458,135	125,312
CASH AT END OF PERIOD	$267,784	$58,391	$67,080

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-4

New Age Beverages Corporation

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

New Age Beverages Corporation (the "Company") was formed under the laws of the State of Washington on April 26, 2010 under the name American Brewing Company, Inc. On April 1, 2015, the Company acquired the assets of B&R Liquid Adventure, which included the brand Bucha® Live Kombucha. On June 30, 2016, the Company acquired the combined assets of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, LLC and Xing Beverage, LLC (see Note 3) and changed the integrated company's name to New Age Beverages Corporation. The Company manufactures, markets and sells a portfolio of Healthy Functional Beverages including XingTea®, an all-natural, non-GMO, non-HFCS premium Ready to Drink (RTD) Tea, Aspen Pure®, an artesian-well, naturally-high PH balanced, source water from the Colorado Rocky Mountains, XingEnergy®, an all-natural, vitamin-enriched, non-GMO, Non-HFCS Energy Drink, and Búcha® Live Kombucha, an organic, all natural, fermented kombucha tea. The portfolio is distributed through the Company's own Direct Store Distribution (DSD) network in Colorado and surrounding states, throughout the United States both direct to major retailers and through its network of DSD partners, and in 10 countries around the world. The brands are sold in all channels of distribution including Hypermarkets, Supermarkets, Pharmacies, Convenience, Gas and other outlets.

Prior to acquiring the Bucha® Live Kombucha brand and business, the Company was a craft brewery operation. On October 1, 2015, American Brewing agreed to sell their brewery, brewery assets and its related liabilities to focus exclusively on the healthy functional beverage category and the Búcha® brand. The assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. The Company recognized the sale of its brewery and micro-brewing operations as a discontinued operation beginning in the third quarter of 2015  (see Note 11). That transaction ultimately concluded in May 2016.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements as of September 30, 2016 of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Form 10-K filed with the SEC on April 7, 2016. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for future quarters or for the full year. Notes to the unaudited condensed consolidated financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2015 as reported in the Form 10-K have been omitted.

The accompanying unaudited interim condensed consolidated financial statements have been presented on a comparative basis. For periods after the acquisition of the Búcha® Live Kombucha brand (since April 1, 2015), our operating results are referred to as Successor. For periods prior to the acquisition of the Búcha® Live Kombucha brand, our operating results are referred to as Predecessor. Where applicable, a black line separates the Successor and Predecessor financial information to highlight the lack of comparability between the periods.

Our operating results for the three months ended September 30, 2015 (Successor) incorporate certain reclassifications necessary to remove our prior micro-brewing operations and brewery from our continuing operations and report them as discontinued operations. Further, our net (loss) income per share has been changed accordingly to report per-share amounts from continuing and discontinued operations. For all periods presented, we are reporting a net loss from continuing operations, and as a result our diluted (loss) earnings per share are the same as our basic (loss) income per share.

As of December 31, 2015, three customers represented approximately 93.7% (59.9%, 22.9% and 10.9%) of accounts receivable. For the nine months ended September 30, 2016 (Successor), three customers represented approximately 27.5% (14.5%, 7.5% and 5.5%) of revenue. For the six months ended September 30, 2015 (Successor), three customers represented approximately 31.3% (18.8%, 7.9% and 4.5%) of revenue. For the three months ended March 31, 2015 (Predecessor), three customers represented approximately 85.6% (30.2%, 29.4% and 26.0%) of revenue.

Accounts Receivable Factoring Arrangement with Recourse

On April 2, 2015, the Company entered into a factoring agreement to sell, with recourse, certain receivables to an unrelated third-party financial institution. Under the terms of the factoring agreement, the Company receives an advance of 80% of qualified receivables and maximum amount of outstanding advances at any one time will not exceed $500,000. On July 1st, 2016 the Company cancelled its factoring contract. As of September 30, 2016 (Successor), the Company has no factoring payable liability as compared to $110,663 as of December 31, 2015

F-5

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Customer Relationships

Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the identifiable net assets acquired. Goodwill and other intangibles with indefinite useful lives are not amortized but tested for impairment annually or more frequently when events or circumstances indicates that the carrying value of a reporting unit more likely than not exceeds its fair value. The goodwill impairment test is applied by performing a qualitative assessment before calculating the fair value of the reporting unit. If, on the basis of qualitative factors, it is considered not more likely than not that the fair value of the reporting unit is less than the carrying amount, further testing of goodwill for impairment would not be required. Otherwise, goodwill impairment is tested using a two-step approach.

Customer relationships are recorded at acquisition cost less accumulated amortization and impairment. Definite lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated. As of September 30, 2016 and December 31, 2015, accumulated amortization was $125,000 and $62,500, respectively.  Amortization expense was $20,834 and $62,500 for the three and nine months ended September 30, 2016 (Successor), respectively. There was no amortization expense for customer relationships in 2015 for the periods presented. .

Long-lived Assets

Long-lived assets consisted of property and equipment and customer relationships and are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, Property, Plant, and Equipment. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Through September 30, 2016, we had not experienced impairment losses on our long-lived assets as management determined that there were no indicators that a carrying amount of the asset may not be recoverable.

Cash Flows

Supplemental Disclosures

	Nine months Ended September 30, 2016	Six months ended June 30, 2015	Three months ended March 31, 2015
	Successor	Successor	Predecessor
CASH PAID DURING THE PERIODS FOR:
Interest	$189,470	$-	$1,861
Income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt issued for acquisition of B&R Liquid Adventure	$-	$140,000	$-
Common stock issued for acquisition of B&R Liquid Adventure	$-	$500,000	$-
Warrants issued to with convertible debt	$18,154	$-	$-
Common stock issued for acquisition of Xing Beverage, LLC	$6,995,000	$-	$-
Promissory note issued for acquisition of Xing Beverage, LLC	$4,500,000	$-	$-
Convertible debt and accrued interest converted into shares of Series B Preferred stock	$225,872	$-	$-

F-6

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – GOING CONCERN AND MANAGEMENT'S LIQUIDITY PLANS

The accompanying unaudited interim condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  Since inception, the Company has financed its operations primarily through equity and debt financings.  As of September 30, 2016, the Company had an accumulated deficit of $5,453,492 and for the nine months then ended incurred operating losses of $2,121,614.  For the nine months ended September 30, 2016, the Company generated cash from operating activities of $989,602.

NOTE 3 – ACQUISITION OF XING BEVERAGE, LLC

On June 30, 2016, the Company acquired the assets of New Age Beverage, LLC, New Age Properties, LLC, Aspen Pure, LLC, and Xing Beverage, LLC (collectively, Xing). Xing is engaged in the manufacturing and sale of various teas and beverages, which will help the Company expand its capabilities and product offering.  The operating results of Xing have been consolidated with those of the Company beginning July 1, 2016.  Total purchase consideration paid was $19,995,000, which consisted of $8,500,000 of cash, a note payable for $4,500,000 and 4,353,915 shares of common stock.  The common stock issued was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Accounts receivable	$5,627,669
Inventories	4,847,417
Prepaid expenses and other current assets	492,972
Property and equipment, net	7,418,789
Other intangible assets acquired	-
Assumption of accounts payable, accrued expenses, other current liabilities and mortgage note payable	(7,526,874)
10,859,973
Goodwill	9,135,027
$19,995,000

The above allocation is preliminary and is subject to change. The acquisition was consummated on June 30, 2016, and as such, the Company has begun to assess the fair value of the various net assets acquired but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 3 to 6 months. Any adjustments necessary may be material to the consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the September 30, 2016 reported operating results or cash flows.

Goodwill is the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets.  In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present.  During the quarter ended September 30, 2016, our preliminary assessment of goodwill increased by $2,188,512 resulting from increased liabilities that were assumed in the business acquisition.

In connection with the acquisition of Xing Beverage, LLC, the Company incurred transactional costs totaling $1,714,463, which has been recognized as expense as of September 30, 2016 (Successor).  Of these costs, $1,326,108 was included in legal and professional fee expense and $388,355 was included in general and administrative expenses.  Legal and professional fee expense includes the Company issuing a total of 167,994 shares of common stock to several consultants for transactional services provided.  The shares were fair valued at $1.61 per share. The balance represents legal and professional fees incurred that have or are going to be paid in cash. The general and administrative expense of $388,355 was pursuant to an employment agreement entered into during the first quarter of 2016, whereby an officer earned 1,078,763 shares of common stock upon the consummation of the Xing acquisition.  These shares were fair valued at $0.36 per share, which is the Company's traded stock price when entering into the employment agreement.

F-7

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – ACQUISITION OF XING BEVERAGE, LLC (continued)

The following unaudited pro forma financial results reflects the historical operating results of the Company, including the Predecessor for the three months ended March 31, 2015, and those of Xing, as if Xing was acquired on January 1, 2015.  The unaudited pro forma financial information includes an adjustment to remove $1,714,463 of one-time transactional costs that were expensed during the nine months ended September 30, 2016 (Successor).  These one-time costs were removed for pro forma purposes as the costs were non-recurring.  No adjustments have been made for synergies that may result from the acquisition.  These combined results are not necessarily indicative of the results that may have been achieved had the companies been combined as of such dates or periods, or of the Company's future operating results.

	Nine months ended September 30, 2016	Year ended December 31, 2015
	(unaudited)	(unaudited)

Revenues	$36,343,081	$45,738,524
Net income (loss) from continuing operations	$(195,880)	$209,968
Income (loss) per share – Basic and diluted
Continuing operations	$(0.01)	$0.01

Weighted average number of common shares outstanding – Basic and Dilutive	20,752,367	19,757,840

Adjustments to the fair values of the assets acquired, which are subject to change, could have a material impact on these pro forma combined results.

F-8

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – INVENTORIES

Inventories consist of brewing materials, tea ingredients, bulk packaging and finished goods.  The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials.   Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.  When acquiring Xing, our inventory balance increased by $4,847,417.

Inventories consisted of the following as of:

	September 30, 2016	December 31, 2015
Raw materials	$357,179	$46,928
Work-in-process	25,316	5,798
Finished goods	4,161,946	143,494
	$4,544,441	$196,220

NOTE 5 – PROPERTY AND EQUIPMENT

When acquiring Xing, our property and equipment balance increased by $7,418,789.  Our property and equipment consisted of the following as of:

	September 30, 2016	December 31, 2015
Land and building	$6,270,000	$-
Trucks and coolers	630,000	-
Other property and equipment	602,182	76,551
Less: accumulated depreciation	(156,200)	(10,215)
	$7,345,982	$66,336

Depreciation expense, computed on the basis of three-to-five year useful lives for all property and equipment, and a 40-year useful life on the building, was $138,330 and $3,238 for the three months ended September 30, 2016 and 2015 (Successor). For the nine months ended September 30, 2016 (Successor), depreciation expense was $145,985.  Depreciation expense was $6,477 for the six months ended September 30, 2015 (Successor) and $5,100 for the three months ended March 31, 2015 (Predecessor).

F-9

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLE

Notes payable consisted of the following as of:

	September 30, 2016	December 31, 2015
Revolving note payable due bank	$5,800,000	$-
Note payable due to bank – secured by building	4,773,200	-
Seller's note payable	4,500,000	-
Note payable, net of unamortized discount of $99,704 and $121,069	100,296	78,931
	15,173,496	78,931
Less: current portion	(5,213,515)	-
Long-term portion, net of unamortized discounts	$9,959,981	$78,931

In connection with the Acquisition of Xing, the Company entered into several notes payable with a bank and received proceeds of $10.7 million. One note payable is for $4,800,000, bears interest at 4.02%, and is secured by the Company's land and building. Principal and interest is payable in monthly installments of $25,495 through June 2021 at which time the unpaid principal balance is due. The other note payable is a revolving credit facility that allows borrows up to $5.9 million, bears interest payable monthly at LIBOR plus a margin ranging from 2.25% to 3.00% depending on the current ratio of payment obligations to earnings as defined in the agreement, and is secured by the Company's assets. The amount that maybe borrowed under the revolving credit facility is based on the Company's eligible receivables, inventory and fixed assets, and is reduces by $50,000 each month beginning August 1, 2016 until the facility has been reduced down to $2,900,000. The revolving credit facility matures on June 30, 2018.

The Company also issued a $4.5 million note payable to a selling shareholder of Xing. This seller's note bears interest, payable monthly, at 1% per year, beginning after December 31, 2016. The loan matures on June 30, 2017.

On March 19, 2016, the Company entered into a Securities Purchase Agreement with an unaffiliated third party, whereby the Company sold a Convertible Promissory Note in an amount of $200,000. The purchaser also received a three-year Warrant to purchase 100,000 shares at an exercise price of $0.40 per share. The Company has allocated the loan proceeds among the debt and the warrant based upon relative fair values. The relative fair value of the warrant was determined to be $18,154.  During the three months ended September 30, 2016, the note was converted into 30,000 shares of Series B Preferred stock.

NOTE 7 – RELATED PARTY DEBT

Related Party debt consisted of the following as of:

	September 30, 2016	December 31, 2015
Related party debt, net of unamortized discount of $31,047 and $36,331	$28,953	$23,669
Less: current portion	-	-
Long-term portion, net of unamortized discount	$28,953	$23,669

In March 2015, the Company borrowed $60,000 from Chuck Santry, a former member of management. The note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately. The note was issued in conjunction with an equity payment totaling 53,073 shares of Series B preferred stock that was issued with the debt. The Company has allocated the loan proceeds among the debt and the stock based upon relative fair values. The relative fair value of the stock was determined to be $42,742 and was recorded as a debt discount. The discount will be amortize d over the life of the loan to interest expense. As of September 30, 2016, no principal payment has been made on this note.

F-10

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

In April 2015, the Company assumed a facilities lease with a third party for the manufacture of its Búcha® Live Kombucha tea, which expired February 29, 2016. In September 2015, the Company extended the facilities lease for 39 months effective March 1, 2016 and expiring May 31, 2019. The monthly base rent is $2,795 for first 12 months, $2,879 for next 12 months, $2,965 for next 12 months, and $3,054 for the balance of the term. Monthly rent payments also include common area maintenance charges, taxes, and other charges. On June 30, 2016 the Company assumed the lease commitments for the New Age Beverage, LLC (NAB) and Xing Beverage, LLC (Xing) when they acquired those companies. The Denver property, previously leased by NAB, has a base rent of $33,000 per month plus common area expenses, with escalation clauses over time. The Colorado Springs property, previously leased by Xing, has a base rent of $14,000 per month plus common area expenses, with escalation clauses over time.

Future minimum lease payments under these facilities leases are approximately as follows:

2016	$145,500
2017	604,349
2018	611,410
2019	597,093
2020	588,000
$2,546,352

Rent expense was $141,000 and $25,185 for the three months ended September 30, 2016 and 2015 (Successor).  Rent expense was $156,307 for the nine months ended September 30, 2016 (Successor).  Rent expense was $33,204 for the six months ended September 30, 2015 (Successor) and $6,435 for the three months ended March 31, 2015 (Predecessor).

Legal

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the condensed consolidated unaudited interim financial statements as of September 30, 2016.

NOTE 9 – STOCKHOLDERS' EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, each having a par value of $0.001, with voting, distribution, dividend and redemption rights, and liquidation preferences and conversions as designated by the board of directors. The board of directors has designated 250,000 shares as Series A Preferred stock, par value $.001 per share.

("Series A Preferred"). Each share of Series A Preferred shall have 500 votes for any election or other vote placed before the shareholders of the Company. As of September 30, 2016, 250,000 shares of Series A Preferred are issued and outstanding. The board of directors has designated 300,000 shares as Series B Preferred stock, par value $.001 per shares ("Series B Preferred"). The Series B Preferred is non-voting, not eligible for dividends and ranks equal to common stock and below Series A preferred stock. Each share of Series B Preferred has a conversion rate into eight shares of common stock. As of September 30, 2016, 284,807 shares of Series B Preferred are issued and outstanding.

Common Stock

During the nine months ended June 30, 2016, the Company issued 50,000 shares of fully vested common stock to a consultant as partial consideration for professional services to be rendered. The shares were fair valued at $0.41 per share, which was the traded stock price of the Company's common stock at the time of grant. The Company (Successor) recognized legal and professional fees of $20,500 related to this grant. The Company also issued 42,000 shares of common stock in connection with a warrant being exercised (see Note 10).

In connection with the acquisition of Xing, the Company issued a total of 5,600,672 shares of common stock as either purchase consideration or payment of transactional services that were provided (see Note 3).

F-11

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On August 3, 2016, the Company's approved and implemented the New Age Beverages Corporation 2016-2017 Long Term Incentive Plan (the "Plan") pursuant to which the maximum number of shares that can be granted is 1,600,000 shares.  Grants under the Plan may include options and restricted stock, as well as many other equity-type awards. The purpose of the Plan is to attract able persons to enter the employ or to serve as directors or as consultants of the Company and its affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates.  The shares of our common stock to be issued in connection with the Plan will not be registered under the Securities Act.  As of September 30, 2016, there has been no grants under the Plan.

NOTE 10 – COMMON STOCK WARRANTS

As of September 30, 2016, the Company had a warrant to purchase 100,000 shares of common stock outstanding with an exercise of $0.40 per share.  The warrant expires in March 2019. A summary of common stock warrants activity for the nine months ended September 30, 2016 is as follows:

		Weighted Average
	Number	Exercise Price

Warrants outstanding December 31, 2015	1,127,000	$0.94
Granted	100,000	$0.40
Exercised	(42,000)	$0.50
Forfeited	(1,085,000)	$0.96
Warrants outstanding September 30, 2016	100,000	$0.40
Warrants exercisable as of September 30, 2016	100,000	$0.40

During the nine months ended September 30, 2016, the Company issued a three-year warrant to purchase 100,000 shares at an exercise price of $0.40 per share in connection with a $200,000 Convertible Promissory Note (see Note 6).  During the three months ended June 30, 2016, warrants totaling 42,000 shares of common stock were exercised at $0.50 per share.  The Company received $21,000 when the warrant shares were exercised.  Warrants outstanding as of December 31, 2015, which were not exercised, were forfeited on June 30, 2016 when acquiring Xing.

NOTE 11 – DISCONTINUED OPERATIONS – BREWERY AND MICRO-BREWING OPERATIONS

On October 1, 2015 (the "Closing Date"), the Company entered into an asset purchase agreement ("APA") whereby it sold its assets and various liabilities related to its brewery and micro-brewing operations to AMBREW (the "Sale".) Under the terms of the APA, the assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. The liabilities consisted of brewing-related contracts held by the Company, liabilities related to inventory as well as lease obligations.

The Company recognized the sale of its brewery and micro-brewing operations as a discontinued operation, in accordance with Accounting Standards Update (ASU) 2014-08, "Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity."

F-12

NEW AGE BEVERAGES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following table provides income and expense of discontinued operations for the three and six months ended September 30, 2015 (Successor):

	Three Months Ended	Six Months Ended
	September 30, 2015	September 30, 2015

Revenues	$262,194	$510,216
Cost of goods sold	203,887	366,852
Gross profit	58,307	143,364
Operating expenses	-	-
Income from operations	58,307	143,364
Interest expense	(7,665)	(9,550)
Income from discontinued operations	$50,642	$133,814

NOTE 12 – NET (LOSS) INCOME PER SHARE

The following table provides basic and diluted shares outstanding for the calculation of net (loss) income per share. Series B preferred stock is included on an as-converted basis and warrants are included using the treasury stock method.  For the periods whereby we are reporting a net loss from continuing operations, securities to acquire common stock or are convertible into shares of common stock are excluded from the computation of net (loss) income per share as they would be anti-dilutive.

	Three months ended September 30,		Nine Months ended	Six Months ended
	2016	2015	September 30, 2016	June 30, 2015
	Successor	Successor	Successor	Successor

Weighted average shares outstanding – Basic	21,900,106	15,403,925	17,878,784	14,318,764
Series B preferred stock	2,278,456	-	-	-
Warrant to acquire common stock	75,827	-	-	-
Weighted average shares outstanding – Diluted	24,254,389,	15,403,925	17,878,784	14,318,764

F-13

To the Board of Directors and Shareholders of

American Brewing Company, Inc.

Torrance, California

We have audited the accompanying balance sheets of American Brewing Company, Inc. (the “Company”) as of December 31, 2015 (Successor) and of B&R Liquid Adventure, LLC as of December 31, 2014 (Predecessor), and the related statements of operations, members’ capital and stockholders’ equity (deficit), and cash flows for each of the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Brewing Company, Inc. as of December 31, 2015 and of B&R Liquid Adventure, LLC (Predecessor) as of December 31, 2014, and the results of their operations and their cash flows for each of the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficit at December 31, 2015, recurring net losses, and a working capital deficit at December 31, 2015, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 5, 2016

F-14

AMERICAN BREWING COMPANY, INC.

BALANCE SHEETS

	December 31, 2015	December 31, 2014
	Successor	Predecessor
ASSETS
CURRENT ASSETS:
Cash	$43,856	$125,312
Accounts receivable, net of allowance for doubtful accounts of zero and $13,638, respectively	259,619	254,705
Inventories	196,220	286,070
Prepaid expenses and other current assets	26,264	13,865
Total current assets	525,959	679,952

Property and equipment, net of accumulated depreciation of $10,215 and $36,541, respectively	66,336	65,453
Customer relationships, net of accumulate amortization of $62,500 and zero, respectively	187,500	-
Goodwill	389,014	-
Total assets	$1,168,809	$745,405

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$282,845	$616,719
Current portion of notes payable and capital leases, net of unamortized discounts	-	3,689
Convertible notes payable to related parties	-	120,000
Factoring payable	110,663	-
Accrued expenses and other current liabilities	177,589	106,899
Reserve for legal settlement	-	342,924
Total current liabilities	571,097	1,190,231

Note payable and capital leases, less current portion, net of unamortized discounts of $121,069 and zero	78,931	-
Related party debt, less current portion, net of unamortized discounts of $36,331 and zero	23,669	-
Total liabilities	673,697	$1,190,231

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized; 15,435,651 shares issued and outstanding	15,436	-
Members’ equity, no par value, 40,000,000 shares authorized; 1,366,042 shares issued and outstanding	-	(35,000)
Series A Preferred stock, $0.001 par value: 250,000 shares authorized, 250,000 shares issued and outstanding	250	-
Series B Preferred stock, $0.001 par value: 300,000 shares authorized, 254,807 shares issued and outstanding	255	-
Series A Preferred stock, no par value: 8,000,000 shares authorized, 6,205,558 shares issued and outstanding	-	4,327,628
Additional paid-in capital	3,811,049	126,328
Accumulated deficit	(3,331,878)	(4,863,782)
Total stockholders’ equity	495,112	(444,826)
Total liabilities and stockholders’ equity	$1,168,809	$745,405

See accompanying notes which are an integral part of these financial statements.

F-15

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF OPERATIONS

	Nine Months	Three Months
	Ended	Ended	Year Ended
	December 31, 2015	March 31, 2015	December 31, 2014
	Successor	Predecessor	Predecessor

REVENUES	$1,844,889	$576,863	$2,789,936
Less: Cost of Goods Sold	1,606,141	402,235	1,911,932

GROSS PROFIT	238,748	174,628	878,004

OPERATING EXPENSES:
Advertising, promotion and selling	209,109	51,516	578,970
General and administrative	1,065,954	145,469	595,199
Gain on forgiveness of accrued payroll	(500,000)	-	-
Legal and professional	225,390	47,371	470,193
Total operating expenses	1,000,453	244,356	1,644,362

LOSS FROM OPERATIONS	(761,705)	(69,728)	(766,358)

OTHER INCOME (EXPENSE):
Interest expense	(138,988)	(2,294)	(125,169)
Interest income	1	-	92
Total other income (expense)	(138,987)	(2,294)	(125,077)

LOSS FROM CONTINUING OPERATIONS	(900,692)	(72,022)	(891,435)

Loss on sale of discontinued operations	(256,773)	-	-
Income from discontinued operations	126,154	-	-

NET LOSS	$(1,031,311)	$(72,022)	$(891,435)

NET LOSS PER SHARE - BASIC AND DILUTED:
Continuing operations	$(0.06)
Discontinued operations	(0.01)
Net loss	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	15,403,925

See accompanying notes which are an integral part of these financial statements.

F-16

AMERICAN BREWING COMPANY, INC.

STATEMENT OF MEMBERS’ CAPITAL AND STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2014 and 2015

	Common stock		Series A Preferred Capital		Series B Preferred Capital		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

PREDECESSOR
Balance at December 31, 2013	1,366,042	$(35,000)	6,183,516	$4,311,096	-	$-	$6,328	$(3,972,347)	$310,077

Debt discount due to beneficial conversion feature	-	-	-	-	-	-	120,000	-	120,000
Series A Preferred stock issued for accounts payable	-	-	22,042	16,532	-	-	-	-	16,532
Net loss	-	-	-	-	-	-	-	(891,435)	(891,435)
Balance at December 31, 2014	1,366,042	(35,000)	6,205,558	4,327,628	-	-	126,328	(4,863,782)	(444,826)

Net loss	-	-	-	-	-	-	-	(72,022)	(72,022)
Balance at March 31, 2015	1,366,042	$(35,000)	6,205,558	$4,327,628	-	$-	$126,328	$(4,935,804)	$(516,848)

SUCCESSOR
Balance at April 1, 2015	13,045,220	13,046	250,000	250	229,807	230	2,916,184	(2,300,567)	629,143

Common stock issued in B&R acquisition	1,479,290	1,479	-	-	-	-	498,521	-	500,000
Common stock issued for cash	204,000	204	-	-	-	-	60,996	-	61,200
Series B Preferred stock issued for cash	-	-	-	-	25,000	25	24,975	-	25,000
Common stock issued for services	707,141	707	-	-	-	-	310,373	-	311,080
Net loss	-	-	-	-	-	-	-	(1,031,311)	(1,031,311)
Balance at December 31, 2015	15,435,651	$15,436	250,000	$250	254,807	$255	$3,811,049	$(3,331,878)	$495,112

See accompanying notes which are an integral part of these financial statements.

F-17

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF CASH FLOWS

	Nine months	Three months
	ended	ended	Year ended
	December 31, 2015	March 31, 2015	December 31, 2014
	Successor	Predecessor	Predecessor

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,031,311)	$(72,022)	$(891,435)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	10,215	5,100	19,926
Depreciation expense from discontinued operations	115,441	-	-
Amortization of debt discounts	68,466	-	120,000
Amortization of customer relationships	62,500	-	-
Bad debt expense	-	-	13,638
Gain on forgiveness of accrued payroll	(500,000)	-	-
Common stock issued for services	311,080	-	-
Loss on sale of discontinued operations	256,773	-	-
Changes in operating assets and liabilities:
Accounts receivable	(272,175)	(23,277)	99,810
Inventories	100,419	105,419	16,165
Prepaid expenses and other current assets	58,271	5,695	(5,695)
Accounts payable	142,307	(5,158)	153,241
Accrued expenses and other current liabilities	44,032	3,473	(6,394)
Reserve for legal settlement	-	5,100	212,224
Net cash (used in) provided by operating activities	(633,982)	24,330	(268,520)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22,951)	(11,688)	(4,929)
Purchases of property and equipment in discontinued operations	(1,050)	-	-
Cash received for sale of discontinued operations	395,650	-	-
Repayment of note issued for acquisition of assets of B&R Liquid Adventure	(140,000)	-	-
Acquisition of assets of B&R Liquid Adventure	(260,000)	-	-
Net cash used in investment activities	(28,351)	(11,688)	(4,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on convertible notes payable to related parties	-	-	120,000
Proceeds from notes payable	288,320	-	-
Net factoring advances	110,663	-	-
Issuance of common stock for cash	61,200	-	-
Issuance of Series B Preferred stock for cash	25,000	-	-
Payments on convertible notes payable to related parties	-	(69,000)	-
Repayment of notes payable to related party	(50,750)	-	-
Repayment of notes payable and capital lease obligations	(186,379)	(1,874)	(7,497)
Net cash provided by (used in) financing activities	248,054	(70,874)	112,503

NET CHANGE IN CASH	(414,279)	(58,232)	(160,946)
CASH AT BEGINNING OF PERIOD	458,135	125,312	286,258
CASH AT END OF PERIOD	$43,856	$67,080	$125,312

SUPPLEMENTAL INFORMATION:
Cash paid during the period for:
Interest	$-	$1,861	$5,169
Income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt issued for acquisition of B&R Liquid Adventure	$140,000	$-	$-
Common stock issued for acquisition of B&R Liquid Adventure	$500,000	$-	$-
Preferred stock issued for settlement of accounts payable	$-	$-	$16,532
Debt discount from beneficial conversion feature	$-	$-	$120,000

See accompanying notes which are an integral part of these financial statements.

F-18

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

American Brewing Company, Inc. (the “Company”) was formed under the laws of the State of Washington on April 26, 2010. Through September 30, 2015, the Company was a micro-brewing company and also manufactured and sold búcha® Live Kombucha, a gluten free, organic certified, sparkling kombucha tea. The Company acquired the búcha® Live Kombucha brand and the assets related to the production and sale of it pursuant to an agreement dated April 1, 2015 (see Note 4). The búcha® Live Kombucha brand is distributed in major health and grocery chains throughout North America.

On October 1, 2015 (the “Closing Date”), the Company entered into an Asset Purchase Agreement (the “APA”) whereby the Company sold its assets and various liabilities related to its brewery and micro-brewing operations to AMBREW, LLC, a Washington limited liability company (“AMBREW”). On the closing date, the parties executed all documents related to the transaction. Under the terms of the APA, the assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. The liabilities consisted of brewing-related contracts held by the Company, liabilities related to inventory as well as lease obligations. The Company recognized the sale of its brewery and micro-brewing operations as a discontinued operation, in accordance with ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (See Note 3).

Since October 1, 2015, the Company is focusing exclusively on its búcha® Live Kombucha business, which produces a gluten-free, organic certified sparkling kombucha tea.

Basis of Presentation

The accompanying financial statements have been presented on a comparative basis. For periods after the acquisition of the búcha® Live Kombucha brand (see Note 4), the Company is referred to as the Successor and its results of operations combines the brewery operations and the kombucha tea operations. For periods prior to the acquisition of the búcha® Live Kombucha brand, the Company is referred to as the Predecessor and its results of operations includes only the búcha® Live Kombucha operations. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $3,331,878 and $4,863,782 as of as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor), respectively, had net losses of $1,031,311, $72,022 and $891,435 for the nine months ended December 31, 2015 (Successor), for the three months ended March 31, 2015 (Predecessor) and for the year ended 2014 (Predecessor), respectively, and had negative working capital of $45,138 as of December 31, 2015. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-19

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company’s financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, provision for excess or expired inventory, depreciation of property and equipment, realizability of long-lived assets and fair market value of equity instruments issued for goods or services. The current economic environment has increased the degree and uncertainty inherent in these estimates and assumptions.

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor) included cash on-hand. Cash equivalents are considered all accounts with an original maturity date within 90 days.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable primarily consists of trade receivables. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company’s allowance for doubtful accounts was zero as of December 31, 2015 (Successor) and $13,638 as of December 31, 2014 (Predecessor).

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. At times such amounts may exceed federally insured limits.

Receivables arising from sales of the Company’s products are not collateralized. As of December 31, 2015 (Successor), three customers represented approximately 92.8% (59.0%, 22.9% and 10.9%) of accounts receivable. As of December 31, 2014 (Predecessor), four customers represented approximately 75.1% (25.4%, 24.0%, 13.5% and 12.1%) of accounts receivable.

For the nine months ended December 31, 2015 (Successor), three customers represented approximately 75.6% (32.7%, 24.2% and 18.6%) of total revenue. For the three months ended March 31, 2015 (Predecessor), three customers represented approximately 85.6% (30.2%, 29.4% and 26.0%) of total revenue. For the year ended December 31, 2014 (Predecessor), four customers represented approximately 84.5% (28.1%, 18.9%, 18.9% and 18.6%) of revenue.

F-20

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. The Company determined that none of its financial instruments meet the criteria for derivative accounting as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor).

Beneficial Conversion Features

The Company has from time to time issued convertible notes that may have conversion prices that create an embedded pursuant to accounting guidance. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Accounts Receivable Factoring Arrangement with Recourse

In April 2015, the Company entered into a factoring agreement to sell, with recourse, certain receivables to an unrelated third-party financial institution. Under the terms of the factoring agreement, the Company receives an advance of 80% of qualified receivables and maximum amount of outstanding advances at any one time will not exceed $500,000. For the nine months ended December 31, 2015 (Successor), the Company received net advances from the factoring of accounts receivable of $110,663 and recognized factoring interest and fees of $34,069. The Company pays factoring fees associated with the sale of receivables at the rate of 0.67% of the gross face value of the receivable for every ten-day period or fraction thereof from the date of the advance until the receivable is paid in full. The outstanding factoring payable as of December 31, 2015 was $110,663.

F-21

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the identifiable net assets acquired. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and other intangibles with indefinite useful lives are not amortized but tested for impairment annually or more frequently when events or circumstances indicates that the carrying value of a reporting unit more likely than not exceeds its fair value. The goodwill impairment test is applied by performing a qualitative assessment before calculating the fair value of the reporting unit. If, on the basis of qualitative factors, it is considered not more likely than not that the fair value of the reporting unit is less than the carrying amount, further testing of goodwill for impairment would not be required. Otherwise, goodwill impairment is tested using a two-step approach.

The first step involves comparing the fair value of a company’s reporting units to their carrying amount. If the fair value of the reporting unit is determined to be greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount is determined to be greater than the fair value, the second step must be completed to measure the amount of impairment, if any. The second step involves calculating the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit from the fair value of the reporting unit as determined in step one. The implied fair value of the goodwill in this step is compared to the carrying value of goodwill. If the implied fair value of the goodwill is less than the carrying value of the goodwill, an impairment loss equivalent to the difference is recorded. The Company performed a qualitative assessment and determined there was no impairment of goodwill recognized during 2015.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized is the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company’s common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventories consist of tea ingredients, packaging and finished goods and are stated at the lower of cost (first-in, first-out basis) or market value. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials. There was no reserve for obsolescence as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor).

Property and Equipment

Property and equipment consists primarily of brewing equipment and are stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets, generally five years. Major renewals and betterments that extend the life of the property are capitalized. Expenditures for repairs and maintenance are expensed as incurred.

F-22

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Long-lived Assets

The Company’s long-lived assets consisted of property and equipment and customer relationships and are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, Property, Plant, and Equipment. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Through December 31, 2015, the Company had not experienced impairment losses on its long-lived assets as management determined that there were no indicators that a carrying amount of the asset may not be recoverable.

Revenue Recognition

The Company’s products are distributed in major health and grocery chains throughout North America. Revenue is recognized upon delivery of goods to the customer. An allowance for estimated returns is provided at the time of the sale. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

Cost of goods sold mainly consisted of raw material costs, packaging costs, direct labor and certain overhead allocated costs. Costs are recognized when the related revenue is recorded. Shipping and handling costs for all wholesale sales transactions are billed to the customer and are included in costs of goods sold for all periods presented.

Advertising, Promotions and Sales

Advertising, promotional and selling expenses consisted of sales salaries, tap handles, media advertising costs, sales and marketing expenses, and promotional activity expenses and are recognized when incurred in the accompanying statement of operations.

General and Administrative Expenses

General and administrative expenses consisted of professional service fees, rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Customer Programs and Incentives

Customer programs and incentives, which include customer promotional discount programs and customer incentives, are a common practice in the alcohol beverage industry. The Company incurs customer program costs to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs and incentives are recorded as reductions to net revenue or as advertising, promotional and selling expenses in accordance with ASC Topic 605-50, Revenue Recognition—Customer Payments and Incentives, based on the nature of the expenditure.

F-23

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2015, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Predecessor

The Predecessor is a limited liability corporation and is classified as a partnership for income tax purposes. The Predecessor profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in these financial statements. The Predecessor has no unrecognized tax benefits as of December 31, 2014.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding. Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method or the two-class method, whichever is more dilutive. As the Company incurred net losses for the years ended December 31, 2015 (Successor) and 2014 (Predecessor), no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive. Therefore, basic and dilutive net income (loss) per share were the same. If the Company had net income, potential dilutive securities consists of warrants to purchase 1,127,000 and 875,042 shares of common stock as of December 31, 2015 (Successor) and December 31, 2014 (Predecessor), respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-24

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – DISCONTINUED OPERATIONS – BREWERY AND MICRO-BREWING OPERATIONS

On October 1, 2015 (the “Closing Date”), the Company entered into an APA whereby it sold its assets and various liabilities related to its brewery and micro-brewing operations to AMBREW (the “Sale”.) On the Closing Date, the parties executed all documents related to the Sale. Under the terms of the APA, the assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. The liabilities consisted of brewing-related contracts held by the Company, liabilities related to inventory as well as lease obligations. The Sale price was paid in cash of $395,650 and assumed debt owed to a third party related to three equipment financing agreements and various capital lease arrangements (See Note 8.)

The Sale is subject to customary closing conditions, namely that the Washington State Liquor and Cannabis Board (“WSLCB”) shall have approved AMBREW’s assumption of the Company’s WSLCB license and issued a corresponding license in AMBREW’s name to operate the assets of the business from and after the Closing Date (the “WSLCB Condition”). The parties intend, to the maximum extent possible, provided that the conditions to Sale have occurred, including specifically the WSLCB Condition, that the benefits and obligations of ownership and operation of the assets of the business shall accrue to AMBREW beginning as of the Closing Date. As of April 5, 2016, the date these financial statements were available to be issued, the WSLCB has not issued a license to AMBREW.

The Company recognized the sale of its brewery and micro-brewing operations as a discontinued operation, in accordance with ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.”

Assets and Liabilities of Discontinued Operations

The following table provides the details of the assets and liabilities of our discontinued brewery and micro-brewing operations as of the Closing Date:

October 1, 2015
Assets of discontinued operations:
Current:
Accounts receivable	$62,588
Inventories	85,493
Prepaid expenses and other current assets	11,588
Noncurrent:
Property and equipment	869,118
Other assets	12,816
Total assets of discontinued operations	$1,041,603

Liabilities of discontinued operations:
Current:
Accounts payable	$18,907
Accrued expenses and other current liabilities	46,874
Current portion of notes payable and capital leases	93,953
Noncurrent:
Noncurrent portion of notes payable and capital leases	229,446
Total liabilities of discontinued operations	$389,180

Net assets sold	$652,423
Cash received	395,650
Loss on sale of discontinued operations	$256,773

F-25

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Income and Expense of Discontinued Operations

The following table provides income and expense of discontinued operations for the nine months ended December 31, 2015 (Successor), the three months ended March 31, 2015 (Predecessor), and the year ended December 31, 2014 (Predecessor), respectively:

	Nine Months	Three Months	Year
	Ended	Ended	Ended
	December 31, 2015	March 31, 2015	December 31, 2014
	Successor	Predecessor	Predecessor

Revenue	$510,216	$-	$-
Less: Cost of Goods Sold	366,852	-	-
Gross Profit	143,364	-	-

Other expenses	7,660	-	-
Interest expense	9,550	-	-
Income from discontinued operations	$126,154	$-	$-

NOTE 4 – ACQUISITION OF ASSETS OF B&R LIQUID ADVENTURE, LLC

On April 1, 2015, the Company acquired substantially all of the operating assets of B&R Liquid Adventure, LLC, a California Limited Liability Company (“B&R”) (the “Acquisition”). B&R is engaged in the manufacture of búcha® Live Kombucha, a gluten free, organic certified, sparkling kombucha tea. On April 1, 2015, the parties executed all documents related to the Acquisition. Upon the closing of the Acquisition, the Company received substantially all of the operating assets of B&R, consisting of inventory, fixed assets and intellectual property.

Kombucha, a fermented, probiotic tea beverage, offers a myriad of health benefits. With the acquisition of the búcha® Live Kombucha brand, which features eight flavors, the Company plans to leverage its beer-making expertise to expand distribution in major health and grocery chains throughout North America.

The purchase price of the operating assets of B&R was a cash payment of $260,000, a secured promissory note in an amount of $140,000 and the issuance 1,479,290 shares of common stock valued at $500,000. In addition, the Company assumed $121,416 of scheduled liabilities.

The 1,479,290 shares of common stock were issued with “Price Protection” for a period of 18 months, meaning that on the date that is 18 months from the date of the Acquisition, if the market value of the common stock issued pursuant to the Acquisition is less than $500,000, the Company shall issue additional shares so the aggregate amount of shares held by B&R is equal to a market value of $500,000 based on the average closing bid price of the common stock for the five days prior thereto. The Company determined the fair value of the 1,479,290 shares issued as of December 31, 2015 to be higher than $500,000, and thus no additional shares were due as of December 31, 2015.

The Company accounted for its acquisition of the operating assets of B&R using the acquisition method of accounting. B&R’s inventory, fixed assets and identifiable intangible assets acquired and liabilities assumed were recorded based upon their estimated fair values as of the closing date of the Acquisition. The excess of purchase price over the value of the net assets acquired was recorded as goodwill.

F-26

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Total Purchase Consideration:
Cash	$260,000
Notes payable	140,000
Common stock issued	500,000
$900,000

The following table summarizes the estimated fair values of the tangible and intangible assets acquired as of the date of acquisition:

Net assets acquired:
Inventories	$328,802
Customer relationships	250,000
Property and equipment, net	53,600
Assumption of scheduled liabilities	(121,416)
510,986
Goodwill	$389,014

Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. The Company performed a qualitative assessment and determined there was no impairment of goodwill recognized during 2015.

NOTE 5 – INVENTORIES

Inventories consist of brewing materials, tea ingredients, bulk packaging and finished goods. The cost elements of work in process and finished goods inventory consist of raw materials and direct labor. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials. Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.

Inventories consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Raw materials	$46,928	$83,892
Work-in-process	5,798	-
Finished goods	143,494	202,178
	$196,220	$286,070

F-27

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – CUSTOMER RELATIONSHIPS

Customer relationships consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Customer relationships	$250,000	$-
Less: accumulated amortization	(62,500)	-
	$187,500	$-

Customer relationships were evaluated as part of the tangible and intangible assets acquired in the Acquisition (see Note 4) and recorded at their fair market value. Amortization expense is computed on a straight-line basis of three years determined to be the useful life. Amortization expense was $62,500, zero and zero for the nine months ended December 31, 2015 (Successor), the three months ended March 31, 2015 (Predecessor), and the year ended December 31, 2014 (Predecessor), respectively. Amortization expense is classified as cost of goods sold in the statements of operations.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Property and equipment	$76,551	$101,994
Less: accumulated depreciation	(10,215)	(36,541)
	$66,336	$65,453

Depreciation expense is computed on the basis of three to five year useful lives for all property and equipment. Depreciation expense from continuing operations was $10,215, $5,100 and $19,926 for the nine months ended December 31, 2015 (Successor), the three months ended March 31, 2015 (Predecessor), and the year ended December 31, 2014 (Predecessor), respectively. Depreciation expense is classified as cost of goods sold in the statements of operations. Depreciation expense from discontinued operations was $115,441 for the nine months ended December 31, 2015 (Successor).

F-28

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – NOTES PAYABLE AND CAPITAL LEASES

Notes payable and capital leases consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Notes payable, net of unamortized discounts of $121,069 and zero	$78,931	$-
Capital lease obligations (Predecessor)	-	3,689
	78,931	3,689
Less: current portion	-	(3,689)
Long-term portion, net of unamortized discounts of $121,069 and zero	$78,931	$-

In March 2015, the Company entered into two 60-day promissory notes for cash proceeds of $50,000 each. Each note has a 1.5% loan fee and bears an interest rate of 8% per annum. The loan fees resulted in aggregate discounts to the notes of $2,250. The notes also included an equity payment totaling 30,000 shares of common stock that were issued with the debt. The Company has allocated the loan proceeds among the debt and the stock based upon relative fair value. The relative fair value of the stock was determined to be $9,020 and it was recorded as a debt discount. The two notes were fully paid off during the nine months ended December 31, 2015.

In March 2015, the Company borrowed $60,000 from Chuck Santry, a former member of management (see Note 4). The note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately. The note was issued in conjunction with an equity payment totaling 53,073 shares of Series B preferred stock that was issued with the debt. The Company has allocated the loan proceeds among the debt and the stock based upon relative fair value. The relative fair value of the stock was determined to be $42,742 and was recorded as a debt discount. The discount will be amortized over the life of the loans to interest expense. As of December 31, 2015, no payment has been made on this note and the remaining balance of this note is $60,000 ($23,669, net of the unamortized discount.)

On April 1, 2015, a promissory note in an amount of $140,000 was issued pursuant to the Acquisition (see Note 4). The note bears interest at 10% per annum and it matured on June 30, 2015. The note was fully paid off and the balance as of December 31, 2015 is zero.

In April 2015, the Company borrowed $50,000 under a 90-day promissory note. The note bears interest at 3% per month and was due on July 21, 2015. The note was fully paid off and the balance as of December 31, 2015 is zero.

Aggregate amortization of debt discounts on third party and related party debt was $68,466 during the nine months ended December 31, 2015.

F-29

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Obligations under Capital Leases (Predecessor)

In January 2013, the Predecessor entered into a lease agreement for the purchase of an Alcolyzer, a highly accurate analysis system which determines the alcohol content of its Kombucha products. The lease is for 24 months and requires monthly payments of $701, plus sales tax. The Predecessor paid a down payment on the equipment lease of $4,957. The lease is secured by the underlying leased asset. This arrangement was accounted for as a capital lease and capitalized the asset at $23,900. As of December 31, 2014, the outstanding balance under this capital lease was $3,689.

Notes payable and capitalized leases of discontinued operations

As discussed in Note 3, the Company sold its assets related to its brewery and micro-brewing operations. The Sale price was paid in cash of $395,650 and assumed debt owed to a third party related to three equipment financing agreements and various capital lease arrangements as described:

●	an Equipment Financing Agreement dated January 2015 for $124,322. The note required 48 monthly payments of $3,218 each of which include $628 in interest.

●	an Equipment Financing Agreement dated June 2015 for $125,000. The note required 48 monthly payments of $3,236 each of which include $632 in interest.

●	an Equipment Financing Agreement dated June 2015 for $113,320. The note required 48 monthly payments of $2,934 each of which include $573 in interest.

●	various capital lease agreements ranging from two to three years with interest rates ranging from 5% to 6%.

NOTE 9 – RELATED PARTY DEBT AND TRANSACTIONS

Related party debt consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Related party debt, net of unamortized discounts of $36,331 and zero	$23,669	$-
Promissory notes payable, convertible, interest at 10% per annum. Due on December 10, 2014 (Predecessor)	-	120,000
	23,669	120,000
Less: current portion	-	(120,000)
Long-term portion, net of unamortized discounts of $121,069 and zero	$23,669	$-

F-30

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

In March 2015, the Company entered into a 60 day-promissory note for cash proceeds of $50,000 with a member of management. The note has a 1.5% loan fee and bears an interest rate of 8% per annum. The loan fee resulted in a discount to the note of $750. The note also included an equity payment of 200,000 shares of common stock that were issued with the debt. The Company has allocated the loan proceed among the debt and the stock based upon relative fair value. The relative fair value of the stock was determined to be $29,420 and it was recorded as a debt discount. The note was fully paid off during the nine months ended December 31, 2015.

In March 2015, the Company borrowed $60,000 from a member of management used for the Acquisition (see Note 4). The note bears interest at 10% per annum and is due and payable beginning June 30, 2015 maturing on March 31, 2020. Payments of interest are required quarterly. Should the Company be successful in raising $2,000,000 or more in funding the entire balance of the note will be due immediately. The note was issued in conjunction with an equity payment totaling 53,073 shares of Series B preferred stock that was issued with the debt. The Company has allocated the loan proceeds among the debt and the stock based upon relative fair value. The relative fair value of the stock was determined to be $42,742 and was recorded as a debt discount. The discount will be amortized over the life of the loans to interest expense. As of December 31, 2015, no payment has been made on this note and the remaining balance of this note is $60,000 ($23,669, net of the unamortized discount.)

Convertible Notes Payable to Related Parties (Predecessor)

On September 10, 2014, in connection with new funding of $120,000, the Predecessor issued four promissory notes in the amounts of $50,000, $50,000, $10,000 and $10,000 to related party shareholders and officers of the Company. The promissory notes are unsecured, convertible, bear interest at 10% per annum and are due on or before December 10, 2014. The promissory notes are outstanding as of December 31, 2014 and are in default, bearing default interest at 15% per annum, or the maximum interest rate allowed by law if less. At any time before or at maturity, the lender shall have the right to convert the promissory note, including principal and unpaid interest, into shares of Series A Preferred of Predecessor stock at $0.375 per share.

In accordance with accounting guidance for beneficial conversion features, the Predecessor recorded a debt discount of $120,000, with a corresponding amount to additional paid-in capital, representing the intrinsic value of the beneficial conversion features. The entire debt discount was amortized to interest expense during the year ended December 31, 2014.

Accrued Officer Compensation and Gain on Forgiveness of Accrued Payroll

In April 2015, the Company and two officers agreed to forgive $500,000 of the $600,000 in accrued officer compensation. This resulted in the Company recognizing a gain of $500,000 on forgiveness of accrued payroll during the nine months ended December 31, 2015. No payments have been made on the remaining balance of $100,000, which is recorded as an accrued liability on the accompanying balance sheet as of December 31, 2015.

For the nine months ended December 31, 2015, the Company recorded an expense of approximately $10,800 for company-related expenses incurred on an officer’s personal credit card. This amount was paid in full on October 5, 2015 from the proceeds from the sale of the brewery and micro-brewing operations. The Company had previously been making monthly installment payments of $1,000 on this credit card.

F-31

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – RESERVE FOR LEGAL SETTLEMENT (PREDECESSOR)

The reserve for legal settlement consisted of the following as of:

	December 31, 2015	December 31, 2014
	Successor	Predecessor

Award of attorneys’ fees	$-	$316,545
Accrued interest to December 31, 2014		26,379
	$-	$342,924

In May 2012, the Predecessor got in a dispute with Devil’s Canyon Brewery (“DCB”) over damage allegedly caused by the Predecessor to certain brewing tanks and related premises damage arising out of the Predecessor’s use of DBC’s facilities for brewing of its products. The Predecessor’s insurance carrier paid for certain repairs which DCB subsequently contended were insufficient. Dissatisfied with the repairs, in September 2012, DCB filed a lawsuit against the Predecessor. The Predecessor vigorously defended the action while concurrently seeking to settle the action. Mediation and settlement conferences were unsuccessful and a jury trial commenced in October 2013. The jury found in favor of DCB’s breach of contract claims and awarded damages in the amount of $130,700, which is recorded as reserve for legal settlement on the accompanying balance sheet as of December 31, 2013. The Predecessor’s insurance carrier subsequently paid what it contended was its policy limits of $113,700 and the Predecessor paid the balance of the judgment in January 2014.

In December 2013, DCB filed a motion for attorneys’ fees seeking approximately $355,000. In January 2014, the Predecessor filed its own motion seeking approximately $234,000 in attorneys’ fees contending that it should be designated the prevailing party in this action. In March 2014, the court denied the Predecessor’s motion for attorneys’ fees and granted DCB’s motion for approximately $268,000, which the court later modified increasing the award in favor of DCB to $316,545. The Predecessor appealed to the court and the appeal remained pending as of December 31, 2014.

During the three months ended March 31, 2015, the parties settled the case with the Predecessor agreeing to pay $275,000 in full and final settlement of the case. The Predecessor is indebted to its attorney for fees and costs in the amount of approximately $182,000 as of December 31, 2014, which is recorded as accounts payable on the accompanying balance sheets.

F-32

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 11 – MEMBERS’ CAPITAL (PREDECESSOR)

Members’ Capital Accounts

The Predecessor’s LLC Operating Agreement provides for the issuance of common stock and Class A shares. Members’ capital accounts include the members’ initial investment and allocated profit and losses incurred to date. As of December 31, 2014, the number of shares of common and Series A Preferred stock outstanding may not exceed 40,000,000 and 8,000,000, respectively.

Common Stock

During the three months ended March 31, 2015 (Predecessor) and during the year ended December 31, 2014 (Predecessor), there were no new issuances of shares of common stock.

Series A Preferred Stock

During the three months ended March 31, 2015 (Predecessor), there were no new issuances of shares of Series A Preferred stock, and during the year ended December 31, 2014 (Predecessor), there was 22,042 shares of Series A Preferred stock issued in settlement of trade accounts payable totaling $16,532.

NOTE 12 – STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, each having a par value of $0.001, with voting, distribution, dividend and redemption rights, and liquidation preferences and conversions as designated by the board of directors.

The board of directors has designated 250,000 shares as Series A Preferred stock, par value $.001 per share (“Series A Preferred”). Each share of Series A Preferred shall have 500 votes for any election or other vote placed before the shareholders of the Company. As of December 31, 2015, 250,000 shares of Series A Preferred are issued and outstanding.

The board of directors has designated 300,000 shares as Series B Preferred stock, par value $.001 per shares (“Series B Preferred”). The Series B Preferred is non-voting, not eligible for dividends and ranks equal to common stock and below Series A preferred stock. Each share of Series B Preferred has a conversion rate into eight shares of common stock. During the nine months ended December 31, 2015, the Company sold 25,000 shares of Series B Preferred for $25,000 cash. As of December 31, 2015, 254,807 shares of Series B Preferred are issued and outstanding.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock, $0.001 par value.

F-33

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Common stock issued in B&R Acquisition

During the nine months ended December 31, 2015 (Successor), 1,479,290 shares of common stock were issued pursuant to the Acquisition (see Note 4). The Company estimated the fair market value to be $0.338 per share at the time of issuance. These shares were issued with “Price Protection” for a period of 18 months. If the market value of the common stock issued pursuant to the Acquisition is less than $500,000, the Company shall issue additional shares so the aggregate amount of shares issued in the Acquisition is equal to a market value of $500,000 based on the average closing bid price of the common stock for the five days prior thereto.

Common stock issued for cash

During the nine months ended December 31, 2015 (Successor), 204,000 shares of common stock were sold to three investors for cash proceeds of $61,200, or $.30 per share, under a private placement offering. The offering provided for the issuance warrants to purchase 50% of the number of shares subscribed for, at a price of $.50 per share, expiring one year from the investment. A total of 102,000 warrants were issued and expire between April 13 and June 10, 2016 (see Note 13).

Common stock issued for services

During the nine months ended December 31, 2015 (Successor), 707,141 shares of common stock were issued to employees and consultants in connection with services rendered as follows:

●	52,000 shares were issued to employees for services rendered. The Company determine the fair market value (FMV) to be $0.44 per share at the time of issuance and recorded an expense of $22,880.

●	85,714 shares were issued to employee pursuant to an employment contract whereby the employee would be granted shares valued at $30,000. The Company determined the FMV to be $0.35 per share at the time of issuance and recorded an expense of $30,000.

●	64,427 shares were issued to employee pursuant to an employment contract whereby the employee would be granted shares equal to $6,500 at the end of each quarter effective with the three months ending March 31, 2015. The Company determined the per share FMV to be $0.35 as of March 31, $0.46 as of June 30, $0.42 as of September 30 and $.40 as of December 31. Accordingly, the employee received 18,571, 14,130. 15,476 and 16,250 shares of common stock, respectively, and the Company recorded an expense of $26,000.

●	5,000 shares were issued to Stonefield Fund for services rendered. The Company determined the FMV to be $0.44 per share at the time of issuance and recorded an expense of $2,200.

●	500,000 shares were issued to LP Funding, LLC for services rendered. The Company determined the FMV to be $0.46 per share at the time of issuance and recorded an expense of $230,000.

As of December 31, 2015, 15,435,651 shares of common stock are issued and outstanding.

F-34

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 13 – COMMON STOCK WARRANTS

Successor

As of December 31, 2015, the Company had warrants to purchase 1,127,000 shares of common stock outstanding, with exercise prices between $0.50 and $1.00 and expiration dates between September 2016 and October 2019. A summary of common stock warrants activity for the nine months ended December 31, 2015 is as follows:

		Weighted Average
	Number	Exercise Price

Warrants outstanding March 31, 2015	1,025,000	$0.99
Granted	102,000	0.50
Exercised	-	-
Forfeited	-	-
Warrants outstanding December 31, 2015	1,127,000	$0.94
Warrants exercisable as of December 31, 2015	1,127,000	$0.94

Predecessor

Common Stock Options

A summary of stock option activity for the three months ended March 31, 2015 (Predecessor) and the year ended December 31, 2014 (Predecessor) is as follows:

	Number	Weighted Average Exercise price

Options outstanding December 31, 2013	875,042	$.16
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding December 31, 2014	875,042	$.16
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding March 31, 2015	875,042	$.16
Options exercisable March 31, 2015	468,792	$.16

As of March 31, 2015 and December 31, 2014, the range of exercise prices of the outstanding options was $0.05 to $.25 per share. Of the total options outstanding, 375,042 options were granted at $0.05 per share and are fully vested as of December 31, 2014 and 500,000 options were granted at $.25 per share with a vesting rate of 6.25% per quarter from July 14, 2014. The relative fair value of the options was determined to be nominal.

F-35

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Common Stock Warrants

A summary of stock option warrants activity for the three months ended March 31, 2015 (Predecessor) and the year ended December 31, 2014 (Predecessor) is as follows:

		Weighted Average
	Number	Exercise price

Warrants outstanding December 31, 2013	-	$-
Granted	60,000	-
Exercised	-	-
Forfeited	-	-
Warrants outstanding December 31, 2014	60,000	$-
Granted	-	-
Exercised	-
Forfeited	-	-
Warrants outstanding March 31, 2015	60,000	$-
Warrants exercisable March 31, 2015	60,000	$-

During the year ended December 31, 2014, the Predecessor issued an aggregate of 60,000 common stock warrants to purchase shares of common stock at $0.01 in connection with borrowings from related party shareholders and officers of the Predecessor. The relative fair value of the common stock warrants was determined to be nominal.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Legal Matter (Predecessor)

As discussed in Note 10, during the year ended December 31, 2014, the Predecessor was involved in a lawsuit over damage allegedly caused by the Predecessor to certain brewing tanks and related premises damage. The Predecessor eventually lost on the matter. During the three months ended March 31, 2015, the parties settled the case with the Predecessor agreeing to pay $275,000 in full and final settlement of the case.

Operating Lease Commitments

Effective April 1, 2015, the Company assumed a facilities lease with a third party for the manufacture of its búcha® Live Kombucha tea. This lease was executed in August 31, 2013 with a lease term of 31 months, expiring February 29, 2016. In September 2015, the Company extended the facilities lease for 39 months effective March 1, 2016 and expiring May 31, 2019. The monthly base rent is $2,795 for first 12 months, $2,879 for next 12 months, $2,965 for next 12 months, and $3.054 for the balance of the term. Monthly rent payments also include common area maintenance charges, taxes, and other charges.

Future minimum lease payments under this facilities lease are approximately as follows:

2016	$33,622
2017	34,379
2018	35,410
2019	15,093
2020	-
$118,504

F-36

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Rent expense operations was $37,900, $8,250 and $32,800 for the nine months ended December 31, 2015 (Successor), the three months ended March 31, 2015 (Predecessor), and the year ended December 31, 2014 (Predecessor), respectively.

Legal

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the financial statements as of December 31, 2015.

NOTE 15 – SEGMENT INFORMATION

The Company follows segment reporting in accordance with FASB ASC Topic 280, Segment Reporting. Prior to October 1, 2015, the Company’s brewery operations were classified into two operating segments; “retail,” to retail customers through the Company’s tasting room located in the greater Seattle, Washington area, and “wholesale,” to distributors under various distributor agreements. Although both segments are involved in the sale and distribution of beer, they serve different customers and are managed separately, requiring specialized expertise. As discussed in Note 3, on October 1, 2015, the Company sold its assets and various liabilities related to its brewery and micro-brewing operations. The Company recognized the sale of its brewery and micro-brewing operations as a discontinued operation in the accompanying financial statements.

As discussed in Note 4, effective April 1, 2015, the Company also manufactures and sells búcha® Live Kombucha, a gluten free, organic certified, sparkling kombucha tea. The kombucha tea brand serves different customers and is managed separately, requiring specialized expertise. Prior to October 1, 2015, the Company also reported it kombucha tea business as an operating segment. However, with the sale of the Company’s brewery and micro-brewing operations, the Company now operates in one segment, that of búcha® Live Kombucha tea business. Accordingly, no further segment reporting is required as of December 31, 2015 and for the period then ended.

F-37

AMERICAN BREWING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 16 – INCOME TAXES

Successor

The Company net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

December 31, 2015
Successor

Net operating loss carry forwards	$728,000
Intangible amortization difference	18,000
Less valuation allowance	(746,000)
Net deferred tax asset	$-

The approximate net operating loss carry forward was $2,079,000 as of December 31, 2015 (Successor) and will start to expire in 2028.

Predecessor

The Predecessor is a limited liability corporation and is classified as a partnership for income tax purposes. The Predecessor profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in these financial statements. The Predecessor has no unrecognized tax benefits as of December 31, 2014 (Predecessor.)

NOTE 17 – SUBSEQUENT EVENTS

Sale of Convertible Promissory Note

On March 19, 2016, the Company entered into a Securities Purchase Agreement with an unaffiliated third party, whereby the Company sold a Convertible Promissory Note in an amount of $200,000. The purchaser also received a three-year Warrant to purchase 100,000 shares at an exercise price of $0.40 per share. The Convertible Promissory Note is convertible after 180 days into shares of the Company’s common stock at a twenty-five percent (25%) discount to the Volume Weighted Average Price for the five (5) trading days prior to the date of conversion. The securities were sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) and Section 4(6) under the Securities Act.

Management Changes

Effective March 24, 2016, our Chief Executive Officer and President, Neil Fallon, was promoted to serve as Executive Chairman of the board of directors of the Company. Also on that same date, Brent Willis was appointed to serve as interim Chief Executive Officer, interim Chief Financial Officer, and as a Director of the Company.

Name Change

On March 30, 2016, the board of directors recommended that the Company amend its articles of incorporation to change its name from American Brewing Company, Inc. to Búcha, Inc., and to effect a change to its public stock symbol. Also on March 30, 2016, the majority shareholders acting by majority consent approved the name change. The Company intends to file the necessary state and regulatory documents to effect the name change.

F-38

XING GROUP

COMBINED FINANCIL STATEMENTS

JUNE 30, 2016 AND DECEMBER 31, 2015

F-39

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of Xing Group

Denver, Colorado

We have reviewed the accompanying combined financial statements of Xing Group, which comprise the combined balance sheets as of June 30, 2016 and December 31, 2015, and the related combined statements of income and changes in members’ deficit and cash flows for the six months ended June 30, 2016 and 2015 and the related notes to the combined financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Accell Audit & Comliance, P.A.

Tampa, Florida

December 14, 2016

4806 West Gandy Boulevard ●Tampa, Florida 33611● 813.440.6380

F-40

Xing Group

Combined Balance Sheets

June 30, 2015 and December 31, 2015

	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash	$400	$400
Accounts receivable, net	4,878,533	3,095,621
Inventory	4,847,417	4,150,443
Prepaid expenses	190,798	131,793
Total current assets	9,917,148	7,378,257

Property and equipment, net	3,956,053	4,034,876
Deposits	1,750	1,750
TOTAL ASSETS	$13,874,951	$11,414,883

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,460,688	$1,915,195
Current portion of note payable	90,022	100,019
Current portion of capital lease obligations	48,540	129,155
Due to related parties	9,775,000	4,650,000
Line of credit	14,220,000	19,470,000
Total current liabilities	28,594,250	26,264,369

Note payable, net of current portion	2,098,490	2,129,493
Capital lease obligation, net of current portion	80,398	66,387
Total liabilities	30,773,138	28,460,249

Members’ deficit	(16,898,187)	(17,045,366)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$13,874,951	$11,414,883

See Independent Accountant’s Review Report and accompanying notes to the combined financial statements.

F-41

Xing Group

Combined Statements of Income and Changes in Members’ Deficit

For the six months ended June 30, 2016 and 2015

	June 30, 2016	June 30, 2015

Revenues, net	$21,585,529	$21,579,107

Cost of revenues	16,663,821	16,634,274
Gross profit	4,921,708	4,944,833

Operating expenses
Wages and benefits	2,940,560	2,679,790
General and administrative	1,396,512	1,356,277
Total operating expenses	4,337,072	4,036,067

Income from operations	584,636	908,766

Other income (expense)
Interest expense	(451,351)	(461,926)
Other income	13,894	166,148
Total other expense	(437,457)	(295,778)

Net income	147,179	612,988

Members’ deficit, beginning of period	(17,045,366)	(17,817,674)

Members’ deficit, end of period	$(16,898,187)	$(17,204,686)

See Independent Accountant’s Review Report and accompanying notes to the combined financial statements.

F-42

Xing Group

Combined Statements of Cash Flows

For the six months ended June 30, 2016 and 2015

	June 30, 2016	June 30, 2015
Cash Flows from Operating Activities
Net income	$147,179	$612,988
Adjustments to reconcile net income to net cash from operations
Depreciation and amortization	215,495	187,825
Change in working capital
Accounts receivable, net	(1,782,912)	(1,534,961)
Inventory	(696,974)	(1,981,313)
Prepaid expenses	(59,005)	(146,239)
Accounts payable and accrued liabilities	2,545,493	1,579,016
Net cash from operating activities	369,276	(1,282,684)

Cash flows from investing activities
Purchases of property and equipment	(136,672)	(277,976)

Cash flows from financing activities
Activity in due to related parties, net	5,125,000	350,000
Activity on line of credit, net	(5,250,000)	1,016,261
Payments on note payable	(41,000)	(39,454)
Payments on capital lease obligations	(66,604)	(12,340)
Net cash from financing activities	(232,604)	1,314,467

Net increase in cash	-	(246,193)
Cash at beginning of period	400	246,593
Cash at end of period	$400	$400

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest	$451,351	$461,926

See Independent Accountant’s Review Report and accompanying notes to the combined financial statements.

F-43

Xing Group

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

Note 1 - Organization and Nature of Business

Principles of Combination: The combined financial statements present the combined financial position and the combined results of operations of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, LLC and Xing Beverage, LLC, collectively (the “Companies” or “Xing”). All significant intercompany transactions and balances have been eliminated in the combined financial statements.

Nature of Operations: The Companies were formed under the laws of the State of Colorado on various dates from 2002 to 2007. The Companies manufacture, market and sell a portfolio of Healthy Functional Beverages including XingTea®, an all-natural, non-GMO, non-HFCS premium Ready to Drink (RTD) Tea, Aspen Pure®, an artesian-well, naturally-high PH balanced, source water from the Colorado Rocky Mountains, and XingEnergy®, an all-natural, vitamin-enriched, non-GMO and Non-HFCS Energy Drink. The portfolio of brands is distributed through the Company’s own Direct Store Distribution (DSD) network in Colorado and surrounding states, throughout the United States both direct to major retailers and through its network of DSD partners, and in 10 countries around the world. The brands are sold in all channels of distribution including Hypermarkets, Supermarkets, Pharmacies, Convenience, Gas and other outlets.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Companies combined financial statements. The combined financial statements and accompanying notes are the representations of the Companies management, who is responsible for their integrity and objectivity.

Revenue Recognition: The Companies recognize revenue on product sales only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The fee for the arrangement is fixed or determinable; and

●	Collectability is reasonably assured.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Companies significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets, and sales return reserve.

Cash and Cash Equivalents: The Companies consider all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

F-44

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of accounts receivable. The Companies manage credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Companies have certain customers whose revenue individually represented 10% or more of the Companies total revenue, or whose accounts receivable balances individually represented 10% or more of the Companies total accounts receivable.

For the six months ended June 30, 2016 and 2015, no individual customer exceeded 10% of net revenues.

At June 30, 2016 and December 31, 2015, one customer accounted for 17% of accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Companies have had little bad debt expense. As of June 30, 2016 and December 31, 2015, the Companies allowance for doubtful accounts was $36,600 and $15,561, respectively.

Inventory: Inventory consists of raw materials, bulk packaging and finished goods. Finished goods consist of products purchased from third parties, ready for distribution and Xing products packaged by co-packing facilities. The cost elements of the Xing products consist of raw materials and fees charged by the co-packing facilities. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life

Building and improvements	39 Years
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expensed as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Companies periodically assess whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Companies have determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of June 30, 2016 and December 31, 2015 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

F-45

Income Taxes: The Companies are limited liability companies which are treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass through entity, that require disclosure.

The Companies’ federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the six months ended June 30, 2016 and 2015, the Companies incurred minimal advertising costs.

Shipping and Handling: The Companies utilize both internally owned and operated vehicles and third party transport companies to deliver their product. Third party shipping and handling costs incurred during the six months ended June 30, 2016 and 2015 were $753,337 and $886,126, respectively, and is included in Cost of Revenues in the accompanying combined statements of income.

Note 3 – Inventory

As of June 30, 2016 and December 31, 2015, inventory consisted of the following:

	June 30, 2016	December 31, 2015

Finished goods	$4,363,767	$3,284,056
Raw materials	483,650	866,387
	$4,847,417	$4,150,443

Note 4 – Property and Equipment

As of June 30, 2016 and December 31, 2015, property and equipment consisted of the following:

	June 30, 2016	December 31, 2015

Building and improvements	$3,314,927	$3,314,927
Equipment	1,447,118	1,447,118
Vehicles	1,298,602	1,274,629
Furniture and office equipment	1,020,090	907,391
Computer and software	225,445	225,445
Total property and equipment	7,306,182	7,169,510
Less: accumulated depreciation	(3,350,129)	(3,134,634)
Property and equipment, net	$3,956,053	$4,034,876

Depreciation expense was $215,495 and $187,825 for the six months ended June 30, 2016 and 2015, respectively, and is included in “General and administrative” expenses in the accompanying combined statements of income.

F-46

Note 5 – Line of Credit

In 2011, the Companies entered into two revolving lines of credit with a financial institution. The lines of credits bore interest at the Prime Rate, but no less than 4% per annum (4% at June 30, 2016 and December 31, 2015). The lines of credit matured on June 15, 2016 and were guaranteed by a member of the Companies. The lines of credit were paid in full during 2016.

Note 6 – Notes Payable and Capital Leases

In October 2013, the Companies borrowed $2,400,000 from a financial institution at an interest rate of 4.53%. The loan is secured by a deed of trust, is payable in monthly installments of principal and interest of $15,269 and a balloon payment of $1,998,985 and matures in October 2018. The loan was paid in full during 2016.

The Companies also entered into various capital leases between 2013 and 2015, with various interest rates and maturities through August 2019. Monthly lease payments range from $334 to $2,476. As of June 30, 2016, the remaining future minimum payments are as follows:

Year Ended December 31,	Notes Payable	Capital Leases
2016	$91,615	$64,051
2017	183,231	30,475
2018	2,136,408	28,288
2019	-	11,568
Total minimum payments	2,411,254	134,382
Less amounts representing interest	222,742	5,444
Present value of minumum payments	2,188,512	128,938
Less current portion	90,022	48,540
Long-term portion	$2,098,490	$80,398

Note 7 – Related party

The Companies have entered into short-term operating advances with related parties. These advances bear no interest and are due on demand. The balances due as of June 30, 2016 and December 31, 2015 were $9,775,000 and $4,650,000, respectively. The loans were paid in full during 2016.

F-47

Note 8 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility in Colorado which expires in August 2017 with monthly rental payments ranging from $9,000 to $11,000 over the lease term. The Companies have an option to extend the lease for two additional three-year lease periods. The lease contains minimum rent escalation clauses at various intervals, resulting in minimal differences between the monthly rental payments and rent expense determined on a straight-line basis over the life of the lease. The Companies are also responsible for its share of landlord’s operating expenses.

As of June 30, 2016, the future minimum rental payments under the non-cancelable operating lease obligation is as follows:

Year Ended December 31,
2016	$64,000
2017	88,000
$152,000

Total rent expense for the six months ended June 30, 2016 and 2015 was $84,000 and $86,500, respectively.

Litigation, Claims and Assessments: From time to time, the Companies are subject to various litigation and other claims in the normal course of business. The Companies establish liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the combined financial statements with respect to any matters.

Note 9 - Subsequent Events

The Companies have evaluated subsequent events through December 14, 2016, the date the combined financial statements were available to be issued and have determined the following subsequent events require disclosure in the combined financial statements:

On June 30, 2016, the Companies were acquired by New Age Beverages Corporation for a total purchase consideration of $19,995,000 paid to the members, which consisted of $8,500,000 in cash, a note payable for $4,500,000 and 4,353,915 shares of common stock. The common stock received was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

F-48

Xing Group

COMBINED FINANCIAL STATEMENTS

With Report of Independent Public Accounting Firm

For the fiscal years ended December 31, 2015 and 2014

F-49

INDEPENDENT AUDITORS’ REPORT

To the Members of

Xing Group

We have audited the accompanying combined financial statements of Xing Group, including the combined balance sheets as of December 31, 2015 and 2014, and the related statements of income and changes in members’ deficit and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of the combined fnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined fnancial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined fnancial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined fnancial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined fnancial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined fnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined fnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signifcant accounting estimates made by management, as well as evaluating the overall presentation of the combined fnancial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the fnancial position of Xing Group as of December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

September 6, 2016

F-50

XING GROUP

COMBINED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS
Current assets
Cash	$400	$246,593
Accounts receivable, net	3,095,621	3,178,752
Inventory	4,150,443	4,338,951
Prepaid expenses	131,793	58,564
Total current assets	7,378,257	7,822,860
Property and equipment, net	4,034,876	3,832,753
Deposits	1,750	1,750
TOTAL ASSETS	$11,414,883	$11,657,363

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,915,195	$2,482,802
Current portion of note payable	100,019	103,724
Current portion of capital lease obligations	129,155	63,193
Due to related parties	4,650,000	4,150,000
Line of credit	19,470,000	20,470,000
Total current liabilities	26,264,369	27,269,719

Note payable, net of current portion	2,129,493	2,205,318
Capital lease obligation, net of current portion	66,387	-
Total liabilities	28,460,249	29,475,037

Members’ deficit	(17,045,366)	(17,817,674)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$11,414,883	$11,657,363

F-51

XING GROUP

COMBINED STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ DEFICIT

December 31, 2015 and 2014

	2015	2014
Revenues, net	$43,316,772	$40,163,661

Cost of revenues	33,682,086	31,302,068
Gross profit	9,634,686	8,861,593

Operating expenses
Wages and benefits	5,937,645	5,362,210
General and administrative	2,538,422	2,406,771
Total operating expenses	8,476,067	7,768,981

Income from operations	1,158,619	1,092,612
Other income (expense)
Interest expense	(937,847)	(984,292)
Other income	551,536	137,449
Other expense	-	(23,089)
Total other expense	(386,311)	(869,932)

Net Income	772,308	222,680

Members' deficit, beginning of period	(17,817,674)	(18,040,354)

Members' deficit, end of period	$(17,045,366)	$(17,817,674)

F-52

XING GROUP

COMBINED STATEMENTS OF CASH FLOWS

December 31, 2015 and 2015

	2015	2014
Cash Flows from Operating Activities
Net income	$772,308	$222,680
Adjustments to reconcile net income to net cash from operations
Depreciation and amortization	430,989	375,651
Gain on the sale of property and equipment	(71,022)	(5,500)
Change in working capital
Accounts receivable, net	83,131	(315,674)
Inventory	188,508	(732,449)
Prepaid expenses	(73,229)	68,793
Deposits	-	(1,750)
Accounts payable and accrued liabilities	(567,607)	(599,272)
Net cash from operating activities	763,078	(987,521)

Cash flows from investing activities
Purchases of property and equipment	(329,380)	(311,785)

Cash flows from financing activities
Activity in due to related parties, net	500,000	1,150,000
Activity on line of credit, net	(1,000,000)	500,000
Payments on note payable	(79,530)	(75,987)
Payments on capital lease obligations	(100,361)	(28,514)
Net cash from financing activities	(679,891)	1,545,499

Net increase in cash	(246,193)	246,193
Cash at beginning of period	246,593	400
Cash at end of period	$400	$246,593

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest	$937,847	$984,292

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under capital leases	$228,080	$91,707

F-53

XING GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 1 - Organization and Nature of Business

Principles of Combination: The combined financial statements present the combined financial position and the combined results of operations of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, LLC and Xing Beverage, LLC, collectively (the “Companies” or “Xing”). All significant intercompany transactions and balances have been eliminated in the combined financial statements.

Nature of Operations: The Companies were formed under the laws of the State of Colorado on various dates from 2002 to 2007. The Companies manufacture, market and sell a portfolio of Healthy Functional Beverages including XingTea®, an all-natural, non-GMO, non-HFCS premium Ready to Drink (RTD) Tea, Aspen Pure®, an artesian-well, naturally-high PH balanced, source water from the Colorado Rocky Mountains, and XingEnergy®, an all-natural, vitamin-enriched, non-GMO and Non-HFCS Energy Drink. The portfolio of brands is distributed through the Company’s own Direct Store Distribution (DSD) network in Colorado and surrounding states, throughout the United States both direct to major retailers and through its network of DSD partners, and in 10 countries around the world. The brands are sold in all channels of distribution including Hypermarkets, Supermarkets, Pharmacies, Convenience, Gas and other outlets.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Companies combined financial statements. The combined financial statements and accompanying notes are the representations of the Companies management, who is responsible for their integrity and objectivity.

Revenue Recognition: The Companies recognize revenue on product sales only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The fee for the arrangement is fixed or determinable; and

●	Collectability is reasonably assured.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Companies significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets, and sales return reserve.

Cash and Cash Equivalents: The Companies consider all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of accounts receivable. The Companies manage credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Companies have certain customers whose revenue individually represented 10% or more of the Companies total revenue, or whose accounts receivable balances individually represented 10% or more of the Companies total accounts receivable.

F-54

For the years ended December 31, 2015 and 2014, no individual customer exceeded 10% of net revenues.

At December 31, 2015 and 2014, one customer accounted for 17% and 11%, respectively, of accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Companies have had little bad debt expense. As of December 31, 2015 and 2014, the Companies allowance for doubtful accounts was $15,561 and $30,000.

Inventory: Inventory consists of raw materials, bulk packaging and finished goods. Finished goods consist of products purchased from third parties, ready for distribution and Xing products packaged by co-packing facilities. The cost elements of the Xing products consist of raw materials and fees charged by the co-packing facilities. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Building and improvements	39 Years
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expensed as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Companies periodically assess whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Companies have determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of December 31, 2015 and 2014 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Companies are limited liability companies which are treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass through entity, that require disclosure.

The Companies’ federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the years ended December 31, 2015 and 2014, the Companies incurred minimal advertising costs.

Shipping and Handling: The Companies utilize both internally owned and operated vehicles and third party transport companies to deliver their product. Third party shipping and handling costs incurred during the years ended December 31, 2015 and 2014 were $1,815,822 and $1,748,285, respectively, and is included in Cost of Revenues in the accompanying combined statements of income.

Note 3 – Inventory

As of December 31, 2015 and 2014, inventory consisted of the following:

	2015	2014

Finished goods	$3,284,056	$3,265,481
Raw materials	866,387	1,073,470
	$4,150,443	$4, 338, 951

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Note 4 – Property and Equipment

As of December 31, 2015 and 2014, property and equipment consisted of the following:

	2014	2015

Building and improvements	$3,314,927	$3,314,927
Equipment	1,447,118	1,291,497
Vehicles	1,274,629	1,022,161
Furniture and office equipment	907,391	783,935
Computer and software	225,445	225,445
Total property and equipment	7,169,510	6,637,965
Less: accumulated depreciation	(3,134,634)	(2,805,212)
Property and equipment, net	$4,034,876	$3,832,753

Depreciation expense was $430,989 and $375,651 for the years ended December 31, 2015 and 2014, respectively, and is included in “General and administrative” expenses in the accompanying combined statements of income.

Note 5 – Line of Credit

In 2011, the Companies entered into two revolving lines of credit with a financial institution. The lines of credit bear interest at the Prime Rate, but no less than 4% per annum (4% at December 31, 2015 and 2014). The lines of credit mature on June 15, 2016 and are guaranteed by a member of the Companies. The lines of credit were paid in full during 2016.

Note 6 – Notes Payable and Capital Leases

In October 2013, the Companies borrowed $2,400,000 from a financial institution at an interest rate of 4.53%. The loan is secured by a deed of trust, is payable in monthly installments of principal and interest of $15,269 and a balloon payment of $1,998,985 and matures in October 2018. The loan was paid in full during 2016.

The Companies also entered into various capital leases between 2013 and 2015, with various interest rates and maturities through August 2019. Monthly lease payments range from $334 to $2,476.

Year Ended December 31,	Notes Payable	Capital Leases
2,016	$183,231	$133,208
2,017	183,231	30,475
2,018	2,136,408	28,288
2,019	-	11,568
Total minimum payments	2,502,870	203,539
Less amounts representing interest	273,358	7,997
Present value of minumum payments	2,229,512	195,542
Less current portion	100,019	129,155
Long-term portion	$2,129,493	$66,387

Note 7 – Related party

The Companies have entered into short-term operating advances with related parties. These advances bear no interest and are due on demand. The balances due as December 31, 2015 and 2014 were $4,650,000 and $4,150,000, respectively. The loans were paid in full during 2016.

Note 8 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility in Colorado which expires in August 2017 with monthly rental payments ranging from $9,000 to $11,000 over the lease term. The Companies have an option to extend the lease for two additional three-year lease periods. The lease contains minimum rent escalation clauses at various intervals, resulting in minimal differences between the monthly rental payments and rent expense determined on a straight-line basis over the life of the lease. The Companies are also responsible for its share of landlord’s operating expenses.

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As of December 31, 2015, the future minimum rental payments under the non-cancelable operating lease obligation is as follows:

Year Ended
December 31,
2016	$128,000
2017	88,000
$216,000

Total rent expense for the years ended December 31, 2015 and 2014 was $170,000 and $155,500, respectively.

Litigation, Claims and Assessments: From time to time, the Companies are subject to various litigation and other claims in the normal course of business. The Companies establish liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the combined financial statements with respect to any matters.

Note 9 - Subsequent Events

The Companies have evaluated subsequent events through September 6, 2016, the date the combined financial statements were available to be issued and have determined the following subsequent events require disclosure in the combined financial statements:

On June 30, 2016, the Companies were acquired by New Age Beverages Corporation for a total purchase consideration of $19,995,000 paid to the members, which consisted of $8,500,000 in cash, a note payable for $4,500,000 and 4,353,915 shares of common stock. The common stock received was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

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Shares of Common Stock

Warrants to Purchase            Shares of Common Stock

PROSPECTUS

Aegis Capital Corp.

                                     , 2016

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or expected relating to this prospectus and distribution, all of which we will pay, are as follows:

SEC Registration Fee		$2,238.32
NASDAQ Listing Fee		$75,000.00
FINRA Filing Fee		$3,397.00
Printing and Engraving Expenses		$20,000.00
Legal Fees and Expenses		$25,000.00
Accounting Fees and Expenses		$16,000.00
Transfer Agent and Registrar Fees and Expenses		$2,000.00
Miscellaneous Fees and Expenses	$

TOTAL		$143,635.32

Item 14. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to our By-Laws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Revised Code of Washington Section 23B.08.320, the articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Pursuant to our Articles of Incorporation, as allowed by the Revised Code of Washington, we have chosen to limit the personal liability of a director to the corporation or our shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the directors, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

In addition to the above, pursuant to the Revised Code of Washington, Section 23B.08.520, we shall be required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to the Revised Code of Washington Section 23B0.570, (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director; (2) The corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The Corporation has chosen to include the indemnification described in the Revised Code of Washington, Section 23B.08.570 for its officers, employees and agents as is stated in Article XIV of its Amended Articles of Incorporation.

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In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities during the previous three years. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

During the nine months ended September 30, 2016, the Company issued 50,000 shares of fully vested common stock to a consultant as partial consideration for professional services to be rendered. The shares were fair valued at $0.41 per share, which was the traded stock price of the Company’s common stock at the time of grant. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

We entered into an Asset Purchase Agreement on May 20, 2016, which closed on June 30, 2016, whereby we acquired substantially all of the operating assets of New Age Beverages, LLC, New Age Properties, LLC, Aspen Pure, LLC and Xing Beverage, LLC (collectively, “Xing”). Upon the closing of the acquisition, we issued $6,995,000 worth of our common stock, equal to 4,353,915 shares of common stock, and a secured promissory note in an amount of $4,500,000. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act. We believe that the shares issued were not related to or issued pursuant to a combined plan or offering. The issuances were made to people who were known to the company, who knew the company well, and who were aware of the operations of the Company. There were five individuals from Xing who received the shares, all of whom are accredited investors. The individuals who received the shares are holding such shares for investment purposes only and not with a view towards distribution.

On April 1, 2015 we entered into an Asset Purchase Agreement whereby we acquired substantially all of the operating assets of B&R Liquid Adventure, LLC a California Limited Liability Company. Upon the closing of the acquisition, we issued 1,479,290 shares of common stock valued at $500,000, and a secured promissory note in an amount of $140,000. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the year ended December 31, 2015, 204,000 shares of common stock were sold to three investors for cash proceeds of $61,200, or $.30 per share. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the nine months ended December 31, 2015, 707,141 shares of common stock were issued to employees and consultants in connection with services rendered as follows:

●	52,000 shares were issued to employees for services rendered. We determine the fair market value to be $0.44 per share. (1)

●	85,714 shares were issued to employee pursuant to an employment contract whereby the employee would be granted shares valued at $0.35 per share..(1)

●	64,427 shares were issued to employee pursuant to an employment contract whereby the employee would be granted shares equal to $6,500 at the end of each quarter effective with the three months ending March 31, 2015. The Company determined the per share value to be $0.35 as of March 31, $0.46 as of June 30, $0.42 as of September 30 and $.40 as of December 31.(1)

●	5,000 shares were issued to Stonefield Fund for services rendered at a price of $0.44 per share. (1)

●	500,000 shares were issued to LP Funding, LLC for services rendered at a price of $0.46 per share.(1)

All of the above listed issuances were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the period ended December 31, 2014, we issued 1,302,500 shares of common stock to third party consultants for services to be performed at a price per share of $0.56. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the year ended December 31, 2014, we issued 75,000 shares to a member of the Board of Directors at a value of $2.00 per share. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the year ended December 31, 2014, we sold 716,866 shares of common stock to various investors at $0.50 per share. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

During the period ended December 31, 2014, we issued 4,000 shares of common stock to employees for services rendered at a price per share of $0.50. The shares were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act.

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16. Exhibits.

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

1.1	Underwriting Agreement with Aegis

2.1	Asset Purchase Agreement with B&R Liquid Adventure, LLC (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on April 2, 2015)

2.2	Asset Purchase Agreement for Xing Acquisition (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on May 23, 2016)

2.3	Asset Purchase Agreement with AMBREW, LLC (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2015)

3.1	Amended Articles of Incorporation 2016 New Age Beverages Corporation (incorporated by reference to Exhibit 3.01 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on August 5, 2016)

3.2	Amended Bylaws 2013 (incorporated by reference to Exhibit 3.2.2 of our Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on February 3, 2014)

4.1	Certificate of Designation of Series A preferred stock (incorporated by reference to Exhibit 4.1 of our Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on February 3, 2014)

4.2	Amended Certificate of Designation of Series B preferred stock (incorporated by reference to Exhibit 4.2 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2016)

5.1	Opinion of Kenneth Bart, Bart and Associates LLC

10.1	Form of Subscription Agreement to be used with Registration Statement

10.2	New Age Beverages Corporation 2016-2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on August 5, 2016)

10.3	Employment Agreement with Brent Willis (incorporated by reference to Exhibit 10.3 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2016)

10.4	Funding Agreement with Nuwa Group, LLC (incorporated by reference to Exhibit 10.2.1 of our Amendment No. 1 to Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on March 7, 2014

10.5	Amendment to Funding Agreement with Nuwa Group, LLC (incorporated by reference to Exhibit 10.2.2 of our Amendment No. 1 to Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on March 7, 2014

10.6	Promissory Note (incorporated by reference to Exhibit 10.4 of our Amendment No. 1 to Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on June 30, 2016)

10.7	Credit Agreement dated June 30, 2016 (incorporated by reference to Exhibit 10.7 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on November 28, 2016)

10.8	Promissory Note with Nuwa Group, LLC (incorporated by reference to Exhibit 10.8 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on November 28, 2016)

10.9	Credit Agreement NABC Properties June 30, 2016

23.1	Consent of MaloneBailey, LLP for use of its Audit report

23.2	Consent of Accell for use of its Audit report

23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense o any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, California on  December 20 , 2016.

New Age Beverages Corporation

By:	/s/ Brent Willis
Brent Willis, CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Brent Willis, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brent Willis	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	December 20, 2016
Brent Willis		Date

/s/ Neil Fallon	Executive Director	December 20, 2016
Neil Fallon		Date

/s/ Julie Anderson	Director	December 20, 2016
Julie Anderson		Date

/s/ Simon Majumdar	Director	December 20, 2016

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Exhibit Index

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

1.1	Underwriting Agreement with Aegis

2.1	Asset Purchase Agreement with B&R Liquid Adventure, LLC (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on April 2, 2015)

2.2	Asset Purchase Agreement for Xing Acquisition (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on May 23, 2016)

2.3	Asset Purchase Agreement with AMBREW, LLC (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2015)

3.1	Amended Articles of Incorporation 2016 New Age Beverages Corporation (incorporated by reference to Exhibit 3.01 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on August 5, 2016)

3.2	Amended Bylaws 2013 (incorporated by reference to Exhibit 3.2.2 of our Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on February 3, 2014)

4.1	Certificate of Designation of Series A preferred stock (incorporated by reference to Exhibit 4.1 of our Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on February 3, 2014)

4.2	Amended Certificate of Designation of Series B preferred stock (incorporated by reference to Exhibit 4.2 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2016)

5.1	Opinion of Kenneth Bart, Bart and Associates LLC

10.1	Form of Subscription Agreement to be used with Registration Statement

10.2	New Age Beverages Corporation 2016-2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of our Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on August 5, 2016)

10.3	Employment Agreement with Brent Willis (incorporated by reference to Exhibit 10.3 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on October 5, 2016)

10.4	Funding Agreement with Nuwa Group, LLC (incorporated by reference to Exhibit 10.2.1 of our Amendment No. 1 to Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on March 7, 2014)

10.5	Amendment to Funding Agreement with Nuwa Group, LLC (incorporated by reference to Exhibit 10.2.2 of our Amendment No. 1 to Form S-1 (File No. 333-193725) filed with the Securities and Exchange Commission on March 7, 2014)

10.6	Promissory Note (incorporated by reference to Exhibit 10.4 of our Amendment No. 1 to Form 8-K (File No. 000-55179) filed with the Securities and Exchange Commission on June 30, 2016)

10.7	Credit Agreement dated June 30, 2016 (incorporated by reference to Exhibit 10.7 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on November 28, 2016)

10.8	Promissory Note with Nuwa Group, LLC (incorporated by reference to Exhibit 10.8 of our Form S-1 (File No. 000-55179) filed with the Securities and Exchange Commission on November 28, 2016)

10.9	Credit Agreement NABC Properties June 30, 2016

23.1	Consent of MaloneBailey, LLP for use of its Audit report

23.2	Consent of Accell for use of its Audit report

23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

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